Exhibit 10.15

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of November 8, 2017, is entered into by and among Hydrofarm Holdings LLC, a Delaware limited liability company (“Holdings”), Hydrofarm, LLC, a California limited liability company (“Hydrofarm”), WJCO LLC, a Colorado limited liability company (“WJCO”), EHH Holdings, LLC (“EHH”), a Delaware limited liability company, and SunBlaster, LLC, a Delaware limited liability company (“SunBlaster”, and together with Hydrofarm, WJCO and EHH, collectively, the “Borrowers”), the lenders party to the Credit Agreement referred to below (collectively, the “Lenders” and each individually a “Lender”) that are signatories hereto, and Brightwood Loan Services LLC, in its capacity as Administrative Agent for the Lenders. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Holdings and the Borrowers have entered into financing arrangements pursuant to which the Lenders have made and provided loans and other financial accommodations to the Borrowers as set forth in the Credit Agreement, dated as of May 12, 2017, by and among Holdings, the Borrowers, the Lenders and the Administrative Agent (as the same has heretofore been, and may hereafter be, amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”);

WHEREAS, Holdings and the Borrowers desire to amend certain provisions of the Credit Agreement as set forth herein;

WHEREAS, pursuant to Section 9.1 of the Credit Agreement, in order to effect the amendments to the Credit Agreement contemplated by this Amendment, this Amendment must be approved by the Required Lenders; and

WHEREAS, the undersigned Lenders constitute the Required Lenders.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments. Subject to the terms and conditions hereof, effective as of the Amendment No. 2 Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 2:

(a)    The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto; and

(b)    Schedules 4.1 and 4.3 to the Credit Agreement are hereby amended by deleting such schedules in their entirety and replacing them with the schedules attached as Annex B hereof.

SECTION 2.  Conditions Precedent. This Amendment shall only become effective upon the date (the “Amendment No. 2 Effective Date”) on which each of the following conditions precedent shall have been satisfied in a manner reasonably satisfactory to the Administrative Agent:

(a)    the Administrative Agent shall have received counterparts of this Amendment, duly authorized, executed and delivered by Holdings, the Borrowers and the Required Lenders;

(b)    the Administrative Agent shall have received a fully executed copy of the Amended and Restated Loan and Security Agreement, dated as of the date hereof (the “Restated ABL Agreement”), among the Loan Parties, the other borrowers party thereto, the Revolving Loan Agent and the Revolving Loan Lenders, in form and substance reasonably satisfactory to the Administrative Agent, together with a certificate of a Responsible Officer of the Borrower Agent certifying that each such document is a true, correct, and complete copy thereof;

(c)    the Administrative Agent shall have received a fully executed copy of the Amended and Restated Intercreditor Agreement, dated as of the date hereof (the “Restated Intercreditor Agreement”), between the Revolving Loan Agent and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent;

(d)    the Administrative Agent shall have received a fully executed copy of the Asset Purchase Agreement, dated October 20, 2017 (the “Asset Purchase Agreement”), between Greenstar Plant Products Inc., as vendor, GS Distribution Inc., as purchaser, and Hydrofarm, as guarantor, together with any escrow agreements or representation and warranty insurance entered into in connection therewith, each in form and substance reasonably satisfactory to the Administrative Agent, together with a certificate of a Responsible Officer of the Borrower Agent certifying that each such document is a true, correct, and complete copy thereof;

(e)    the Administrative Agent shall have received the Draft Share Purchase Agreement (as defined in Annex A hereto), together with a certificate of a Responsible Officer of the Borrower Agent certifying that such Draft Share Purchase Agreement is a true, correct, and complete copy of the current draft of the Share Purchase Agreement (as defined in Annex A hereto);

(f)     the acquisition by GS Distribution Inc. of substantially all of the assets of Greenstar Plant Products Inc.’s distribution business (the “Asset Acquisition”) shall have been, or substantially concurrently with the Amendment No. 2 Effective Date shall be, consummated in accordance with the Asset Purchase Agreement, without giving effect to any modifications, supplements, amendments or express waivers or consents thereto that are materially adverse to Lenders in their capacities as such without the consent of Administrative Agent;

(g)    after giving effect to this Amendment, the Restated ABL Agreement and the Asset Acquisition and the transactions contemplated hereby and thereby, all representations and warranties contained in this Amendment, the Credit Agreement and each of the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) on and as of the Amendment No. 2 Effective Date as if made on the Amendment No. 2 Effective Date, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) as of such date;

1

(h)    after giving effect to this Amendment, the Restated ABL Agreement and the Asset Acquisition and the transactions contemplated hereby and thereby, no Default or Event of Default shall exist or have occurred and be continuing as of the Amendment No. 2 Effective Date;

(i)     the Administrative Agent shall have received all joinders, instruments and other documentation required to be delivered pursuant to Section 5.9 of the Credit Agreement in connection with the Asset Acquisition, in form and substance reasonably satisfactory to the Administrative Agent;

(j)     the Loan Parties shall have paid all reasonable costs and expenses of the Administrative Agent (including reasonable and documented legal fees and expenses) incurred in connection with the preparation and execution of this Amendment and incident to all proceedings in connection with, transactions contemplated by, and documents relating to this Amendment and the Loan Documents, which payment shall be nonrefundable;

(k)    the Administrative Agent shall have received a certificate, duly executed by a Responsible Officer of Borrower Agent, certifying as to the solvency on the Amendment No. 2 Effective Date, after giving effect to this Amendment, the Restated ABL Agreement and the Asset Acquisition and the transactions contemplated hereby and thereby, of Holdings and its Subsidiaries;

(l)     each of the Asset Acquisition and the Share Acquisition shall be a Permitted Acquisition under the Credit Agreement (after giving effect to this Amendment);

(m)   the Administrative Agent shall have received a certificate executed by a Responsible Officer or member of each Loan Party, certifying in the name of and on behalf of such Loan Party that (A) a true, correct and complete copy of its charter document, with all amendments thereto (as certified by the Secretary of State or similar state official), is attached to the certificate, (B) a true, correct and complete copy of its operating agreement or bylaws, with all amendments thereto, is attached to the certificate, (C) a correct and complete copy of the resolutions of its members or shareholders authorizing the execution, delivery and performance of this Amendment are attached to the certificate, and such resolutions have not been subsequently modified or repealed, (D) a certificate of good standing dated within a reasonably close period of time prior to the Amendment No. 2 Effective Date for such Loan Party issued by the Secretary of State or similar state official for the state in which such Loan Party is incorporated, formed or organized and (E) signature and incumbency certificates of its officers executing this Amendment, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification; and

2

(n)    the Administrative Agent shall have received a closing certificate executed by a Responsible Officer of the Borrower Agent, certifying in the name of and on behalf of the Borrower Agent that the conditions set forth in this Section 2 have been satisfied.

SECTION 3.  Representations and Warranties. Each of Holdings and each Borrower hereby represents and warrants to the Administrative Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)    after giving effect to this Amendment, the Restated ABL Agreement and the Asset Acquisition and the transactions contemplated hereby and thereby, as of the Amendment No. 2 Effective Date, no Default or Event of Default exists or has occurred and is continuing;

(b)    this Amendment, the Restated ABL Agreement, the Restated Intercreditor Agreement and each other agreement to be executed and delivered in connection herewith or therewith (together with this Amendment, the “Amendment Documents”), has been duly authorized, executed and delivered by all necessary action on the part of each Loan Party which is a party hereto or thereto and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the Amendment No. 2 Effective Date and the agreements and obligations of Loan Parties contained herein and therein constitute (or when executed and delivered, will constitute) legal, valid and binding obligations of Loan Parties enforceable against them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium, or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles;

(c)    after giving effect to this Amendment, the Restated ABL Agreement and the Asset Acquisition and the transactions contemplated hereby and thereby, as of the Amendment No. 2 Effective Date, all representations and warranties contained in this Amendment, the Credit Agreement and each of the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) on and as of the Amendment No. 2 Effective Date as if made on the Amendment No. 2 Effective Date, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty were true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) as of such date;

(d)    neither the execution, delivery and performance of this Amendment, any other Amendment Document or the Asset Purchase Agreement, nor the consummation of any of the transactions contemplated hereby (i) are in contravention of any applicable law or any indenture, agreement or undertaking to which any Loan Party is a party or by which any Loan Party or its property is bound, or (ii) violates any provision of the certificate of incorporation, certificate of formation, by-laws, operating agreement or other governing documents of such Loan Party;

3

(e)    the Loan Parties have delivered to the Administrative Agent a complete and correct copy of the Asset Purchase Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other material documents delivered pursuant thereto or in connection therewith);

(f)     the Loan Parties have delivered to the Administrative Agent a complete and correct copy of the Draft Share Purchase Agreement, which represents a true, correct, and complete copy of the current draft of the Share Purchase Agreement;

(g)    the Asset Purchase Agreement is in full force and effect and has not been terminated, rescinded or withdrawn;

(h)    each of the Asset Acquisition and the Share Acquisition constitute a Permitted Acquisition under the Credit Agreement (after giving effect to this Amendment);

(i)     the consummation of the transactions contemplated by the Asset Purchase Agreement and Share Purchase Agreement will not violate any statute or regulation of the United States or Canada (including any securities law) or of any state, province or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on any Loan Party or Canadian Subsidiary or, to any Loan Party’s knowledge, any other party to the Asset Purchase Agreement or Share Purchase Agreement, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which any Loan Party or Canadian Subsidiary is a party or by which any Loan Party or Canadian Subsidiary is bound or, to any Loan Party’s Knowledge, to which any other party to the Asset Acquisition or Share Acquisition is a party or by which any such party is bound;

(j)     to the Knowledge of the Loan Parties, the Asset Purchase Agreement was, and when entered into by the applicable parties thereto the Share Purchase Agreement will be, duly executed and delivered by each other party thereto and is enforceable against such parties, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium, or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles; and

(k)    each of the representations and warranties set forth in the Asset Purchase Agreement are, and when entered into by the applicable parties thereto, each of the representations and warranties in the Share Purchase Agreement will be, true and correct in all material respects.

SECTION 4.  Effect of this Amendment; Ratification.

(a)    Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Credit Agreement or the other Loan Documents are intended or implied, and in all other respects the Credit Agreement and the other Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 2 Effective Date and Loan Parties shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment. Except as expressly set forth herein, this Amendment shall not operate as a waiver of any obligation of Holdings, any Borrower or any other Loan Party under, or any right, power, or remedy of the Administrative Agent or the Lenders under, the Credit Agreement or the other Loan Documents. This Amendment is not a novation or discharge of any of the obligations of Holdings, the Borrowers or the other Loan Parties under the Credit Agreement and the other Loan Documents. This Amendment shall be deemed to be a Loan Document. The Credit Agreement and this Amendment shall be read and construed as one agreement.

4

(b)    For the benefit of the Administrative Agent and the Lenders, each of the Loan Parties hereby (i) affirms and confirms its guarantees, pledges, grants of collateral and security interests and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party, (ii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each of the other Loan Documents Agreements to which it is a party and (iii) agrees that (x) the Credit Agreement and each other Loan Document to which it is a party shall continue to be in full force and effect and (y) all guarantees, pledges, grants of collateral and security interests and other undertakings the Credit Agreement and each other Loan Document to which it is a party shall continue to be in full force and effect and shall accrue to the benefit of the Administrative Agent and the Lenders.

SECTION 5.  Expenses. The Loan Parties, joint and severally, agree to pay, or reimburse, the Administrative Agent for all expenses reasonably incurred for the preparation and negotiation of this Amendment and related agreements and instruments and the transactions contemplated hereby, including, but not limited to, the fees and expenses of counsel to the Administrative Agent.

SECTION 6.  Governing Law. This Amendment, and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, each be deemed to be a contract made under, governed by and interpreted pursuant to the internal laws (and not the law of conflicts) of the State of New York.

SECTION 7.  Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

SECTION 8.  Captions. The captions in this Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Amendment.

SECTION 9.   No Course of Dealing. Holdings, each Borrower and each other Loan Party acknowledges that (a) except as expressly set forth herein, neither the Administrative Agent nor any Lender has agreed (and has no obligation whatsoever to discuss, negotiate or agree) to any restructuring, modification, amendment, extension, waiver, or forbearance with respect to the Credit Agreement or any other Loan Document or any of the terms thereof, and (b) the execution and delivery of this Agreement has not established any course of dealing between the parties hereto or created any obligation or agreement of the Administrative Agent or any Lender with respect to any future restructuring, modification, amendment, extension, waiver, or forbearance with respect to the Credit Agreement or any other Loan Document or any of the terms thereof.

SECTION 10. Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

[Signature Pages Follow]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

HOLDINGS:

HYDROFARM HOL INGS LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: Manager

BORROWERS:

HYDROFARM, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: President and Chief Executive Officer

WJCO LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: Manager

EHH HOLDINGS, LLC

By:	/s/ Peter War enburg
Name: Peter War enburg
Title: Manager

SUNBLASTER, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: President

[Signature Page to Amendment No. 2 to Credit Agreement]

ADMINISTRATIVE AGENT:

BRIGHTWOOD LOAN SERVICES LLC, as Administrative Agent

By:	/s/ Damien Dwin
Name: Damien Dwin
Title: Authorized Person

By:	/s/ Phil Daniele
Name: Phil Daniele
Title: Chief Risk Officer

[Signature Page to Amendment No. 2 to Credit Agreement]

LENDER:

BCOF CAPITAL, LP, as Lender

By:	BCOF Capital Managers, LLC,
its General Partner

By:	/s/ Damien Dwin
Name: Damien Dwin
Title: Managing Member

By:	/s/ Phil Daniele
Name: Phil Daniele
Title: Chief Risk Officer

[Signature Page to Amendment No. 2 to Credit Agreement]

LENDER:

BRIGHTWOOD CAPITAL FUND III 2016-2, LLC, as Lender

By:	Brightwood Capital Fund Managers III, LLC, as its Manager

By:	/s/ Damien Dwin
Name: Damien Dwin
Title: Managing Member

By:	/s/ Phil Daniele
Name: Phil Daniele
Title: Chief Risk Officer

[Signature Page to Amendment No. 2 to Credit Agreement]

LENDER:

BRIGHTWOOD CAPITAL FUND III HOLDINGS SPV-2, LLC, as Lender

By:	Brightwood Capital Fund Managers III, LLC, as its Manager

By:	/s/ Damien Dwin
Name: Damien Dwin
Title: Managing Member

By:	/s/ Phil Daniele
Name: Phil Daniele
Title: Chief Risk Officer

[Signature Page to Amendment No. 2 to Credit Agreement]

LENDER:

BRIGHTWOOD CAPITAL FUND III-U, LP, as Lender

By:	Brightwood Capital Fund Managers III, LLC, its General Partner

By:	/s/ Damien Dwin
Name: Damien Dwin
Title: Managing Member

By:	/s/ Phil Daniele
Name: Phil Daniele
Title: Chief Risk Officer

[Signature Page to Amendment No. 2 to Credit Agreement!

LENDER:

MAIN STREET CAPITAL CORPORATION, as Lender

By:	/s/ Nick Meserve
Name: Nick Meserve
Title: Managing Director

[Signature Page to Amendment No. 2 to Credit Agreement]

LENDER:

HMS INCOME FUND, INC., as Lender

By:	/s/ Alejandro Palomo
Name: Alejandro Palomo
Title: Authorized Agent

[Signature Page to Amendment No. 2 to Credit Agreement]

LENDER:

TCG BDC, INC., as Lender

By:	/s/ Mark Tamburello
Name: Mark Tamburello
Title: Vice President

[Signature Page to Amendment No. 2 to Credit Agreement]

LENDER:

CARLYLE GMS FINANCE MM CLO 2015-1 LLC, as Lender

By:	/s/ Mark Tamburello
Name: Mark Tamburello
Title: Vice President

[Signature Page to Amendment No. 2 to Credit Agreement]

LENDER:

TCG BDC, INC., as Lender

By:	/s/ Mark Tamburello
Name: Mark Tamburello
Title: Vice President

[Signature Page to Amendment No. 2 to Credit Agreement]

LENDER:

CARLYLE GMS FINANCE MM CLO 2015-1
LLC, as Lender

By:	/s/ Mark Tamburello
Name: Mark Tamburello
Title: Vice President

[Signature Page to Amendment No. 2 to Credit Agreement]

ANNEX A

Amended Credit Agreement

ANNEX A

EXECUTION VERSION

Conformed Credit Agreement (Amendment No. ~~1~~2)

CREDIT AGREEMENT

DATED MAY 12, 2017

and as amended by

Amendment No. 1 on September 21, ~~2017~~ 2017, and

Amendment No. 2 on November 8, 2017, and

BY AND AMONG

HYDROFARM HOLDINGS LLC

(to be succeeded as a Borrower by Hydrofarm, LLC, WJCO LLC, EHH Holdings, LLC and

SunBlaster LLC),

as Initial Borrower,

THE OTHER LOAN PARTIES WHICH ARE PARTY HERETO,

THE LENDERS WHICH ARE PARTY HERETO

AND

BRIGHTWOOD LOAN SERVICES LLC

as Administrative Agent

i

4.19	Projections	54
4.20	Solvency	54
4.21	No Material Adverse Effect	54
4.22	Brokers’ Fees	54
4.23	Deposit Accounts	54
4.24	Hydrofarm Acquisition Agreement	54
4.25	Material Contracts	55
4.26	Valid Liens	55
4.27	Foreign Assets Control Regulations and Anti-Money Laundering	55
4.28	Patriot Act	55
4.29	Surety Obligations	56
4.30	Trade Relations	56
4.31	Holdings	56
4.32	Revolving Loan Documents	56
4.33	Insurance	56
4.34	SBA Matters	56

	ARTICLE V
	CERTAIN AFFIRMATIVE COVENANTS

5.1	Financial Information; etc.	57
5.2	Maintenance of Existence and Licenses; etc.	60
5.3	Maintenance of Properties	60
5.4	Payment of Liabilities	61
5.5	Compliance with Laws	61
5.6	Books and Records; Inspection Rights; etc.	61
5.7	Insurance	62
5.8	ERISA	63
5.9	Additional Subsidiary Guarantors	63
5.10	Landlord Agreements	64
5.11	Cash Management Systems	64
5.12	Further Assurances	64
5.13	SBA Matters	64
5.14	OFAC; Patriot Act	65
5.15	Senior Credit Enhancements	65

	ARTICLE VI
	FINANCIAL COVENANTS AND NEGATIVE COVENANTS

6.1	Financial Covenants	65
6.2	Limitations on Indebtedness	67
6.3	Liens	69
6.4	Sales of Assets	70
6.5	Liquidations, Mergers and Consolidations	71
6.6	Investments	72
6.7	Transactions with Affiliates	72
6.8	Acquisitions	72
6.9	Amendment and Waiver	72
6.10	Restricted Payments	73
6.11	Payments in Respect of Certain Indebtedness	74
6.12	Change in Business	74

6.13	Changes in Accounting, Name and Jurisdiction of Organization	74
6.14	No Negative Pledges	74
6.15	Holding Company Status	75
6.16	Use of Proceeds	75
6.17	Tax Consolidation	75
6.18	Accounting Changes	75
6.19	Hedging Agreements	75
6.20	Plans	75

	ARTICLE VII
	EVENTS OF DEFAULT

7.1	Events of Default	76
7.2	Action If Event of Default	78
7.3	Remedies	78

	ARTICLE VIII
	THE ADMINISTRATIVE AGENT

8.1	Appointment and Authorization	79
8.2	Power	79
8.3	Interest Holders	79
8.4	Employment of Counsel; etc.	80
8.5	Reliance	80
8.6	General Immunity	80
8.7	Credit Analysis	81
8.8	Administrative Agent and Affiliates	81
8.9	Indemnification	81
8.10	Security Documents	82
8.11	Collateral Matters	82
8.12	Action by the Administrative Agent	82
8.13	Successor Administrative Agent	83
8.14	Legal Representation of Administrative Agent	83

	ARTICLE IX
	MISCELLANEOUS

9.1	Waivers, Amendments; etc.	84
9.2	Payment Dates	84
9.3	Notices	84
9.4	Costs and Expenses	85
9.5	Indemnification	85
9.6	Severability	86
9.7	Headings	86
9.8	Governing Law	87
9.9	Successors and Assigns	87
9.10	Execution in Counterparts	89
9.11	Several Liability	90
9.12	Financial Information	90
9.13	Entire Agreement	90
9.14	Other Relationships	90

9.15	Consent to Jurisdiction	90
9.16	Waiver of Jury Trial	90
9.17	USA Patriot Act	91
9.18	Confidentiality	91
9.19	Replacement of Lenders	91
9.20	Keepwell	92
9.21	Electronic Execution of Assignments and Certain Other Documents	92
9.23	Assumption by Holdings and Successor Borrowers	93
ARTICLE X
TAXES, YIELD PROTECTION AND ILLEGALITY
10.1	Taxes	94
10.2	Illegality	98
10.3	Inability to Determine Rates	98
10.4	Increased Costs; Reserves on LIBOR Rate Loans	99
10.5	Funding Losses	100
10.6	Mitigation Obligations; Replacement of Lenders	101
10.7	Survival	101

SCHEDULE I	-	Lenders/Commitments
SCHEDULE 1.1	-	Consolidated EBITDA, Consolidated Fixed Charges and Fixed Charge Coverage Ratio Amounts
SCHEDULE 4.1	-	List of Jurisdictions in which the Loan Parties and Subsidiaries are Qualified to Do Business
SCHEDULE 4.3	-	List of Subsidiaries
SCHEDULE 4.6	-	Litigation
SCHEDULE 4.8	-	ERISA
SCHEDULE 4.9	-	Flood Zones
SCHEDULE 4.16	-	Environmental Matters
SCHEDULE 4.17	-	Labor Matters
SCHEDULE 4.18	-	Intellectual Property
SCHEDULE 4.23	-	Deposit Accounts
SCHEDULE 6.2	-	Existing Indebtedness
SCHEDULE 6.3	-	Existing Liens
SCHEDULE 6.6	-	Permitted Investments
SCHEDULE 6.7	-	Affiliate Transactions
SCHEDULE 9.3	-	Administrative Agent’s Office; Certain Addresses for Notices
EXHIBIT A	-	Form of Note
EXHIBIT B	-	Form of Guaranty
EXHIBIT C	-	Form of Notice of Borrowing
EXHIBIT D	-	Form of Assignment and Assumption Agreement
EXHIBIT E	-	Compliance Certificate

v

CREDIT AGREEMENT

This CREDIT AGREEMENT effective as of the 12th day of May, 2017, by and among HYDROFARM HOLDINGS LLC, a Delaware limited liability company (“Initial Borrower” or “Holdings”; immediately upon consummation of the Hydrofarm Acquisition and execution of the Assumption Agreement, Initial Borrower shall be succeeded as a Borrower hereunder by HYDROFARM, LLC, a California limited liability company (“Hydrofarm”), WJCO LLC, a Colorado limited liability company (“WJCO”), EHH HOLDINGS, LLC (“ EHH”), a Delaware limited liability company and SUNBLASTER, LLC, a Delaware limited liability company (“SunBlaster”)), the other Loan Parties party hereto, the Lenders now or hereafter parties hereto, and BRIGHTWOOD LOAN SERVICES LLC, in its capacity as Administrative Agent for the Lenders.

WHEREAS, the Borrowers have requested and the Lenders have agreed to provide, subject to the terms and conditions hereof, certain extensions of credit.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Lenders and the Administrative Agent, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND OTHER TERMS

1.1              Defined Terms. The following terms when used in this Agreement shall, except where the context otherwise requires, have the following meanings:

“Acquired Company” means, collectively, Hydrofarm and its Subsidiaries.

“Acquisition” means (whether by purchase, exchange, issuance of Equity Interests or Equity Interests Equivalents, merger, reorganization, joint venture or otherwise) a transaction or series of transactions resulting, directly or indirectly, in (a) the acquisition by a Borrower or its Subsidiaries of all or a substantial portion of a business, unit, division or substantially all assets of a Person, (b) the record or beneficial ownership by a Borrower or its Subsidiaries of 50% or more of the Equity Interests of a Person, or otherwise causing any Person to become a Subsidiary of a Borrower or its Subsidiaries, (c) the merger, amalgamation, consolidation or combination of a Borrower or a Subsidiary with another Person (other than a Person that is already a Subsidiary), or (d) any other business combination by a Borrower or its Subsidiaries with any Person to effect any of the transactions referred to in clauses (a), (b) or (c) above.

“Acquisition Documents” means the Hydrofarm Acquisition Agreement, and all other agreements, instruments, deeds, assignments, bills of sale, affidavits, certificates and closing statements executed and delivered by and/or to Holdings or a Borrower, as applicable, to effect the Hydrofarm Acquisition.

“Adjusted Consolidated EBITDA” means, for any Test Period, the sum of Consolidated EBITDA for such Test Period calculated on a Pro Forma Basis.

“Administrative Agent” means Brightwood Loan Services LLC, as Administrative Agent for the Lenders, or any successor Administrative Agent hereunder.

“Administrative Questionnaire” means an administrative questionnaire to be completed and provided to the Administrative Agent in form and substance as provided by the Administrative Agent.

“Affiliate” means, respect to a specified Person, (a) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and (b) solely with respect to Sections 6.7, 8.8, 9.5, 9.9, 9.14 and 9.18, any officer or director of such Person. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings. For purposes of this definition, a Person shall be deemed to Control another Person if the Controlling Person owns or controls directly or indirectly ten percent (10%) or more of the shares of stock, other Equity Interests or Equity Interests Equivalents or voting powers of the Controlled Person. Unless expressly stated otherwise herein, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party or any of their respective Subsidiaries.

“Agreement” means this Credit Agreement as originally executed and as amended, modified or supplemented from time to time.

“Amendment No. 2” means that certain Amendment No. 2 to Credit Agreement, dated as of November 8, 2017, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 2 Effective Date” has the meaning specified in Amendment No. 2.

“Applicable Margin” means (a) 7.00% per annum with respect to LIBOR Rate Loans, and (b) 6.00% per annum with respect to Base Rate Loans.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Acquisition” means the acquisition by GSD of substantially all of the assets of Greenstar Plant Products Inc.’s distribution business for a purchase price of $8,873,926 pursuant to and in accordance with the Asset Purchase Agreement.

“Asset Acquisition Earnout Amount” means the amount of the Earnout Obligations which are paid by a Loan Party or any Subsidiary of a Loan Party; provided that commencing on the first day of the month following the first full month after the payment of such Earnout Obligations and on the first day of each month thereafter, such amount shall be reduced by 1/12th of the amount paid until reduced to $0.

“Asset Acquisition Earnout Obligations” means any obligation of any Subsidiary of Holdings to pay a deferred purchase price with respect to the Asset Acquisition pursuant to Section 2.6 of the Asset Purchase Agreement (as in effect on the Amendment No. 2 Effective Date).

“Asset Disposition” means any sale, lease, license, consignment, transfer or other disposition of Property by any Person, including any disposition in connection with a sale-leaseback transaction or synthetic lease.

“Asset Purchase Agreement” means the asset purchase agreement dated October 20, 2017 among Greenstar Plant Products Inc., as vendor, GSD, as purchaser, and Hydrofarm, as guarantor.

“Assignment and Assumption Agreement” shall have the meaning set forth in Section 9.9(b).

“Assumption Agreement” means that certain Borrower/Guarantor Assumption Agreement, dated as of the Closing Date, among Initial Borrower, Hydrofarm, WJCO, EHH, SunBlaster and the Administrative Agent.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the sum of (x) the LIBOR Rate calculated for each such day based on an Interest Period of one month determined two (2) Business Days prior to such day, plus (y) 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate, as the case may be.

“Base Rate Loan” means any Term Loan accruing interest by reference to the Base Rate.

“BIA” means the Bankruptcy and Insolvency Act (Canada).

“Borrower” means (a) at any time prior to the consummation of the Hydrofarm Acquisition and the execution and delivery of the Assumption Agreement, Initial Borrower, and (b) upon and at any time after the consummation of the Hydrofarm Acquisition and the execution and delivery of the Assumption Agreement, each of Hydrofarm, WJCO, EHH and SunBlaster.

“Borrower Agent” shall have the meaning set forth in Section 2.11.

“Brightwood” means Brightwood Loan Services LLC and any Affiliate thereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and New York, New York and, if such day relates to an event, a transaction or a notice in respect of a LIBOR Rate Loan, a day which is also a day on which dealings in U.S. Dollar deposits are carried out in the London interbank market.

“Call Premium” means (i) 2.0% during the period from the Closing Date through and including the first anniversary of the Closing Date, (ii) 1.0% during the period from and including the date after the first anniversary of the Closing Date through and including the date that is 18 months following the Closing Date and (iii) thereafter, 0%, in each case of the principal amount of the Term Loans prepaid in accordance with Sections 2.1(g)(1)(i), 2.1(g)(4)(ii) (in the case of Section 2.1(g)(4)(ii), solely to the extent such prepayment is made with respect to a Major Asset Disposition), 2.1(g)(5) or 2.1(g)(7) during such period.

“Canadian Acquisitions” means the Asset Acquisition and the Share Acquisition.

“Canadian Defined Benefit Pension Plan” means a Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Employee Plan” means any employee benefit plan, policy, program, agreement or arrangement, including retirement, pension, profit sharing, employment, bonus or other incentive compensation, retention, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, hospitalization, health, life insurance, educational assistance or other fringe benefit or perquisite plan, policy, agreement which is or was sponsored, maintained or contributed to by, or required to be contributed to by, a Canadian Subsidiary, or with respect to which a Canadian Subsidiary has, or could reasonably be expected to have, any obligation or liability, contingent or otherwise, but excluding the Canada Pension Plan, Quebec Pension Plan and any provincial or federal program providing health benefits, employment insurance or workers’ compensation benefits.

“Canadian Multi-Employer Plan” means each multi-employer plan, within the meaning of the Regulations under the Income Tax Act (Canada).

“Canadian Pension Plan” means a “registered pension plan,” as defined in the Income Tax Act (Canada) and any other pension plan maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Canadian Subsidiary in respect of its Canadian employees or former employees, excluding, for greater certainty, a Canadian Multi-Employer Plan.

“Canadian Purchase Agreements” means the Share Purchase Agreement and the Asset Purchase Agreement.

“Canadian Subsidiary” means EWGS, Eddi, GSD, Sunblaster Canada and any other direct or indirect Subsidiary of Holdings or any Borrower that is organized under the laws of Canada or a province of Canada.

“Capital Expenditures” means (a) all expenditures made and capitalized by Holdings, the Loan Parties, and their Subsidiaries for property, plant, equipment, other fixed assets (including any such expenditures by way of Acquisition of a Person or by way of incurrence or assumption of Indebtedness or other obligations, to the extent reflected as plant, property, equipment or other fixed assets), research and development or other long-term assets, but in each case excluding any portion of the purchase price paid with respect to any Permitted Acquisition plus, (b) deposits made in anticipation of the purchase of such property, plant, equipment, other fixed assets, research and development or other long-term assets less such deposits previously included, less (c)(i) Net Cash Proceeds of Asset Dispositions received from Asset Dispositions permitted pursuant to Section 6.4 which (x) Holdings, the Loan Parties, and their Subsidiaries are permitted to reinvest pursuant to the terms of Section 2.1(g)(4) and (y) are included in expenditures made and capitalized pursuant to clause (a) above, (ii) Net Cash Proceeds of property insurance policies received which (x) Holdings, the Loan Parties, and their Subsidiaries are permitted to reinvest pursuant to the terms of Section 2.1(g)(4) and (y) are included in expenditures made and capitalized pursuant to clause (a) above, (iii) capitalized trade-ins of equipment that is worn, damaged or obsolete with equipment of like function and value, and (iv) Capital Expenditures financed with the Net Cash Proceeds of common Equity Interests (that are Qualified Equity Interests) issued by Holdings.

“Capital Lease” means, with respect to any Person, a lease of (or other agreement conveying the right to use) real and/or personal property, which obligation is, or in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) is required to be, classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligations” means, for any period for which the amount thereof is to be determined, any obligation of such Person to pay rent or other amounts under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Casualty Event” means any event that gives rise to the receipt by any Loan Party of any insurance proceeds (including business interruption insurance proceeds) or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon).

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, order, policy, rule, regulation or treaty, (b) any change in any law, order, policy, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, regulations or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, regulations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following: (a) Holdings ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in a Borrower or any other Loan Party, (b) Sponsor and Co-Investor, collectively, cease to directly or indirectly (x) own and control, beneficially and of record, at least 50.1% of the Equity Interests of Holdings, or (y) possess the right to elect (through contract, ownership of voting securities or otherwise) at all times a majority of the board of directors (or similar governing body) of Holdings or to direct the management policies and decisions of Holdings, (c) Sponsor ceases to directly or indirectly own and control, beneficially and of record, Equity Interests of Holdings representing at least 50% of the voting power and 50% of the economic interest represented by the Equity Interests of Holdings held by Sponsor on the Closing Date, or (d) any “change of control” (or similar term) under the Revolving Loan Facility, the Revolving Loan Documents or any Subordinated Indebtedness, while outstanding, shall have occurred.

“Closing Date” means May 12, 2017.

“Closing Equity Contribution” shall mean the contribution of cash by the Sponsor and Co-Investor to Holdings, together with the rollover of equity by certain holders of Equity Interests in the Acquired Company into Equity Interests of Holdings, on or prior to the Closing Date in exchange for the issuance to the Sponsor, the Co-Investor and such rollover investors of Qualified Equity Interests of Holdings in an aggregate amount equal to at least 40.0% of the sum of (i) total funded Indebtedness used to fund the Hydrofarm Acquisition and the Refinancing (including, without limitation the Term Loans and the initial borrowings of Revolving Loans under the Revolving Loan Documents on the Closing Date and (ii) the aggregate amount of equity contributions to Holdings hereinabove described.

“Co-Investor” means collectively, (i) Aaron Serruya, Michael Serruya, Simon Serruya, and Jacques Serruya, individually and each such individual’s Controlled Investment Affiliates, (ii) Serruya Private Equity and its Controlled Investment Affiliates, and (iii) BCM X3 Holdings, LLC and its Controlled Investment Affiliates.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all present and future assets and properties of the Borrowers and the Guarantors, whether real or personal, tangible or intangible, in which Liens are granted or purported to be granted pursuant to the Security Documents; provided, that Collateral shall not include any Excluded Assets.

“Colorado Property” means that certain Real Property located at 4200 East 50th Avenue in Denver, Colorado.

“Colorado Property Sale-Leaseback” means any sale-leaseback transaction consummated by the Loan Parties with respect to the Colorado Property.

“Commitment” means, for each Lender, the aggregate amount of such Lender’s commitment to fund Term Loans as set forth opposite of such Lender’s name under the heading “Commitment” on Schedule I or as set forth in an Assignment and Assumption Agreement delivered pursuant to Section 9.9(b), as such amount may be modified from time to time pursuant to the terms hereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate in substantially the form set forth as Exhibit E, completed and signed by a Responsible Officer of the Borrower Agent.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Amortization Expense” means the amount of amortization expense deducted in determining Consolidated Net Income.

“Consolidated Depreciation Expense” means the amount of depreciation expense deducted in determining Consolidated Net Income.

“Consolidated EBITDA” means, for any period for which the amount thereof is to be determined, an amount equal to Consolidated Net Income for such measurement period: plus (a) the following, without duplication, in each case to the extent deducted in calculating such Consolidated Net Income:

(i)                Consolidated Interest Expense during such period,

(ii)               Consolidated Amortization Expense during such period,

(iii)              Consolidated Depreciation Expense during such period,

(iv)              Consolidated Tax Expenses paid or accrued during such period and the amount of any Tax Distributions made in cash during such period,

(v)               non-recurring fees and expenses paid in cash during such period in connection with the Hydrofarm Acquisition, this Agreement, the Loan Documents and the Revolving Loan Facility, in an aggregate amount (for all periods in the aggregate) not to exceed $6,000,000,

(vi)              any non-cash losses arising from the sale of capital assets during such period,

(vii)             the aggregate amount of all Permitted Management Fees paid or accrued with respect to such period,

(viii)            extraordinary non-cash losses with respect to such period (other than with respect to the write-downs of accounts receivable or inventory),

(ix)              transaction fees, costs, and expenses incurred in such period in connection with Permitted Acquisitions (whether or not consummated) in an aggregate amount not to exceed (x) $750,000 in any twelve-month period that includes the Amendment No. 2 Effective Date and (y) $500,000 in any twelve-month period that does not include the Amendment No. 2 Effective Date,

(x)               to the extent actually reimbursed in cash from insurance proceeds, the amount of expenses for such period with respect to any business interruption,

(xi)              non-recurring costs and expenses incurred between the Closing Date and the second anniversary thereof in connection with the integration and implementation of streamlining and efficiency strategies; provided, that, (i) the anticipated cost saving benefits of such costs and expenses are (x) reasonably identifiable, factually supportable and certified in writing by a Responsible Officer of the Borrower Agent, and (y) reasonably expected by the Borrower to be realized within 12 months following such operational initiative, and (ii) the aggregate amount of such costs and expenses do not exceed $2,500,000 (for all periods in the aggregate),

(xii)             other non-recurring fees and expenses approved by Administrative Agent in its Permitted Discretion so long as, and only to the extent that, such other non-recurring fees and expenses are similarly being added to “EBITDA” under the Revolving Loan Agreement pursuant to clause (a)(xii) of the definition of “EBITDA” set forth in the Revolving Loan Agreement, and minus (b) to the extent added in calculating such Consolidated Net Income, the aggregate amount of:

(i)                any non-cash gains during such period arising from the sale of capital assets,

(ii)               any non-cash gains during such period arising from the write-up of assets (other than with respect to accounts receivable or inventory), and

(iii)              any non-cash extraordinary gains during such period.

Notwithstanding the foregoing, the Consolidated EBITDA for the fiscal quarters ended March 31, 2016, June 30, 2016, September 30, 2016, and December 31, 2016 shall be the amounts set forth under the heading “Consolidated EBITDA” on Schedule 1.1.

“Consolidated Fixed Charges” means, for any period for which the amount thereof is to be determined, the sum, without duplication of (a) Consolidated Interest Expense (other than payment-in-kind interest expense), and (b) the principal amount of all scheduled principal payments made on Indebtedness (other than Revolving Loans) of Holdings, the Borrowers and their Subsidiaries, in each case, for such period.

Notwithstanding the foregoing, the Consolidated Fixed Charges for the fiscal quarters ended March 31, 2016, June 30, 2016, September 30, 2016, and December 31, 2016 shall be the amounts set forth under the heading “Consolidated Fixed Charges” on Schedule 1.1.

“Consolidated Interest Expense” means, for any period for which the amount thereof is to be determined, the consolidated interest expense of Holdings, the Borrowers and their Subsidiaries, including (i) all interest on Indebtedness (including imputed interest related to Capital Leases), (ii) all amortization of debt discount and expense, (iii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances and (iv) Swap Obligations of such Person and its Subsidiaries, to the extent required to be reflected on the income statement of such Person on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any fiscal period, the consolidated net income (or loss) of Holdings, the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a)               the net income (or loss) of any Person (other than a Subsidiary of Holdings) in which any Person other than Holdings, a Borrower or any of their Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Holdings, a Borrower or any of their Subsidiaries from such Person during such period,

(b)               the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings, a Borrower or any of their Subsidiaries or that Person’s assets are acquired by Holdings, a Borrower or any of their Subsidiaries,

(c)               the net income of any Subsidiary of Holdings during such period to the extent that the declaration and/or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its organizational documents or any agreement, instrument, order or other legal requirement applicable to that Subsidiary or its equityholders during such period, and

(d)               the cumulative effect of a change in accounting principles.

“Consolidated Tax Expenses” means federal, state, provincial and local income tax expenses of Holdings, the Borrowers and their Subsidiaries.

“Contingent Obligation” means any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Indebtedness, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

“Controlled Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Conversion” has the meaning set forth in the Hydrofarm Acquisition Agreement, as in effect on the date hereof.

“Credit Loan” means, individually or collectively, a Base Rate Loan or a LIBOR Rate Loan.

“Debt Issuance” means the issuance by any Loan Party or any of their Subsidiaries of any Indebtedness.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any Event of Default and any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.1(e)(2).

“Default Rate” means a simple interest rate per annum equal to the sum of the otherwise then applicable interest rate plus two percent (2%). With respect to amounts bearing interest at the Default Rate, for purposes of the foregoing sentence, the words “otherwise then applicable interest rate” shall be deemed to mean the Base Rate plus the Applicable Margin with respect to Base Rate Loans or the LIBOR Rate plus the Applicable Margin with respect to LIBOR Rate Loans, as applicable.

“Defaulting Lender” means, subject to Section 2.9(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Term Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower Agent or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower Agent, to confirm in writing to the Administrative Agent and the Borrower Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.9(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower Agent and each Lender promptly following such determination.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any Equity Interests or Equity Interests Equivalent into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition,

(a)               matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable),

(b)               provides for the scheduled payments of dividends in cash,

(c)               is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests of the applicable Person and except as permitted by clause (a) above), in whole or in part, or

(d)               is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests or Equity Interests Equivalents that would constitute Disqualified Equity Interests, in the case of each of clauses (a), (b), (c) and (d) hereof, prior to the date that is 180 days after the Maturity Date at the time of issuance;

provided that if such Equity Interests or Equity Interests Equivalents are issued pursuant to a plan for the benefit of future, current or former employees, directors, or officers of Holdings, a Borrower or its Subsidiaries or by any such plan to such employees, directors or officers, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings, a Borrower or any Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s or officer’s termination, death or disability.

“Dollars” or “$” means the basic unit of the lawful currency of the United States of America.

“ECF Liquidity” means, as of any date of determination, (i) the aggregate amount of cash and cash equivalents on hand of Holdings, the Borrowers and their Subsidiaries as of such date plus (ii) the “Availability” (as defined in the Revolving Loan Documents) as of such date.

“ECF Payment Amount” has the meaning set forth in Section 2.1(g)(3).

“ECP Rules” means the final rules issued jointly by the Commodity Futures Trading Commission and the Securities and Exchange Commission as published in 77 FR 30596 (May 23, 2012), as may amended, modified or replaced from time to time.

“Eddi” means Eddi’s Wholesale Garden Supplies Ltd, a British Columbia company.

“Eligible Assignee” means any Person (other than a natural person) that meets the requirements to be an assignee under Section 9.9 (subject to such consents, if any, as may be required under Section 9.9(b)); provided, that, no Defaulting Lender shall be an Eligible Assignee

“Environmental Laws” means any applicable Laws (including programs, permits and guidance promulgated by regulators) relating to public health (other than occupational safety and health regulated by the Occupational Safety and Hazard Act of 1970) or the protection or pollution of the environment, including CERCLA, the Resource Conservation and Recovery Act and the Clean Water Act and any similar Laws of any foreign jurisdiction.

“Environmental Notice” means a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

“Environmental Release” means a release as defined in CERCLA or under any other Environmental Law.

“Equity Cure Contribution” has the meaning set forth in Section 6.1(c).

“Equity Interests” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Equity Interests Equivalents” means all securities convertible into or exchangeable for Equity Interests and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Equity Interests, whether or not presently convertible, exchangeable or exercisable.

“Equity Issuance” means any sale or issuance of any Equity Interests or Equity Interests Equivalents of a Borrower or any direct or indirect parent of a Borrower or the contribution to the capital of a Borrower or any direct or indirect parent of a Borrower, in each case, the proceeds of which are contributed to the common equity of a Borrower or any of its Subsidiaries.

“Equity Prepay Expiration Date” means the 30th day following the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations promulgated and rulings issued thereunder and under the Code, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

“ERISA Affiliate” means any Person, including Affiliates or Subsidiaries of the Loan Parties, that is a member of any group of organizations or a controlled group of trades or businesses, as described in Sections 414(b), 414(c), 414(m) or 414(o) of the Code or Section 4001 of ERISA, of which any of the Loan Parties or any of their respective Subsidiaries is a member.

“ERISA Event” means any of (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal of a Loan Party or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Loan Party or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the institution of proceedings by the PBGC to terminate a Pension Plan, (e) the determination that any Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA, (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan, (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or ERISA Affiliate, or (h) the failure by any Loan Party or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

“Event of Default” means any Event of Default described in Article VII.

“EWGS” means EWGS Distribution Inc., a British Columbia company.

“Excess Cash Flow” means, for any Excess Cash Flow Period, without duplication:

(a)	the sum, without duplication, of:

(i)	Consolidated EBITDA for such Excess Cash Flow Period;

(ii)	the decrease, if any, in the Net Working Capital from the beginning to the end of such Excess Cash Flow Period; and

(iii)	to the extent not otherwise provided in this clause (a), any other cash receipts received by Holdings, the Loan Parties or any of their Subsidiaries during such Excess Cash Flow Period;

(b)	minus, the sum, without duplication, of:

(i)	the amount of any Consolidated Tax Expense paid or payable by the Borrowers and their Subsidiaries in cash with respect to such Excess Cash Flow Period and the amount of any Tax Distributions made in cash with respect to such Excess Cash Flow Period;

(ii)	Consolidated Interest Expense for such Excess Cash Flow Period;

(iii)	the increase, if any, in the Net Working Capital from the beginning to the end of such Excess Cash Flow Period;

(iv)	cash used for Capital Expenditures and Permitted Acquisitions (including with respect to fees and expenses and, with respect to any Permitted Acquisition, cash consideration that is payable upon the closing of such Permitted Acquisition pursuant to any letter of intent or definitive purchase agreement with respect to such Permitted Acquisition to which a Borrower or any of its Subsidiaries is a party), in each case to the extent financed with Internally Generated Funds;

(v)	the aggregate amount of all scheduled amortization payments of Indebtedness of the Borrowers and their Subsidiaries to the extent funded with Internally Generated Funds;

(vi)	Permitted Management Fees and Restricted Payments pursuant to Sections 6.10(b)(i) and 6.10(b)(iii), in each case, paid in cash in accordance with the Loan Documents during such Excess Cash Flow Period;

(vii)	to the extent paid in cash, the add-backs in clauses (a)(v), (a)(ix), (a)(x), (a)(xi) and (a)(xii) of the definition of Consolidated EBITDA; and

(viii)	to the extent not already deducted in calculating Consolidated EBITDA and not otherwise provided in this clause (b), any other cash expenses paid by Holdings, the Loan Parties or any of their Subsidiaries during such Excess Cash Flow Period.

“Excess Cash Flow Period” means (i) the period from and including the Closing Date through and including December 31, 2017 and (ii) each subsequent fiscal year of the Borrowers commencing with the fiscal year ending on December 31, 2018. For the avoidance of doubt, with respect to any mandatory prepayment under Section 2.1(g)(3), the applicable Excess Cash Flow Period shall be the mostly recently ended Excess Cash Flow Period ending prior to the date of such mandatory prepayment.

“Excluded Accounts” means, with respect to any Loan Party, any deposit account used solely for (i) payroll and accrued payroll expenses, (ii) tax payments, (iii) employee benefit accounts and/or (iv) petty cash and other accounts in the aggregate not exceeding $100,000 for all such accounts.

“Excluded Assets” means (i) any Excluded Account; (ii) any equipment or goods that is subject to a “purchase money security interest” to the extent that such purchase money security interest (x) constitutes a Permitted Lien under this Agreement and (y) prohibits the creation by a Loan Party of a junior security interest therein, unless the holder thereof has consented to the creation of such a junior security interest, (iii) any Equity Interest in any Foreign Subsidiary (x) that is not a first-tier Subsidiary of a Loan Party, (y) that the granting of a Lien therein is prohibited by the laws of the jurisdiction of organization of such Foreign Subsidiary or (z) to the extent the same represents, for all Loan Parties in the aggregate, more than 65% of the total combined voting power of all classes of capital stock or similar Equity Interests of such Foreign Subsidiary which are entitled to vote, (iv) any general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise (but not the proceeds thereof), if the grant of a Lien in such general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise in the manner contemplated by the Loan Documents is prohibited by the terms of such general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise and would result in the termination of such general intangible, instrument, software, license, permit, lease, contract, governmental approval or franchise, but only to the extent that any such prohibition is not rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law or principles of equity, (v) upon the written consent of the Administrative Agent, any Equity Interests in any pledged entity acquired on or after the Closing Date that is not a Subsidiary of a Loan Party, if the terms of the Organic Documents of such pledged entity do not permit the grant of a security interest in such Equity Interests by the owner thereof or the applicable Loan Party has been unable to obtain any approval or consent to the creation of a security interest therein which is required under such Organic Documents, (vi) any property or asset to the extent the burden of perfection would exceed the benefit to the Lenders as determined in writing by the Administrative Agent in its sole discretion (including without limitation the annotation of vehicle and other titles to reflect the Liens granted by the Loan Documents), (vii) any Excluded Real Property; provided, however, the foregoing exclusions shall in no way be construed (a) to apply if any such prohibition would be rendered ineffective under the Uniform Commercial Code (including Sections 9-406, 9-407 and 9-408 thereof) or other applicable law (including any Debtor Relief Law) or principles of equity, (b) so as to limit, impair or otherwise affect the Administrative Agent’s unconditional continuing Liens upon any rights or interests of any Loan Party in or to the proceeds thereof (including proceeds from the sale, license, lease or other disposition thereof), including monies due or to become due under any such lease, license, contract, or agreement (including any accounts receivable), or (c) to apply at such time as the condition causing such prohibition shall be remedied (including pursuant to a waiver thereof or a consent related thereto) and, to the extent severable, “Collateral” shall include any portion of such lease, license, contract, agreement or assets subject thereto that does not result in such prohibition.

“Excluded Real Property” means any Real Property acquired by a Loan Party after the Closing Date with an individual value less than $1,000,000.

“Excluded Swap Obligation” means, with respect to a Borrower, any Affiliate of a Borrower or a Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Borrower, such Affiliate or such Guarantor of, or the grant by such Borrower, such Affiliate or such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower’s, such Affiliate’s or such Guarantor’s failure for any reason not to constitute an “Eligible Contract Participant” as defined in Section 1a(18) of the Commodity Exchange Act (and the regulations thereunder), as further defined and modified by the ECP Rules (determined after giving effect to Section 9.20 and any other keepwell, support or other agreement for the benefit of such Borrower, such Affiliate or such Guarantor and any and all Guarantees of such Borrower’s, such Affiliate’s or such Guarantor’s Swap Obligations by any other Borrower, Affiliate or the Guarantor), at the time the applicable Swap Obligation was entered into and at such other relevant time as provided in the ECP Rules or any other applicable law and to the extent that the providing of such Guarantee or the granting of such security interest by such Borrower, such Affiliate or such Guarantor would violate the ECP Rules or any other applicable law. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guarantee or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan or Commitment (other than pursuant to an assignment request by the Borrower Agent under Section 9.19), or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 10.1(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 10.1(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Loan Party or any of their Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in any of clause (4), (5) or (6) of Section 2.1(g)), including without limitation tax refunds, insurance proceeds, indemnification payments (other than such indemnification payments to the extent that the amounts so received are applied by a Loan Party or its Subsidiary, as applicable, or are reimbursement or payment on behalf of a Loan Party or its Subsidiary, as applicable, for costs incurred for the purpose of replacing, repairing or restoring any assets or properties of a Loan Party or its Subsidiary or reimbursement for settlement costs, thereby satisfying the condition giving rise to the claim for indemnification, or reimbursement or indemnification for costs, or otherwise covering losses arising as a result of the circumstances giving rise to the underlying claims, or any out-of-pocket expenses incurred by any Loan Party or any of their Subsidiaries in obtaining such payments or the payment of taxes arising thereunder) and purchase price adjustments (other than working capital and other similar adjustments) made pursuant to the Hydrofarm Acquisition, any Canadian Acquisition or any other Permitted Acquisition; provided, that Extraordinary Receipts shall exclude any single or related series of amounts received in an aggregate amount less than $350,000.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing reasonably selected by it.

“Fee Letter” means that certain fee letter, dated as of April 10, 2017, among (x) the Initial Borrower, (y) immediately after giving effect to the Hydrofarm Acquisition and execution and delivery of the Assumption Agreement, Hydrofarm, WJCO, EHH and SunBlaster and (z) the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time, providing for payment of the fees described therein.

“Financial Covenants” the covenants, agreements and obligations set forth in Sections 6.1(a) and 6.1(b).

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio, determined for the most recent four consecutive fiscal quarters ending on or prior to such date of determination (subject to the immediately following sentence) of: (a) Consolidated EBITDA for such period minus (i) all Capital Expenditures for such period (other than Capital Expenditures funded or financed with any Indebtedness other than Revolving Loans), minus (ii) all cash payments in respect of Consolidated Tax Expenses and, without duplication, Tax Distributions during such period, minus (iii) all Restricted Payments made in cash during such period, minus (iv) all Permitted Management Fees paid in cash pursuant to the Management Agreements during such period, minus (v) the Asset Acquisition Earnout Amount; to (b) Consolidated Fixed Charges for such period.

Notwithstanding the foregoing, the aggregate sum of clauses (a)(i), (a)(ii), (a)(iii) and (a)(iv) above for the fiscal quarters ended March 31, 2016, June 30, 2016, September 30, 2016, and December 31, 2016 shall be the amounts set forth under the heading “Fixed Charge Coverage Ratio Amounts” on Schedule 1.1.

“Flood Insurance Laws” collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender ” means, with respect to any Borrower (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any employee benefit plan or arrangement (a) maintained or contributed to by any Loan Party or Subsidiary that is not subject to the laws of the United States or Canada, or (b) mandated by a government other than the United States or Canada for employees of any Loan Party or Subsidiary.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

“FSCO” means the Financial Services Commission of Ontario or like body in Canada or in any other province or territory or jurisdiction of Canada with whom a Canadian Pension Plan or Canadian Multi-Employer Plan is required to be registered in accordance with Law and any other Governmental Authority succeeding to the functions thereof.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, that no change in the accounting principles used in the preparation of any financial statement hereafter adopted by a Borrower or any other Loan Party shall be given effect for purposes of measuring compliance with any provision of this Agreement unless the Borrower Agent, Administrative Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP; provided, further that no effect shall be given to any change in GAAP that would require leases of the type classified as operating leases under GAAP as in effect on the Closing Date to be classified or reclassified as capitalized leases. Notwithstanding the foregoing, pursuant to Section 5.6, books and records shall be kept in accordance with GAAP commencing July 1, 2017. All references in this Agreement to “in accordance with GAAP” for any time preceding July 1, 2017 shall be deemed to be “on a tax basis”.

“Governmental Authority” means any federal, provincial, state, local, municipal, foreign or other agency, authority, body, commission, board, bureau, court, tribunal, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority or a province or territory thereof or a foreign entity or government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).

“GSD” means GS Distribution Inc., a British Columbia company.

“Guarantee(s)” means all direct and indirect guarantees, sales with recourse, endorsements (other than for collection or deposit in the ordinary course of business) and other obligations (contingent or otherwise, including interest that would accrue during the pendency of any proceeding under Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding) by any Person to pay, purchase, repurchase or otherwise acquire or become liable upon or in respect of any Indebtedness of any other Person, and, without limiting the generality of the foregoing, all obligations (contingent or otherwise) by any Person to purchase products, supplies or other property or services for any Person under agreements requiring payment therefor regardless of the non-delivery or non-furnishing thereof, or to make investments in any other Person, or to maintain the capital, working capital, solvency or general financial conditions of any other Person, or to indemnify any other Person against and hold him harmless from damages, losses and liabilities, all under circumstances intended to enable such other Person or Persons to discharge any Indebtedness or to comply with agreements relating to such Indebtedness or otherwise to assure or protect creditors against loss in respect of such Indebtedness. The amount of any Guarantee shall be deemed to be the amount of the Indebtedness of, or damages, losses or liabilities of, the other Person or Persons in connection with which the Guarantee is made or to which it is related unless the obligations under the Guarantee are limited to a determinable amount, in which case the amount of such Guarantee shall be deemed to be such determinable amount. The term “Guarantee” as a verb has a corresponding meaning. For the avoidance of doubt, the keepwell provided by a Borrower, any Affiliate of Borrower or any Guarantor in Section 9.20 shall constitute a Guarantee.

“Guarantor(s)” means, collectively, (i) Holdings, (ii) any Subsidiary that becomes a Guarantor in accordance with Section 5.9, and (iii) any other Person who executes and delivers a Guaranty of the Obligations, jointly and severally.

“Guaranty” means, individually or collectively, as the case may be, the Guaranty made by the Guarantors in favor of Administrative Agent for the benefit of the Secured Parties in form substantially as attached hereto as Exhibit B.

“Historical Financial Statements” means reviewed financial statements of Hydrofarm, Inc. for the fiscal year ending December 31, 2015, unaudited financial statements of Hydrofarm, Inc for the fiscal year ending December 31, 2016 and unaudited financial statements of Hydrofarm, Inc. for the two months ending February 28, 2017.

“Holdings” means Hydrofarm Holdings LLC, a Delaware limited liability company.

“Hydrofarm” means Hydrofarm, LLC, a California limited liability company, which is the successor to Hydrofarm, Inc., a California corporation, as a result of the Reorganization and the Conversion.

“Hydrofarm Acquisition” means the Acquisition by Holdings of all of the Equity Interests of Hydrofarm on the date hereof pursuant to and in accordance with the Hydrofarm Acquisition Agreement.

“Hydrofarm Acquisition Agreement” means that certain Securities Purchase Agreement dated as of April 10, 2017 by and among Holdings, Hydrofarm, Hydrofarm, Inc. Employee Stock Ownership Plan and Trust and the Wardenburg 2009 Family Trust, as the same may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

“Impacted Loans” has the meaning set forth in Section 10.3(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, the following: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person, (c) net obligations of such Person under any Swap Contract, (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business and (A) not overdue by more than 90 days or (B) to the extent overdue by more than 90 days (but not more than 270 days) are being Properly Contested, (ii) any earn-out obligation to the extent such obligation is not required to be reflected on such Person’s balance sheet in accordance with GAAP, (iii) accruals for payroll and other liabilities accrued in the ordinary course of business), (e) indebtedness in respect of the foregoing (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (f) all Capital Lease Obligations, (g) all obligations of such Person in respect of Disqualified Equity Interests, (h) the principal balance of synthetic leases or other off-balance sheet financing arrangements, (i) all Contingent Obligations of such Person, and (j) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of consolidated Indebtedness. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) (to the extent that such Indebtedness is non recourse to such Person for amounts in excess of the value of the property securing such Indebtedness) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value (as determined by such Person in good faith) of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Parties” has the meaning specified in Section 9.5.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower or Guarantor under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Borrower” has the meaning specified in the preamble to this Agreement.

“Initial ECF Payment Date” has the meaning set forth in Section 2.1(g)(3).

“Insolvency Proceeding” means any voluntary or involuntary case or proceeding commenced by or against a Person under any state, federal, provincial or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code of the United States of America, or any other insolvency, debtor relief or debt adjustment ~~law~~or arrangement law, including the BIA, the Companies’ Creditors Arrangement Act (Canada) and the Winding-up and Restructuring Act (Canada), (b) the appointment of a receiver, interim receiver, monitor, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property, or (c) an assignment or trust mortgage for the benefit of creditors.

“Intellectual Property” means (i) all intellectual and similar Property of a Person, including inventions, designs, industrial designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases, (ii) all embodiments or fixations thereof and all related documentation, applications, registrations and franchises, (iii) all licenses or other rights to use any of the foregoing, and (iv) all books and records relating to the foregoing.

“Intellectual Property Claim” means any claim or assertion (whether in writing, by suit or otherwise) that a Loan Party’s or Subsidiary’s ownership, use, marketing, sale or distribution of any inventory, equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of ~~the date hereof,~~November 8, 2017, between the Revolving Loan Agent and the Administrative Agent, as the same may be amended, amended and restated, and/or modified from time to time in accordance with the terms thereof and hereof.

“Interest Payment Date” has the meaning set forth in Section 2.1(e)(3)(C).

“Interest Period” means with respect to any LIBOR Rate Loan, the period commencing on the date the relevant Term Loan is made and ending on the date which is one (1), two (2) or three (3) months thereafter, as selected by the Borrower Agent by irrevocable written notice to the Administrative Agent not less than three (3) Business Days prior to the date the relevant Term Loan is made and each subsequent one (1), two (2) or three (3) month period thereafter, as selected by the Borrower Agent by irrevocable written notice to the Administrative Agent not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto. For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding date in the next calendar month. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) no Interest Period shall extend beyond the Maturity Date or such earlier date as would interfere with the Borrowers’ repayment obligations hereunder. There shall not be more than five (5) different Interest Periods with respect to LIBOR Rate Loans hereunder at any one time.

“Internally Generated Funds” means funds not constituting the proceeds of any Indebtedness, Debt Issuance, Equity Issuance, Asset Disposition or Casualty Event (in each case, without regard to the exclusions from the definitions thereof).

“Investment” means, with respect to any Person, any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any Guarantee or other contingent liability with respect to the capital stock, Indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any capital stock, limited partnership interest, general partnership interest, or other securities of any such other Person, other than an Acquisition; and “Invest,” “Investing” or “Invested” means the making of an Investment.

“IRS” means the United States Internal Revenue Service.

“Knowledge” of the Loan Parties means the actual knowledge of any Responsible Officer of any Loan Party.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each Person that has a Commitment or holds an outstanding Term Loan, from time to time. As of the Closing Date, the “Lenders” consist of the Persons set forth on Schedule I.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower Agent and the Administrative Agent.

“LIBOR Rate” means, for any Interest Period with respect to any LIBOR Rate Loan, the greater of (a) the offered rate per annum for deposits of dollars for the applicable Interest Period (as defined below) that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time) 2 Business Days prior to the first day in each Interest Period and (b) the offered rate per annum for deposits of dollars for an Interest Period of 3 months that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time) 2 Business Days prior to the first day of the applicable Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Lenders at which deposits of dollars in immediately available funds are offered at 11:00 A.M. (London, England time) 2 Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to the Lenders in the London interbank market for such Interest Period for the applicable principal amount on such date of determination; provided, that if no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Administrative Agent at which deposits of dollars in immediately available funds with a term equal to three months are offered at 11:00 A.M. (London, England time) 2 Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to the Lenders in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

“LIBOR Rate Loan” means a Term Loan accruing interest at the LIBOR Rate.

“License” means any license or agreement under which a Loan Party is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

“Lien” means, with respect to any interest in Property (whether real, personal or mixed and whether tangible or intangible) (a) any interest or right which secures the payment of Indebtedness or an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute or contract, and whether or not choate, vested or perfected, including any such interest or right arising from a mortgage, charge, pledge, negative pledge or other agreement not to lien or pledge, assignments, security interest, conditional sale, levy, execution, seizure, attachment, garnishment, conditional sale, Capital Lease or trust receipt, or arising from a lease, consignment or bailment given for security purposes, and (b) any exception to or defect in the title to or ownership interest in such Property, including reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases and licenses. For purposes of this Agreement, a Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Liquidity” means, as of any date of determination, (i) the cash-on-hand of the Borrowers and their Subsidiaries plus (ii) the “Availability” (as defined in the Revolving Loan Documents) as of such date.

“Loan Document(s)” means, individually or collectively, as the case may be, this Agreement, the Fee Letter, any Notes, the Guaranty, the Assumption Agreement, each Security Document, the Intercreditor Agreement and all other documents, agreements and certificates executed or delivered in connection with or contemplated by this Agreement or any other document evidencing or securing a Term Loan, each as may be amended, modified or supplemented from time to time.

“Loan Party” means each Borrower and each Guarantor.

“Major Asset Disposition” means a sale, transfer or other disposition of all or substantially all of the assets of the Borrowers and their Subsidiaries (taken as a whole) in a single or a series of related transactions.

“Management Agreements” means, collectively, the (a) Management Agreement dated the Closing Date between Hawthorn Equity Partners, Inc. and Holdings, and (b) Management Agreement dated the Closing Date between JAMS Holdings LLC and Holdings, in each case, as the same may be amended, modified, supplemented and/or restated to the extent permitted under this Agreement.

“Managers” means, collectively, Hawthorn Equity Partners, Inc. and JAMS International LLC.

“Master Agreement” has the meaning set forth in the definition of Swap Contract.

“Material Adverse Effect” means the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, or financial condition of any Loan Party, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of the Liens in favor of the Administrative Agent for the benefit of the Secured Parties on any Collateral, (b) impairs the ability of a Loan Party to perform its obligations under the Loan Documents, including repayment of any Obligations, or (c) otherwise impairs the ability of the Administrative Agent or any Lender to enforce or collect any Obligations or to realize upon any Term Loan Priority Collateral or any other material Collateral.

“Material Contract” means, other than the Hydrofarm Acquisition Agreement, the Canadian Purchase Agreements and the Loan Documents~~.~~, any agreement or arrangement to which Holdings, any Loan Party or any of their Subsidiaries is party (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933, (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect, or (c) that relates to either (x) Subordinated Indebtedness or (y) Indebtedness, in the case of this clause (y), in an aggregate amount of $1,000,000 or more.

“Maturity Date” means May 12, 2022.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to any Asset Disposition, issuance of Equity Interests, receipt of Extraordinary Receipts or Casualty Event by or of a Borrower or any Subsidiary, the cash proceeds (including, when received, any deferred or escrowed payments) as and when received by a Loan Party or Subsidiary in cash from such disposition and/or such receipt (as applicable) (including cash proceeds received pursuant to policies of insurance (including business interruption insurance)), net of (i) reasonable and customary costs and expenses actually incurred in connection therewith, including legal, accounting and investment banking fees and sales commissions, (ii) amounts applied to repayment of Indebtedness secured by a Permitted Lien senior to the Liens in favor of the Administrative Agent for the benefit of the Secured Parties on Collateral sold (with respect to an Asset Disposition), (iii) transfer or similar taxes paid (together with any Tax Distributions made to pay any such transfer or similar taxes) as a result of any applicable Asset Disposition, and (iv) reasonable and customary reserves for indemnities in connection with any applicable Asset Disposition, until such reserves are no longer needed; and

(b) with respect to any issuance of debt securities or other incurrence of Indebtedness (other than Indebtedness incurred in accordance with Section 6.2), the aggregate cash proceeds received by Holdings, a Borrower or any Subsidiary pursuant to such issuance or receipt, net of the reasonable and customary direct costs paid as a result thereof relating to such issuance.

“Net Working Capital” means the total current assets (excluding cash and cash equivalents) of the Borrowers and their Subsidiaries minus the total current liabilities (excluding current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein (including Capital Lease Obligations), current interest and current taxes) of the Borrowers and their Subsidiaries, determined in accordance with GAAP.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note(s)” means, individually or collectively, as the case may be, (a) the Notes (as defined in Section 2.1(a)), and (b) such other promissory notes accepted by the Lenders in exchange for or in substitution of any such Notes.

“Notice of Borrowing” means the notice in the form of Exhibit C attached hereto to be delivered to the Administrative Agent pursuant to Section 2.1 or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be reasonably approved by the Administrative Agent), substantially completed and signed by a Responsible Officer of the Borrower Agent.

“Obligations” means (i) all Term Loans, debts, liabilities, payment and performance obligations, covenants and duties of every kind, nature and description owing by the Borrowers or the Guarantors to the Administrative Agent, the Lenders or any Lender of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether direct or indirect (including those acquired by permitted assignment or participation), absolute or contingent, liquidated or unliquidated, due or to become due, now existing or hereafter arising and however acquired, and (ii) all Rate Hedging Obligations owing at any time or from time to time by the Borrowers or the Guarantors, or any of them, to the Lenders, any Lender or any Affiliate of any Lender (excluding, as to any Borrower or Guarantor, any Excluded Swap Obligations). The term includes all principal, interest, fees, charges, expenses, reasonable attorneys’ fees, and any other sum chargeable (including interest that would accrue during the pendency of any proceeding under Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding) to the Borrowers or the Guarantors under this Agreement or any other Loan Document or in connection with any Rate Hedging Obligation.

“Ordinary Course of Business” means the ordinary course of business of any Loan Party or Subsidiary, undertaken in good faith and consistent with applicable Law and past practices.

“Organic Documents” means, with respect to any Person, its charter, certificate or articles of incorporation or formation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, articles of association, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, enforced any Loan Document.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 10.6).

“Outside Date” means May 12, 2017.

“Partial ECF Payment Amount” has the meaning set forth in Section 2.1(g)(3).

“Payment Item” means each check, draft or other item of payment payable to Loan Party, including those constituting proceeds of any Collateral.

“PBA” means the Pension Benefits Act (Ontario) or any other Canadian federal or provincial or territorial pension benefit standards legislation pursuant to which any Canadian Pension Plan or Canadian Multi-Employer Plan is required to be registered.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Funding Rules” means the Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or ERISA Affiliate or to which the Loan Party or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Permitted Acquisition” means any Acquisition to the extent that each of the following conditions is satisfied with respect to such Acquisition:

(a)               no Default or Event of Default exists on the date of the consummation of such Acquisition or would result therefrom;

(b)               after giving effect to such Acquisition and/or series of related Acquisitions on a Pro Forma Basis, the Borrowers shall be in compliance with all of the Financial Covenants for the most recently ended Test Period;

(c)               after giving effect to such Acquisition and/or series of related Acquisitions on a Pro Forma Basis, the Total Net Leverage Ratio for the most recently ended Test Period shall not exceed 4.00:1.00;

(d)               unless such Acquisition is the Asset Acquisition, the assets, business or Person being acquired had pro forma positive EBITDA for the 12 month period most recently ended;

(e)               either (x) the assets, business or Person being acquired is located or organized within the United States or (y) the aggregate purchase price payable in respect of such Acquisition (together with the aggregate purchase price paid or payable in respect of all other Acquisitions consummated after the Closing Date in which the assets, business or Person acquired was located or organized outside the United States) does not exceed $~~15,000,000~~23,480,950;

(f)                neither a Loan Party or any of their respective Subsidiaries shall, in connection with any such Acquisition and/or series of related Acquisitions, assume or remain liable with respect to any Indebtedness of the related sellers or the business, Person or properties acquired, except to the extent permitted by Sections 6.2(e) and 6.3(i);

(g)               the Persons or businesses to be acquired shall be, or shall be engaged in, a business of the type that the Borrowers and their Subsidiaries are permitted to be engaged in under the Loan Documents and, to the extent required by the Security Documents, the Collateral acquired in connection with any such Acquisition and/or series of related Acquisitions shall be made subject to the Liens in favor of the Administrative Agent for the benefit of the Secured Parties in accordance with the Security Documents (having the priority set forth in the Intercreditor Agreement) and the Loan Parties shall otherwise comply with the terms of the Loan Documents relating to additional guarantees and further assurances;

(h)               the Acquisition has been approved by the board of directors (or other equivalent governing body) of the Person to be acquired;

(i)                with respect to such Acquisition or any series of related Acquisitions, the Borrower Agent shall have provided the Administrative Agent with (i) in each case only if made available to a Borrower prior to the consummation of such transaction, historical financial statements for the last three fiscal years of the Person or business to be acquired and unaudited financial statements thereof for the most recent interim period that is available, (ii) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction, (iii) a Compliance Certificate after giving pro forma effect to such Permitted Acquisition on a Pro Forma Basis, and (iv) to the extent that the aggregate purchase price payable in respect of such Acquisition is greater than or equal to $15,000,000, a quality of earnings report prepared for the Borrower Agent by an independent certified accounting firm of nationally recognized standing reasonably acceptable to the Administrative Agent;

(j)               at least ten (10) Business Days prior to the proposed date of consummation of each such Acquisition (or in the case of the Asset Acquisition, on the Amendment No. 2 Effective Date), the Borrower Agent shall have delivered to the Administrative Agent a certificate certifying that such Acquisition and related series of Acquisitions complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance); and

(k)              such Acquisition or any series of related Acquisitions shall be permitted under the Revolving Loan Facility and the Revolving Loan Documents.

“Permitted Affiliate Sub Debt” means (x) Indebtedness of Holdings to a Related Party and (y) solely to the extent funded in its entirety from the proceeds of Permitted Affiliate Sub Debt of Holdings to a Related Party, Indebtedness of the Borrower Agent to Holdings, in each case, that (a) is unsecured,

(b) is fully and completely subordinated to the prior payment in full of the Obligations for the benefit of, and to, the Lenders pursuant to a subordination agreement, which shall, in each case, be in form and substance satisfactory to the Administrative Agent in its sole discretion, (c) has a final maturity date that is not earlier than, and provides for no scheduled payments of principal or mandatory redemption obligations prior to, August 11, 2022, (d) provides for payments of interest solely in-kind (and not in cash) until not earlier than August 11, 2022, (e) does not contain any financial covenants, (f) is not cross-defaulted (but may be cross-accelerated) to the Loan Documents, and (g) is subject to permanent standstill provisions.

“Permitted Colorado Property Sale-Leaseback” means a sale-leaseback transaction consummated by the Loan Parties with respect to the Colorado Property so long as (i) such sale-leaseback transaction is consummated on or prior to the date that is six (6) months following the Closing Date, (ii) no Default or Event of Default exists on the date of the consummation of such sale-leaseback transaction or would result therefrom, and (iii) after giving effect to such sale-leaseback transaction on a Pro Forma Basis, the Total Net Leverage Ratio for the most recently ended Test Period shall not exceed 4.00:1.00.

“Permitted Contingent Obligations” means Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business, (b) arising from Swap Contracts permitted hereunder, (c) existing on the Closing Date and set forth on Schedule 6.2, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed, (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations, (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Property permitted hereunder, (f) arising under the Loan Documents, (g) arising under the Revolving Loan Documents to the extent permitted by the Revolving Loan Facility and the Intercreditor Agreement, (h) arising as a result of an unsecured Guaranty by Holdings of the Indebtedness, Real Property lease or other obligation of a Loan Party permitted by this Agreement (provided, that if any such Indebtedness, lease or other obligation is subordinated to the Obligations, any such Holdings guaranty shall be subordinated to the Obligations on terms no less favorable to the Administrative Agent and the Lenders as compared to the subordination terms applicable to such Indebtedness, lease or other obligations), or (i) in an aggregate amount of $3,000,000 or less at any time.

“Permitted Discretion” means a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured term loan lender).

“Permitted Indebtedness” has the meaning set forth in Section 6.2.

“Permitted Investment” means any of the following Investments made by the Borrower or any of its Subsidiaries in any Person: (i) Investments in Subsidiaries to the extent existing on the Closing Date and set forth on Schedule 6.6, (ii) cash equivalents that that are subject to the Liens in favor of the Administrative Agent for the benefit of the Secured Parties and the Administrative Agent’s control (subject to the Intercreditor Agreement), (iii) Permitted Acquisitions, (iv) Investments consisting of bank deposits in the Ordinary Course of Business, (v) Investments consisting of contributions of capital or asset transfers to the Borrower or any Wholly Owned Loan Party, so long as no Change of Control occurs as a result thereof, (vi) Investments consisting of (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business, (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business, (c) deposits with financial institutions permitted hereunder, (d) intercompany loans by the Borrower or a Wholly Owned Loan Party to the Borrower or a Wholly Owned Loan Party, and (e) non-cash loans consisting of promissory notes from officers, directors and employees for the purchase of newly issued Equity Interests of Holdings, so long as no Change of Control occurs thereby, (vii) Investments consisting of securities of account debtors received pursuant to a plan of reorganization of such account debtor or in connection with the settlement of such accounts, (viii) Investments consisting of securities or instruments received pursuant to a disposition of assets permitted hereby, ~~and~~ (ix) so long as no Default or Event of Default has occurred and is continuing, to the extent funded by borrowings under the Revolving Loan Agreement, Investments in connection with the Asset Acquisition in an aggregate amount not to exceed $8,873,926 so long as the proceeds of such Investments are promptly used to consummate the Asset Acquisition, (x) so long as no Default or Event of Default has occurred and is continuing, to the extent funded by borrowings under the Revolving Loan Agreement, Investments in connection with the Share Acquisition in an aggregate amount not to exceed the Net Cash Proceeds received by the Loan Parties from a Permitted Colorado Property Sale-Leaseback so long as the proceeds of such Investments are promptly used to consummate the Share Acquisition, (xi) so long as no Default or Event of Default has occurred and is continuing, other Investments by a Loan Party or Subsidiary (including Investments by a Loan Party or Subsidiary in Foreign Subsidiaries) in an aggregate amount not to exceed $5,000,000 at any one time outstanding, and (xii) in the case of a Canadian Subsidiary, Canadian cash equivalents.

“Permitted Lien” has the meaning set forth in Section 6.3.

“Permitted Management Fees” means the fees, in an aggregate amount not in excess of $850,000 per fiscal year, payable by the Borrowers to the Managers pursuant to the Management Agreements, as in effect on the Closing Date or as amended in accordance with Section 6.9(c).

“Permitted Purchase Money Debt” means Purchase Money Debt of the Loan Parties and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount of Permitted Purchase Money Debt outstanding does not exceed $1,000,000 at any time.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited partnership, limited liability company, unlimited liability company, association, trust or other entity or organization, whether acting in an individual, fiduciary or other capacity, or any government or political subdivision thereof or any agency, department or instrumentality thereof.

“Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA) whether now in existence or hereafter instituted, of, or contributed to by, any Loan Party or any of their Subsidiaries or any of their respective ERISA Affiliates.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal (or another national publication reasonably selected by the Administrative Agent) as the U.S. “Prime Rate.”

“Pro Forma Basis” means, with respect to compliance with any financial performance test hereunder for the applicable Test Period, in respect of any Specified Transaction, the making of such calculation after giving pro forma effect to:

(a)               the consummation of such Specified Transaction as of the first day of the applicable Test Period, as if such Specified Transaction had been consummated on the first day of such Test Period;

(b)               the assumption, incurrence or issuance of any Indebtedness by Holdings or any of its Subsidiaries (including any Person which becomes a Subsidiary pursuant to or in connection with such Specified Transaction) in connection with such Specified Transaction, as if such Indebtedness had been assumed, incurred or issued (and the proceeds thereof applied) on the first day of such Test Period (with any such Indebtedness bearing interest during any portion of the applicable Test Period prior to the relevant acquisition at the weighted average of the interest rates applicable to such Indebtedness incurred during such Test Period);

(c)               the costs and expenses of any target that have not been assumed by Holdings or any of its Subsidiaries shall be disregarded to the extent such costs and expenses are reasonably identifiable, factually supportable and certified by a Responsible Officer, and any (i) cost and expenses of any such target that have been assumed in any Specified Transaction and (ii) incremental recurring costs and expenses incurred in connection with any Specified Transaction shall, in the case of each of (i) and (ii) be calculated as if such costs and expenses were assumed on the first day of such Test Period; and

(d)               with respect to any Colorado Property Sale-Leaseback, the incurrence of any lease, rental or other payment obligations by Holdings or any of its Subsidiaries in connection with such Colorado Property Sale-Leaseback, as if such lease, rental or other payment obligations had been incurred on the first date of such Test Period (and as if such payments had been paid during such Test Period);

with clauses (a) through (d) calculated in a manner consistent with GAAP and the definition of Consolidated EBITDA and subject to, the limitations set forth in the definition of Consolidated EBITDA, including adjustments for restructuring charges or reserves and non-recurring integration costs.

“Proceeding” has the meaning ascribed to it in Section 9.5.

“Properly Contested” means, with respect to any obligation of a Loan Party or Subsidiary, (a) the obligation is subject to a bona fide dispute regarding amount or the Loan Party’ or Subsidiary’s liability to pay, (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued, (c) appropriate reserves have been established in accordance with GAAP, (d) non-payment would not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Loan Party or Subsidiary, (e) no Lien is imposed on assets of the Loan Party or Subsidiary, unless bonded and stayed to the satisfaction of the Administrative Agent, and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, and any right in respect of any of the foregoing.

“Purchase Money Debt” means (a) Indebtedness (other than the Obligations) for payment of any of the purchase price of fixed assets or payments pursuant to a Capital Lease of fixed assets, (b) Indebtedness (other than the Obligations) incurred within ten (10) days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof, and (c) any renewals, extensions or refinancings (but not increases) thereof; provided, that, in no event shall the amount of Purchase Money Debt exceed the purchase price of the assets being financed in respect thereof.

“Purchase Money Lien” means a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Indebtedness and constituting a Capital Lease or a purchase money security interest under the Uniform Commercial Code or the Personal Property Security Act of British Columbia or similar legislation of any other Canadian jurisdiction.

“Qualified ECP Guarantor” means, at any time, each Borrower, Affiliate of Borrower or Guarantor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests or Equity Interests Equivalents that are not Disqualified Equity Interests.

“Qualifying Issuance” means an issuance and sale for cash by Holdings, on or prior to the Equity Prepay Expiration Date, of common Equity Interests of Holdings that are Qualified Equity Interests.

“Rate Hedging Obligations” means any and all obligations of the Borrowers, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) under Swap Contracts which are entered into or maintained by any Borrower, Guarantor or any of their Affiliates with the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender and which are not prohibited by the express terms of the Loan Documents.

“Real Property” means all real property or interests therein wherever situated owned or ground (or space) leased by a Borrower or any other Loan Party or any of their respective Subsidiaries.

“Recipient” means the Administrative Agent or any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower or Guarantor hereunder.

“Refinancing” has the meaning ascribed to it in Section 2.1(a).

“Refinancing Conditions” means the following conditions (a) for Refinancing Debt (other than with respect to the extending, renewing or refinancing of Indebtedness arising under the Revolving Loan Facility): (i) it is in an aggregate principal amount that does not exceed the principal amount of the Indebtedness being extended, renewed or refinanced, (ii) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Indebtedness being extended, renewed or refinanced, (iii) it is subordinated to the Obligations at least to the same extent as the Indebtedness being extended, renewed or refinanced, (iv) the representations, covenants and defaults applicable to it are no less favorable to the Loan Parties than those applicable to the Indebtedness being extended, renewed or refinanced, (v) no additional Lien is granted to secure it, (vi) no additional Person is obligated on such Indebtedness, and (vii) upon giving effect to it, no Default or Event of Default exists, or (b) for Refinancing Debt that is extending, renewing or refinancing Indebtedness arising under the Revolving Loan Facility, such Indebtedness is extended, renewed or refinanced in accordance with and to the extent permitted by the terms and provisions of the Intercreditor Agreement.

“Refinancing Debt” means Indebtedness that is the result of an extension, renewal or refinancing of Permitted Debt permitted under Section 6.2(b), (d), (e) or (g).

“Register” has the meaning ascribed to it in Section 9.9(d).

“Regulation D,” “Regulation T,” “Regulation U” and “Regulation X” means Regulation D, Regulation T, Regulation U and Regulation X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Related Agreements” means the Hydrofarm Acquisition Agreement, the Canadian Purchase Agreements, the Management Agreements and all agreements, instruments and documents executed or delivered in connection therewith.

“Related Indemnified Party” has the meaning ascribed to it in Section 9.5.

“Related Parties” means the Sponsor or any of Holdings’ other equity holders as of the Closing Date and, in each case, their Controlled Investment Affiliates.

“Remaining ECF Payment Amount” has the meaning set forth in Section 2.1(g)(3).

“Reorganization” has the meaning set forth in the Hydrofarm Acquisition Agreement, as in effect on the date hereof.

“Reportable Event” any event set forth in Section 4043(c) of ERISA, other than an event for which the thirty (30) day notice period has been waived.

“Required Lenders” means Lenders holding more than fifty percent (50%) of the aggregate outstanding principal amount of the Term Loans; provided that if there are at least two Lenders (treating Lenders that are Affiliates of one another as a single Lender for the purposes of this proviso), “Required Lenders” must include at least two Lenders. The Commitments and Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resignation Effective Date” has the meaning specified in Section 8.13.

“Responsible Officer” means the chief executive officer, president, senior vice president, senior vice president (finance), vice president, chief financial officer, treasurer, manager of treasury activities or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. To the extent requested by the Administrative Agent, each “Responsible Officer” will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower Agent.

“Restricted Payment” means (a) any declaration or payment of a distribution, interest or dividend on, any payment on account of, or any setting apart assets for a sinking or other analogous fund for, any Equity Interest or Equity Interests Equivalents, (b) any distribution, advance or repayment of any Indebtedness to a direct or indirect holder of Equity Interests or Equity Interests Equivalents, (c) any purchase, redemption, or other acquisition or retirement for value of, or any setting apart assets for a sinking or other analogous fund for the purchase, redemption, or other acquisition or retirement for value of, any Equity Interest or Equity Interests Equivalents or (d) any management fees paid to the Manager, the Sponsor, the Co-Investor or any of their respective Affiliates.

“Revolving Loan Agent” means Bank of America N.A., in its capacity as administrative agent and collateral agent under the Revolving Loan Facility, and its successors and assigns.

“Revolving Loan Agreement” has the meaning assigned to that term in the definition of “Revolving Loan ~~Documents~~Facility”.

“Revolving Loan Documents” has the meaning assigned to the term “Revolving Loan Documents” in the Intercreditor Agreement.

“Revolving Loan Facility” means (i) that certain Amended and Restated Loan and Security Agreement, dated as of ~~the date hereof,~~November 8, 2017, as may be amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and of the Intercreditor Agreement, among the Loan Parties, the other borrowers party thereto, the Revolving Loan Agent and the Revolving Loan Lenders (the “Revolving Loan Agreement”), and (ii) any other credit agreement, debt facility, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has, subject to the limitations set forth herein and in the Intercreditor Agreement, been incurred by the Loan Parties to increase, extend, replace or refinance in whole or in part the Indebtedness and other obligations outstanding under (x) the Amended and Restated Loan and Security Agreement referred to in clause (i) or (y) any subsequent Revolving Loan Facility, unless such agreement or instrument expressly provides that it is not intended to be and is not an Revolving Loan Facility hereunder, in any case, in accordance with the Intercreditor Agreement. Any reference to the Revolving Loan Facility hereunder shall be deemed a reference to any Revolving Loan Facility then in existence.

“Revolving Loan Lenders” has the meaning assigned to the term “Revolving Loan Lenders” in the Intercreditor Agreement.

“Revolving Loan Maximum Amount” has the meaning assigned to such term in the Intercreditor Agreement.

“Revolving Loan Obligations” shall mean the “Obligations” as such term is defined in the Revolving Loan Facility or any equivalent term used to describe the obligations arising thereunder and in connection therewith.

“Revolving Loan Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“Revolving Loans” means the “Revolver Loans” made pursuant to and as defined in the Revolving Loan Facility or any equivalent term used to describe the revolving loans (including any swingline loans, overadvances and protective advances made thereunder and in connection therewith).

“SBIA” means the Small Business Investment Act of 1958, as amended.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc., or any successor to the rating agency business thereof.

“SDN List” has the meaning set forth in Section 4.27.

“Second ECF Payment Date” has the meaning set forth in Section 2.1(g)(3).

“Secured Parties” means, collectively, with respect to each of the Security Documents, the Administrative Agent, the Lenders, and each Affiliate of the Administrative Agent or any Lender, which Affiliate is party to any Rate Hedging Obligations and each agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 8.10.

“Security Agreement” means a Security Agreement dated as of the Closing Date, entered into by the Borrowers and the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, as it may be amended, modified, restated or replaced from time to time.

“Security Documents” means and refer to the Security Agreement, the Perfection Certificate (as defined in the Security Agreement), the Guarantees and each other assignment, pledge or security agreement, instrument, certificate, financing statements, filings or document pursuant to which any Borrower, any Guarantor or any other Person shall grant or convey to the Administrative Agent or the Lenders a Lien in Collateral as security for all or any portion of the Obligations, whether now or hereafter in existence, as said agreements or documents may be amended, modified, restated or replaced from time to time, each in form and substance reasonably satisfactory to the Administrative Agent.

“Share Acquisition” means the acquisition by EWGS of substantially all of the Equity Interests of Eddi for a purchase price of $14,607,024 pursuant to and in accordance with the Share Purchase Agreement.

“Share Purchase Agreement” means the share purchase agreement to be entered into among EWGS, as purchaser, and More or Les Ventures Ltd., a corporation incorporated under the laws of the Province of British Columbia, as seller, and Ed Les, an individual resident in the Province of British Columbia, as guarantor, in the form delivered and certified to Administrative Agent on the Amendment No. 2 Effective Date pursuant to the Amendment No. 2 (the “Draft Share Purchase Agreement”), together with any modifications, supplements, amendments or waivers to the Draft Share Purchase Agreement that either (x) are not adverse to the Lenders in their capacities as such or (y) are consented to in writing by the Required Lenders.

“Solvent” means, as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities), (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured, (c) is able to pay all of its debts as they mature, (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code of the United States of America and, in the case of any Canadian Subsidiary, is not an “insolvent person” within the meaning of the BIA, and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

“Specified Loan Party” means any Borrower, Affiliate of Borrower or Guarantor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 9.20).

“Specified Acquisition Agreement Representations” means such of the representations and warranties made by or in respect of Hydrofarm, the Acquired Company, the Seller (as defined in the Hydrofarm Acquisition Agreement) or the Stockholders (as defined in the Hydrofarm Acquisition Agreement) in the Hydrofarm Acquisition Agreement, but only to the extent that the Initial Borrower (or any of its Affiliates) have the right to terminate its obligations to consummate the Hydrofarm Acquisition under the Hydrofarm Acquisition Agreement (or the right to not consummate the Hydrofarm Acquisition pursuant to the Hydrofarm Acquisition Agreement) (in each case, in accordance with the terms thereof) as a result of a breach of such representations and warranties in the Hydrofarm Acquisition Agreement (determined without regard to whether any notice is required to be delivered under the Hydrofarm Acquisition Agreement).

“Specified Representations” means the representations and warranties of the Loan Parties in Sections 4.1 (solely with respect to (x) the first sentence thereof (other than with respect to qualifications to do business as a foreign corporation) and (y) the third sentence thereof), 4.2, 4.4, 4.6(i), 4.7, 4.10, 4.11, 4.12, 4.13, 4.15, 4.20, 4.24 (solely with respect to the consummation of the transactions contemplated by the Hydrofarm Acquisition Agreement being not in violation of any statute, regulation, order, judgment or decree), 4.26 (other than, in the case of the second sentence thereof, with respect to the perfection of the Lien in respect of any Collateral that, pursuant to Section 3.2, is not required to be provided on the Closing Date), 4.27, 4.28 and 4.32 (solely with respect to the last sentence thereof).

“Specified Transaction” means the Hydrofarm Acquisition, any Investment (including any Acquisition), Asset Disposition (including, without limitation, any Colorado Property Sale-Leaseback), incurrence or repayment of Indebtedness or Restricted Payment that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis”.

“Sponsor” means Hawthorn Equity Partners and its Controlled Investment Affiliates.

“Subordinated Indebtedness” any Permitted Affiliate Sub Debt and any other Indebtedness incurred by a Loan Party that (a) is unsecured, (b) is fully and completely subordinated to the prior payment in full of the Obligations for the benefit of, and to, the Lenders pursuant to a subordination agreement, which shall, in each case, be in form and substance satisfactory to the Administrative Agent in its Permitted Discretion, (c) has a final maturity date that is not earlier than, and provides for no scheduled payments of principal or mandatory redemption obligations prior to, August 11, 2022, (d) provides for payments of interest solely in-kind (and not in cash) until not earlier than August 11, 2022, (e) does not contain any financial covenants, (f) is not cross- defaulted (but may be cross-accelerated) to the Loan Documents, (g) is subject to permanent standstill provisions, and (h) is otherwise on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to the Administrative Agent in its Permitted Discretion.

“Subsidiary” of any Person means (i) any corporation of which more than 50% of the outstanding Equity Interests and Equity Interests Equivalents of any class or classes having ordinary voting power for the election of directors (irrespective of whether or not at the time Equity Interests or Equity Interests Equivalents of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is now or hereafter owned directly or indirectly by such Person, by such Person and one or more of its Subsidiaries, or by one or more of such Person’s other Subsidiaries, (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person, such Person and one or more of its Subsidiaries, or one or more of its Subsidiaries, is either a general partner or has an equity or voting interest of more than 50% at the time, and (iii) any other entity which is directly or indirectly controlled by such Person or one or more Subsidiaries of such Person or both; provided that, unless otherwise specified, any reference to “Subsidiary” means a Subsidiary of a Borrower.

“Sunblaster Canada” means Sunblaster Holdings ULC, a British Columbia unlimited liability company.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and

(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Borrower or Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, as amended from time to time.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Tax Distribution” means, with respect to any taxable year with respect to which Hydrofarm is a disregarded entity for U.S. federal and state income tax purposes and Holdings is a partnership for U.S. federal and state income tax purposes, distributions by Hydrofarm to Holdings (which Holdings may further distribute to its direct owner(s)) in an aggregate amount equal to the sum of (x) the product of (i) the aggregate net taxable income of Holdings for such taxable year (or portion thereof), taking into account any depreciation (or other cost recovery) in respect of basis adjustments under Section 734 or Section 743 of the Code, and reduced by any cumulative net taxable losses with respect to all prior taxable years (determined as if all such periods were one period) to the extent such cumulative net taxable loss is of the same character (ordinary or capital) and (ii) the lesser of (a) the highest combined marginal federal and state income tax rate (taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes and the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to an individual resident in California for the taxable year in question (or portion thereof) and (b) 40%, plus (y) solely to the extent that (A) one or more holders of equity interests in Holdings is a resident of California (each such holder that is a resident of California is herein referred to as an “Applicable Holder”), and (B) the amount of such Tax Distribution is determined by reference to clause (x)(ii)(b) above, the aggregate amount by which the actual federal and state income tax liability of each such Applicable Holder for such taxable year with respect to the net tax taxable income of Holdings allocated to such Applicable Holder (such Applicable Holder’s “Allocated Taxable Income”) for such taxable year exceeds the product of (a) 40%, times (b) such Allocated Taxable Income; provided that such cash distributions shall be reduced by amounts withheld by any Loan Party (or otherwise paid directly to any taxing authority) with respect to any taxable income or gain of Holdings or any Subsidiary (including all amounts paid with composite tax returns and amounts paid by any Loan Party pursuant to Section 6225 of the Code) and any income tax credits allocated to any direct or indirect members of Holdings (to the extent Holdings reasonably determines that such tax credits may be utilized by the direct or indirect owners of Holdings).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement (it being understood and agreed that any time the Revolving Loan Facility is not in effect, the term “Term Loan Priority Collateral” shall mean all Collateral).

“Term Loans” means the term loans made on the Closing Date pursuant to Section 2.1(a).

“Termination Event” means (i) the voluntary full or partial wind up of a Canadian Pension Plan that is a registered pension plan by a Canadian Subsidiary; (ii) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer such a plan; or (iii) any other event or condition which could reasonably be expected to constitute grounds for the termination of, winding up of, partial termination or winding up of, or the appointment of a trustee to administer, any such plan.

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Borrowers ended on or prior to such time (taken as one accounting period) in respect of which financial statements have been or are required to be delivered pursuant to Section 5.1(b) or (c), as applicable. A Test Period may be designated by reference to the last day thereof (e.g., the “June 30, 2017 Test Period” refers to the period of four consecutive fiscal quarters of the Borrowers ended on June 30, 2017), and a Test Period shall be deemed to end on the last day thereof.

“Third ECF Payment Date” has the meaning set forth in Section 2.1(g)(3).

“Total Net Debt” means, as of any date of determination, (a) Indebtedness of the type described in clauses (a), (b), (d), (f), (h), (i) and (j) (but (1) excluding Permitted Affiliate Sub Debt and (2) in the case of clauses (i) and (j) solely to the extent Guaranteeing or related to Indebtedness described in clauses (a), (b), (d), (f) (but, in the case of earn-out obligations, only to the extent not paid when due) and (h)), minus (b) unrestricted cash and cash equivalents of the Borrowers and their Subsidiaries to the extent such cash or cash equivalents are subject to a first priority perfected security interest in favor of the Administrative Agent (subject to the Intercreditor Agreement) in an amount of up to $4,000,000 in the aggregate for all such cash and cash equivalents; provided that Total Net Debt shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder and (ii) obligations under swap contracts.

“Total Net Leverage Ratio” means, in respect of any fiscal quarter of the Borrowers, on a consolidated basis, the ratio of Total Net Debt as of the last day of such fiscal quarter to Adjusted Consolidated EBITDA for the Test Period ending on the last day of such fiscal quarter.

“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and, in the case of the Borrowers, the borrowing of the Term Loans hereunder and the use of proceeds thereof in accordance with the terms hereof, (b) the execution, delivery and performance by each Loan Party of the Revolving Loan Documents to which such Loan Party is a party and, in the case of the borrowers under the Revolving Loan Documents, the making of the initial borrowings of Revolving Loans thereunder and the use of proceeds thereof in accordance with the terms thereof, (c) the execution, delivery and performance by Holdings of the Hydrofarm Acquisition Agreement and the other Acquisition Documents and the consummation of the transactions contemplated thereby, (d) the consummation of the Closing Equity Contribution, (e) the execution and delivery of the Assumption Agreement and the consummation of the transactions contemplated thereby, including the assumption by the Borrowers of the obligations of the Initial Borrower hereunder, and (f) the payment of related fees and expenses.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 10.1(e)(ii)(B)(3).

“Wholly Owned Loan Party” means any Loan Party that is a Subsidiary of a Borrower so long as all of the Equity Interests and Equity Interests Equivalents of such Loan Party (other than directors’ qualifying shares required by law) are owned by a Borrower, either directly or through one or more Subsidiaries of a Borrower that are Wholly Owned Loan Parties.

“WJCO” means WJCO LLC, a Colorado limited liability company, which is the successor to WJCO, Inc., a Colorado corporation, as a result of the Reorganization and the Conversion.

1.2              Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)       The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)       All undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition contained in Article or Division 9 shall control.

(c)        The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(d)       The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(e)       References in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.

(f)        The term “including” is by way of example and not a limitation.

(g)       The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(h)       In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(i)        Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.3              Accounting Terms; Payment Dates. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Unless the context indicates otherwise, any reference to a “fiscal year” or a “fiscal quarter” shall refer to a fiscal year ending December 31 or fiscal quarter ending March 31, June 30, September 30 or December 31 of the Borrowers.

1.4              References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as may be from time to time amended, restated, amended and restated, supplemented or otherwise modified, extended, refinanced or replaced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications, extensions, refinancings or replacements set forth herein or in any Loan Document) and (b) any reference to any law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

1.5             Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

ARTICLE II

THE TERM LOANS

2.1          The Term Loans.

(a)       Term Loans. Subject (x) with respect to the conditions to the obligation to make such Term Loans on the Closing Date, only to the conditions precedent set forth in Section 3.1 and (y) otherwise, to the other terms and conditions set forth herein, the Lenders severally agree to make term loans (the “Term Loans”) under the Commitments to the Borrowers on the Closing Date in an aggregate principal amount equal to $75,000,000 to fund (i) a portion of the purchase price for the Hydrofarm Acquisition, which will be consummated on the Closing Date substantially concurrently with the funding of the Term Loans, (ii) a portion of the repayment, prepayment or redemption, as applicable, in full of all Indebtedness owing to third parties for borrowed money of the Acquired Company (together with the defeasance, discharge and termination thereof and the related release and termination of all guarantees and security interests granted thereunder, the “Refinancing”), (iii) the payment of fees, premiums, accrued and unpaid interest, expenses and other similar transaction costs related to the foregoing and (iv) to the extent any proceeds of the Term Loans remain after such proceeds are applied to the purposes set forth in the foregoing clauses (i) through (iii), ongoing working capital requirements of the Borrowers and their Subsidiaries and for other general corporate purposes. The Commitments shall be terminated concurrently with the funding of the Term Loans on the Closing Date. The Borrowers’ obligation to pay the principal of, and interest on, the Term Loan shall be evidenced by the records of the Lenders and by one or more promissory note(s) in form substantially as attached hereto as Exhibit A (the “Notes”). The entries made in the Register shall (absent manifest error) be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, that the failure or delay of the Lenders in maintaining or making entries into any such record or on such schedule or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Term Loan (both principal and unpaid accrued interest) in accordance with the terms of this Agreement.

(b)       Notes. If requested by any Lender, the Term Loans made or held by such Lender shall be evidenced by, and be payable in accordance with, the terms of the Note issued to such Lender made by the Borrowers payable to the order of such Lender in a principal amount equal to the Term Loans held by such Lender; subject, however, to the provisions of such Note to the effect that the principal amount payable thereunder at any time shall not exceed the then unpaid principal amount of the Term Loans made or held by such Lender. The Borrowers hereby irrevocably authorize each Lender to make or cause to be made, at or about the time of the Term Loans made by such Lender, an appropriate notation on the records of such Lender, reflecting the principal amount of such Term Loans, and such Lender shall make or cause to be made, on or about the time of receipt of payment of any principal of any Term Loans, an appropriate notation on its records reflecting such payment and such Lender will, prior to any transfer of any of such Note, endorse on the reverse side thereof the outstanding principal amount of the Term Loans evidenced thereby. Failure to make any such notation shall not affect the Loan Parties’ obligations in respect of such Term Loans. The aggregate amount of all Term Loans set forth on the Register shall be conclusive evidence of the principal amount owing and unpaid on such Lender’s Note, absent manifest error.

(c)       Promise to Pay. The Borrowers hereby promise to pay in full to the Administrative Agent for the benefit of the Lenders the amount of all Obligations, including the principal amount of all Term Loans, together with accrued interest, fees and other amounts due thereon, all in accordance with the terms of this Agreement. All outstanding Obligations, including the outstanding principal amount of all Term Loans, together with unpaid accrued interest, fees and other amounts due thereon, shall be due and payable in full on the Maturity Date.

(d)       Required Payments.

(1)       Amortization. Commencing September 30, 2017, and continuing on the last day of each fiscal quarter of the Borrowers thereafter, the Borrowers shall make quarterly repayments of the principal amount of the Term Loans in the aggregate principal amount equal to 0.625% of the original principal amount of the Term Loans on the Closing Date.

(2)       Maturity. The entire remaining unpaid principal balance of the Term Loan, together with accrued but unpaid interest, shall be due and payable in full on the Maturity Date.

(e)       Interest. The Borrowers agree to pay interest on the aggregate outstanding principal amount of the Term Loans until paid in full as follows:

(1)       Accrual. From the Closing Date through the Maturity Date, the Term Loans shall bear interest at the rate of (i) with respect to LIBOR Rate Loans, the LIBOR Rate plus the Applicable Margin, and (ii) with respect to Base Rate Loans, the Base Rate plus the Applicable Margin.

(2)       Default Interest. While any Default or Event of Default exists and is continuing, either (i) from and after the delivery of written notice to the Borrower from the Administrative Agent or the Required Lenders of their election to charge Default Interest until the applicable Event of Default is cured or waived or (ii) immediately upon the occurrence of any Default or Event of Default under Section 7.1(a) or 7.1(j) until the applicable Event of Default is cured or waived, the Borrower shall pay interest (“Default Interest”) with respect to each Term Loan, plus any accrued and unpaid interest thereon, then outstanding at the Default Rate. All Default Interest shall be payable on demand.

(3)       Payment Dates. Interest accrued on each Term Loan shall be payable, without duplication:

(A)              on the Maturity Date;

(B)              in respect of any Term Loan, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Term Loan, on the principal amount so paid or prepaid; and

(C)              in respect of (i) any Base Rate Loan, on May 31, 2017 and on the last Business day of each month thereafter and (ii) with respect to any LIBOR Rate Loan, at the end of each Interest Period (together with the Maturity Date, each an “Interest Payment Date”);

The Administrative Agent shall determine each interest rate applicable to the Term Loan in accordance with the terms hereof and, upon any rate change, shall promptly notify the Borrower Agent of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

(f)        Calculation of Interest. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the LIBOR Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Term Loan for the day on which the Term Loan is made, and shall not accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(g)       Prepayment. Subject to the Intercreditor Agreement, prepayments of the Term Loans shall be (or in the case of Section 2.1(g)(1), may be) made as set forth below:

(1)       (i)         The Borrower Agent shall have the right, by giving written notice to the Administrative Agent (which such written notice shall be in a form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be reasonably approved by the Administrative Agent), substantially completed and signed by a Responsible Officer) by not later than 1:00 p.m. on the third (3rd) Business Day preceding the date of such prepayment, to prepay all or any portion of the aggregate principal amount of the Term Loans, without premium or penalty, except that any prepayment of Term Loans pursuant to this Section 2.1(g)(1)(i) effected on or prior to the date that is 18 months following the Closing Date shall be accompanied by a fee payable to the Lenders in an amount equal to the applicable Call Premium. Such fee shall be paid by Borrowers to the Administrative Agent, for the account of the Lenders, on the date of such prepayment. Each partial prepayment shall be in an aggregate principal amount of not less than $1,000,000 and shall be accompanied by accrued interest to the date of prepayment on the amount prepaid. Borrowers shall reimburse the Lenders and the Administrative Agent on demand for any amounts set forth in, and to the extent required by, Section 10.5. Voluntary prepayments of Term Loans shall be applied to reduce the remaining scheduled repayments required by Section 2.1(d)(1) as the Borrower Agent shall direct.

(ii)      On or prior to the Equity Prepay Expiration Date, the Borrower Agent shall have the right, by giving written notice to the Administrative Agent (which such written notice shall be in a form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be reasonably approved by the Administrative Agent), substantially completed and signed by a Responsible Officer) by not later than 1:00 p.m. on the third (3rd) Business Day preceding the date of such prepayment, to prepay all or any portion of the aggregate principal amount of the Term Loans, without premium or penalty, from the Net Cash Proceeds received by Holdings from a Qualifying Issuance; provided, that (A) the maximum principal amount of the Term Loans that may prepaid pursuant to this Section 2.1(g)(1)(ii) with respect to any Qualifying Issuance shall not exceed fifty percent (50%) of the Net Cash Proceeds received by Holdings from such Qualifying Issuance, (B) the aggregate principal amount of the Term Loans that may prepaid pursuant to this Section 2.1(g)(1)(ii), whether in connection with one or multiple Qualifying Issuances, shall in no event exceed $2,500,000, and (C) in no event shall the Loan Parties be permitted to prepay any Term Loans pursuant to this Section 2.1(g)(1)(ii) after the Equity Prepay Expiration Date. Each partial prepayment shall be in an aggregate principal amount of not less than $1,000,000 and shall be accompanied by accrued interest to the date of prepayment on the amount prepaid. Borrowers shall reimburse the Lenders and the Administrative Agent on demand for any amounts set forth in, and to the extent required by, Section 10.5. Voluntary prepayments of Term Loans shall be applied to reduce the remaining scheduled repayments required by Section 2.1(d)(1) as the Borrower Agent shall direct.

(2)       Concurrently with the receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds of any Extraordinary Receipts, the Borrowers shall make a mandatory prepayment of the Term Loans in an amount equal to 100.0% of such Net Cash Proceeds.

(3)       No later than five (5) days following the date of delivery of annual audited financial statements for the fiscal year ending December 31, 2017 pursuant to Section 5.1(b) and thereafter no later than the date five (5) days following the date of delivery of annual audited financial statements for each subsequent fiscal year pursuant to Section 5.1(b) (such required payment date during any fiscal year is herein referred to as the “Initial ECF Payment Date” in respect of such fiscal year), the Borrowers shall make a mandatory prepayment of the Term Loans in an amount equal to (i) if the Total Net Leverage Ratio at the end of such the applicable Excess Cash Flow Period shall have been greater than or equal to 3.25:1.00, 50.0% of Excess Cash Flow for such Excess Cash Flow Period, (ii) if the Total Net Leverage Ratio at the end of such the applicable Excess Cash Flow Period shall have been less than 3.25:1.00 but greater than or equal to 2.50:1.00, 25.0% of Excess Cash Flow for such Excess Cash Flow Period, or (iii) if the Total Net Leverage Ratio at the end of such the applicable Excess Cash Flow Period shall have been less than 2.50:1.00, 0.0% of Excess Cash Flow for such Excess Cash Flow Period (the amount of the required mandatory prepayment to be made in a fiscal year as determined in accordance with the foregoing is herein referred to as the “ECF Payment Amount” in respect of such fiscal year); provided that, at the option of the Borrowers, any voluntary prepayments of the Term Loans (to the extent paid with Internally Generated Funds) made during such fiscal year prior to the applicable Initial ECF Payment Date in such fiscal year (and without duplication in the next fiscal year) will reduce the ECF Payment Amount required for such fiscal year on a dollar-for-dollar basis; provided, further, that, if the ECF Liquidity as of the Initial ECF Payment Date in a particular fiscal year, calculated on a pro forma basis assuming that the entire ECF Payment Amount for such fiscal year was paid on such Initial ECF Payment Date, is less than $10,000,000, then:

(A)     the Borrowers shall have the option (exercisable by delivery of written notice thereof delivered by the Borrower Agent to the Administrative Agent on or prior to such Initial ECF Payment Date) to either:

(i)        make a mandatory prepayment of Term Loans under this Section 2.1(g)(3) on such Initial ECF Payment Date in an amount equal to the entire ECF Payment Amount for such fiscal year; or

(ii)       elect to (a) reduce the mandatory prepayment of Term Loans required to be made pursuant to this Section 2.1(g)(3) on such Initial ECF Payment Date to an amount equal to the product of (x) 50%, times (y) the ECF Payment Amount for such fiscal year (the “Partial ECF Payment Amount”), which Partial ECF Payment Amount shall be due and payable by the Borrowers no later than the date five (5) days following the date of delivery of the annual audited financial statements pursuant to Section 5.1(b) for the prior fiscal year, and (b) defer the obligation of the Borrowers’ to prepay the amount by which the ECF Payment Amount for such fiscal year exceeds such Partial ECF Payment Amount (the “Remaining ECF Payment Amount”) until either the Second ECF Payment Date or Third ECF Payment Date as determined in accordance with clauses (B) and (C) below;

(B)      if, pursuant to clause (A) above, the Borrowers shall have duly elected to make a payment of the Partial ECF Payment Amount on the Initial ECF Payment Date in respect of such fiscal year, then, on June 30 of such fiscal year (or, if such date is not a Business Day, on the next succeeding Business Day) (the “Second ECF Payment Date”), the Borrowers shall make a mandatory prepayment of Term Loans under this Section 2.1(g)(3) in an amount equal to the Remaining ECF Payment Amount for such fiscal year; provided, that, if the ECF Liquidity as of such Second ECF Payment Date, calculated on a pro forma basis assuming that the entire Remaining ECF Payment Amount for such fiscal year was paid on such Second ECF Payment Date, is less than $10,000,000, then the Borrowers shall have the option (exercisable by delivery of written notice thereof delivered by the Borrower Agent to the Administrative Agent on or prior to such Second ECF Payment Date) to either:

(i)        make a mandatory prepayment of Term Loans under this Section 2.1(g)(3) on such Second ECF Payment Date in an amount equal to the Remaining ECF Payment Amount for such fiscal year; or

(ii)       elect to defer the obligation of the Borrowers’ to prepay the Remaining ECF Payment Amount until the Third ECF Payment Date; and

(C)      if, pursuant to clause (B) above, the Borrowers shall have duly elected to defer the obligation of the Borrowers’ to prepay the Remaining ECF Payment Amount until the Third ECF Payment Date, then, on September 30 of such fiscal year (or, if such date is not a Business Day, on the next succeeding Business Day) (the “Third ECF Payment Date”), the Borrowers shall make a mandatory prepayment of Term Loans under this Section 2.1(g)(3) in an amount equal to the Remaining ECF Payment Amount for such fiscal year.

(4)        Concurrently with the receipt by Holdings or any of its Subsidiaries of Net Cash Proceeds from (i) any Casualty Event or (ii) any Asset Disposition (other than an Asset Disposition permitted under clause (a), (b), (c), (d), (f), (g), (h), (i), (j) or (l) of Section 6.4), the Borrowers shall make a mandatory prepayment of the Term Loans in an amount equal to 100.0% of such Net Cash Proceeds; provided that the foregoing prepayment obligation shall not apply to the extent such Net Cash Proceeds, are reinvested or committed to be reinvested in other assets or property useful in the business of the Borrowers and their Subsidiaries within 180 days of the receipt of such Net Cash Proceeds, and if so committed to be reinvested, reinvested no later than ninety (90) days after the end of such 180 day period (provided, that, in the event that the property or asset that was subject to such Casualty Event or Asset Disposition was Term Loan Priority Collateral, any property or asset in which such Net Cash Proceeds are so reinvested must be Term Loan Priority Collateral); provided, further, that the foregoing prepayment obligation shall not apply to the extent that (A) such Net Cash Proceeds are received by the Loan Parties in connection with a Permitted Colorado Property Sale-Leaseback, (B) within five (5) Business Days following the consummation of such Permitted Colorado Property Sale-Leaseback, the Borrower Agent shall have delivered to the Administrative Agent a certificate certifying that (i) no Default or Event of Default exists on the date of the consummation of such Permitted Colorado Property Sale-Leaseback or would result therefrom, (ii) after giving effect to such Permitted Colorado Property Sale-Leaseback on a Pro Forma Basis, the Total Net Leverage Ratio for the most recently ended Test Period does not exceed 4.00:1.00, and (iii) the Loan Parties will, within five (5) Business Days following the consummation of such Permitted Colorado Property Sale-Leaseback, apply 100% of such Net Cash Proceeds to make a prepayment of Revolving Loan Obligations, and (C) within five (5) Business Days following the consummation of such Permitted Colorado Property Sale-Leaseback, the Loan Parties shall have applied 100% of such Net Cash Proceeds to make a prepayment of Revolving Loan Obligations.

(5)        Concurrently with the receipt by Holdings or any of its Subsidiaries of Net Cash Proceeds of any Indebtedness (except for Permitted Indebtedness) by Holdings or any of its Subsidiaries, the Borrowers shall make a mandatory prepayment of the Term Loans in an amount equal to 100.0% of such Net Cash Proceeds.

(6)        Concurrently with the receipt by a Borrower of Equity Cure Contributions, the Borrowers shall make a mandatory prepayment of the Term Loans in an amount equal to 100.0% of such Equity Cure Contributions.

(7)        Concurrently with a Change of Control or a sale of all or substantially all of the assets of the Borrowers and their Subsidiaries (taken as a whole) in a single or a series of related transactions occurs, the Borrowers shall prepay the Term Loans, plus accrued and unpaid interest thereon, together with any other then outstanding Obligations.

(8)        Any prepayment of Term Loans pursuant to Sections 2.1(g)(1)(i), 2.1(g)(4)(ii) (in the case of Section 2.1(g)(4)(ii), solely to the extent such prepayment is made with respect to a Major Asset Disposition), 2.1(g)(5) or 2.1(g)(7), effected on or prior to the date that is 18 months following the Closing Date shall be accompanied by a fee payable to the Lenders in an amount equal to the applicable Call Premium. Such fee shall be paid by the Borrowers to the Administrative Agent, for the account of the Lenders, on the date of such prepayment. Each prepayment made pursuant to Section 2.1(g) shall be accompanied by accrued interest to the date of prepayment on the amount prepaid. To the extent applicable, the Borrowers shall reimburse the Lenders and the Administrative Agent on demand for amounts set forth in and, to the extent required by, Section 10.5. The Borrower Agent shall give the Administrative Agent prior written notice of any event or circumstances reasonably likely to give rise to a mandatory prepayment obligation under this Section 2.1(g) (including the date and an estimate of the aggregate amount of such mandatory prepayment) at least five (5) Business Days prior thereto); provided that the failure to give such notice shall not constitute a Default or an Event of Default but shall not relieve the Borrowers of their obligation to make such mandatory prepayments.

2.2              Election by Borrower Agent.

(a)       Interest Rate for Term Loans. The Borrower Agent may, upon irrevocable written notice to the Administrative Agent delivered at least three Business Days prior to such conversion or continuation, elect (i) as of any Business Day, to convert any Term Loans (or any part thereof in an aggregate amount of not less than $100,000 or a higher integral multiple of $50,000) into Credit Loans of the other type or (ii) as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $100,000 or a higher integral multiple of $50,000) for a new Interest Period; provided, that any conversion of a LIBOR Rate Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 10.5.

(b)       Lenders’ Records. The Borrowers hereby irrevocably authorize the Administrative Agent to make, or cause to be made, an appropriate notation on the Register, reflecting the date and original principal amount of each Term Loan made by any Lender, the dates for each period when such Term Loan is being maintained as a LIBOR Rate Loan, the interest rate for each such period and the dates of principal and interest payments on such Term Loan. The Register shall be conclusive evidence of the status of such Lender’s Term Loans, absent manifest error. Failure to make any such notation shall not affect the Borrowers’ obligations in respect of such Term Loans.

2.3              Payments. Any other provision of this Agreement to the contrary notwithstanding, the Borrowers shall make each payment of interest on and principal of the Notes, and fees and other payments due under this Agreement (except as otherwise expressly provided herein), in immediately available funds to the Administrative Agent at its office referred to in Section 9.3 not later than 2:00 p.m. on the date when due. Subject to Section 10.1 (Taxes) hereof, payments by the Borrowers under this Agreement shall be made without offset, counterclaim or other deduction and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes. The Administrative Agent will promptly thereafter distribute like funds ratably to each Lender (unless such amount is not to be shared ratably in accordance with the terms hereof).

2.4              Setoff; etc. Upon the occurrence and during the continuance of an Event of Default, each Lender and the Administrative Agent are hereby authorized at any time and from time to time, without prior notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Administrative Agent to or for the credit or the account of any Borrower or any of the other Loan Parties, including specifically any amounts held in any account maintained at such Lender or Administrative Agent, against amounts then due to the Administrative Agent or the Lenders, or any of them, by any Borrower or any of the other Loan Parties in connection with this Agreement or any Loan Document; provided that no Lender shall exercise any such right without the prior written consent of the Administrative Agent (at the direction of the Required Lenders). The rights of the Lenders and the Administrative Agent under this Section 2.4 are in addition to other rights and remedies (including other rights of set-off) which the Lenders and the Administrative Agent may have under applicable law. Each Lender and the Administrative Agent agrees, severally and not jointly, to use reasonable efforts to notify the Borrower Agent of any exercise of its rights pursuant to this Section 2.4, provided, however, that failure to provide such notice shall not affect any Lender’s or the Administrative Agent’s rights under this Section 2.4 or the effectiveness of any action taken pursuant hereto; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.9 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees to notify the Borrower Agent and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

2.5              Sharing. If any Lender shall obtain any payment (whether voluntary, involuntary, by application of offset or otherwise) on account of the Term Loans made by it in excess of such Lender’s ratable share of payments on account of the Term Loans obtained by all the Lenders, such Lender shall purchase from the other Lenders such participations in the Term Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.5 shall not be construed to apply to any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.5 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right to setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

2.6              Fees. The Borrowers shall pay to the Administrative Agent for its own account or for the account of the Lenders, as specified therein, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.7              Lending Branch. Subject to the provisions of Section 10.6(a), each Lender may, at its option, elect to make, fund or maintain its Term Loans hereunder at the branch or office specified on the signature pages hereto or such other of its branches or offices as such Lender may from time to time elect.

2.8              Application of Payments and Collections.

(a)       Order of Application of Payments. Subject to the Intercreditor Agreement and the provisions of subsection (b) below, all payments and prepayments and any other amounts received by the Administrative Agent from or for the benefit of the a Borrower shall be applied, first to pay principal of and interest on any portion of the Term Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers, second ratably to pay all other Obligations in respect of fees, expenses, reimbursements or indemnities then due and payable, third ratably to pay interest then due in respect of the Term Loans, and fourth to pay the principal of the Term Loans then due and payable.

(b)       Application of Payments After an Event of Default. Subject to the Intercreditor Agreement, after the occurrence of an Event of Default and while the same is continuing, the Administrative Agent shall, unless the Administrative Agent and the Lenders shall agree otherwise, apply all payments and prepayments in respect of any Obligations in the following order:

(1)        to pay interest on and then principal of any portion of the Term Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers;

(2)        to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;

(3)        ratably to pay Obligations in respect of any fees, expenses, reimbursements or indemnities (other than principal and interest) payable to the Lenders;

(4)        to the payment of interest on all Term Loans and any amounts due pursuant to Sections 10.4 and 10.5, to be allocated among the Lenders pro rata based on the respective aggregate amounts of such accrued interest and amounts owed to them; and

(5)        to the payment of the outstanding principal amounts of all Term Loans and Obligations under Rate Hedging Obligations to be allocated among the Lenders, pro rata based on the respective outstanding principal amounts described in this clause (5) payable to them.

(c)       Each of the Lenders hereby irrevocably designates the Administrative Agent its attorney in fact for the purpose of receiving any and all payments to be made to such Lender in respect of Obligations held by it, and hereby directs each payor of any such payment to make such payment to the Administrative Agent. Each of the Lenders hereby further agrees that if, notwithstanding the foregoing, it should receive any such payment (including by set-off), it shall hold such payment in trust for, and promptly deliver such payment to, the Administrative Agent.

(d)       The Administrative Agent shall promptly distribute to each Lender at its primary address set forth on the appropriate signature page hereof or at such other address as a Lender may notify the Administrative Agent in writing, such funds as such Lender may be entitled to receive.

2.9              Defaulting Lenders.

(a)        Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(1)        Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.1.

(2)        Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 2.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower Agent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower Agent, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Term Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Term Loans were made at a time when the conditions set forth in Section 3.1 were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loans of such Defaulting Lender until such time as all Term Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)       Defaulting Lender Cure. If the Borrower Agent and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Term Loans to be held on a pro rata basis by the Lenders in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.10       Joint and Several Liability.

(a)        Joint and Several Liability. All Term Loans made to the Borrowers (or assumed by the Borrowers pursuant to the Assumption Agreement) and all of the other Obligations of the Borrowers, including all interest, fees and expenses with respect thereto and all indemnity and reimbursement obligations hereunder, shall constitute one joint and several direct and general obligation of all of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with each other Borrower, directly and unconditionally, liable for all Obligations, it being understood that the advances to each Borrower inure to the benefit of all Borrowers, and that the Administrative Agent and the Lenders are relying on the joint and several liability of the Borrowers as co-makers in extending the Term Loans hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Obligation, it will forthwith pay the same, without notice or demand, unless such payment is then prohibited by applicable Law.

(b)       No Reduction in Obligations. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Administrative Agent or any Lender from any of the Borrowers or any Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower under this Agreement for the remaining Obligations, which shall remain liable for all remaining and thereafter arising Obligations until the payment in full in cash of the Obligations and the Commitments are terminated.

(c)        Obligations Absolute. Each Borrower agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto, unless such payment is then prohibited by applicable Law. All Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities of the Borrowers under this Agreement shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise, (iii) any taking, exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations, (iv) any change, restructuring or termination of the corporate structure or existence of any Loan Party, or (v) any other circumstance which would otherwise constitute a defense available to, or a discharge of, any Loan Party, other than payment in full in cash of the Obligations.

(d)       Waiver of Suretyship Defenses. Each Borrower agrees that the joint and several liability of the Borrowers provided for in this Section 2.10 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Administrative Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the other Borrowers or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Administrative Agent or any Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Documents and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any Collateral.

(e)       Contribution and Indemnification among the Borrowers. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Term Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s “Allocable Amount” (as defined below) and the denominator of which the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower “insolvent” within the meaning of Section 101(31) of Title 11 of the United States Code entitled “Bankruptcy” (the “Bankruptcy Code”), Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Loan Party, howsoever arising, to the payment in full in cash of its Obligations.

2.11           Borrower Agent. Each Borrower hereby designates (a) at all times prior to the Hydrofarm Acquisition and the execution and delivery of the Assumption Agreement, the Initial Borrower and (b) upon and at all times after the consummation of the Hydrofarm Acquisition and the execution and delivery of the Assumption Agreement, Hydrofarm (the “Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Term Loans, designation of interest rates, delivery or receipt of communications, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent or any Lender. Borrower Agent hereby accepts such appointment. The Administrative Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. The Administrative Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of the Administrative Agent and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, delivery, representation, agreement, action, omission or undertaking by Borrower Agent shall be binding upon and enforceable against such Borrower.

ARTICLE III

CONDITIONS PRECEDENT

3.1              Conditions Precedent to Term Loans on the Closing Date. The obligation of each Lender to make the Term Loans on the Closing Date shall be subject only to the following conditions precedent, each to the satisfaction of, and as determined by, Administrative Agent and Lenders (including, with respect to any documents or agreements referred to below, that such documents or agreements are in form and substance reasonable and customary for transactions of the type contemplated by this Agreement):

(a)       The Administrative Agent shall have received copies (in sufficient number for each of the Lenders to receive a copy) of all of the following, each dated the Closing Date or such earlier date as approved by the Administrative Agent:

(1)       This Agreement, appropriately completed and duly executed by the parties hereto;

(2)        The Notes, to the extent requested, appropriately completed and duly executed by the Borrowers;

(3)        The Guaranty, appropriately completed and duly executed and delivered by each of the Guarantors;

(4)        The Security Agreement, appropriately completed and duly executed by the parties thereto;

(5)        Uniform Commercial Code financing statements authorized by the applicable Loan Party as debtor, and naming the Administrative Agent as secured party with respect to the Collateral;

(6)        Favorable legal opinions of Perkins Coie LLP, special counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, acceptable to Administrative Agent in its reasonable discretion, as to such matters as are reasonably required by Administrative Agent with respect to the Loan Parties and this Agreement, each of the Security Documents executed on the Closing Date and the other Loan Documents and covering such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request;

(7)        A closing certificate executed by a Responsible Officer of the Borrower Agent, certifying in the name of and on behalf of the Borrower Agent as to the items set forth in Section 3.1(d), (e), (f), (g), (h), (j), (k), (l) and (m);

(8)        A certificate executed by a Responsible Officer or member of each Loan Party, certifying in the name of and on behalf of such Loan Party that (A) a true, correct and complete copy of its charter document, with all amendments thereto (as certified by the Secretary of State or similar state official), is attached to the certificate, (B) a true, correct and complete copy of its operating agreement or bylaws, with all amendments thereto, is attached to the certificate, (C) a correct and complete copy of the resolutions of its members or shareholders authorizing the execution, delivery and performance of the Loan Documents to which it is a party are attached to the certificate, and such resolutions have not been subsequently modified or repealed, (D) a certificate of good standing dated within a reasonably close period of time prior to the Closing Date for such Loan Party issued by the Secretary of State or similar state official for the state in which such Loan Party is incorporated, formed or organized and (E) signature and incumbency certificates of its officers executing any of the Loan Documents, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification;

(9)        On the Closing Date after giving effect to the initial funding of the Term Loans and the initial funding under the Revolving Loan Facility, the Loan Parties shall have (x) no outstanding Indebtedness other than the Term Loans funded on the Closing Date and other Permitted Indebtedness, and (y) no Liens outstanding other than Permitted Liens;

(10)      Duly executed payoff letters and UCC-3 termination statements with respect to any Liens which are not Permitted Liens upon any Property of the Loan Parties or any of their Subsidiaries, including for the avoidance of doubt all payoff letters and UCC-3 termination statements as are necessary to effect the Refinancing;

(11)      A certificate, duly executed by a Responsible Officer of Borrower Agent, certifying as to the solvency on the Closing Date of Holdings and its Subsidiaries;

(12)      The Acquisition Documents for the Hydrofarm Acquisition and an assignment and/or contribution to the Loan Parties of Holdings’ rights under the Acquisition Documents, including, without limitation, any escrow accounts or representation and warranty insurance entered into in connection therewith, together with a certificate of a Responsible Officer of the Borrower Agent certifying that each such document is a true, correct, and complete copy thereof;

(13)      The Revolving Loan Documents, together with a certificate of a Responsible Officer of the Borrower Agent certifying that each such document is a true, correct, and complete copy thereof;

(14)      Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to Administrative Agent, evidence of property, business interruption and liability insurance covering each Loan Party (provided that to the extent the appropriate endorsements naming Administrative Agent as lender’s loss payee on all policies for property hazard insurance and as additional insured on all policies for liability insurance cannot be delivered by the Closing Date, they should be required to be delivered to the extent required under Section 5.12); and

(15)      A Notice of Borrowing appropriately completed and duly executed by the Borrowers.

(b)       The Borrowers shall have paid all fees due on or prior to the Closing Date in accordance with the provisions of Section 2.6 which payment shall be nonrefundable (which amounts, in the case of fees payable to Administrative Agent and Lenders and at the option of the Borrowers (but subject to the consent of the Administrative Agent and the Lenders), may be offset or net funded against the proceeds of the Term Loan made on the Closing Date).

(c)        The Borrowers shall have paid all reasonable costs and expenses of the Administrative Agent (including reasonable and documented legal fees and expenses) incurred in connection with the preparation and execution of the Loan Documents and incident to all proceedings in connection with, transactions contemplated by, and documents relating to this Agreement and the Loan Documents, which payment shall be nonrefundable to the extent required by Section 9.4 and which payment, at the option of the Borrowers (but subject to the consent of the Administrative Agent and the Lenders), may be offset or net funded against the proceeds of the Term Loan made on the Closing Date.

(d)       The Hydrofarm Acquisition shall have been, or substantially concurrently with the initial borrowing under this Agreement and shall be, consummated in accordance with the Hydrofarm Acquisition Agreement, without giving effect to any modifications, supplements, amendments or express waivers or consents thereto that are materially adverse to Lenders in their capacities as such without the consent of Administrative Agent (it being understood and agreed that (a) any modification, amendment or waiver to the definition of “Material Adverse Effect” or any similar term contained in the Hydrofarm Acquisition Agreement shall require consent of the Administrative Agent and the Lenders, (b) any increase in the purchase price shall not require consent of the Administrative Agent and the Lenders so long as such increase shall be funded by an increase in the Closing Equity Contribution, and (c) any modification, amendment or waiver to any provision of the Hydrofarm Acquisition Agreement to which the Lenders are a third party beneficiary pursuant to the terms thereof (including, without limitation, Section 12.8 of the Hydrofarm Acquisition Agreement) shall require consent of the Administrative Agent and the Lenders).

(e)       The Specified Acquisition Agreement Representations shall be true and correct in all respects on and as of the Closing Date.

(f)        The Specified Representations shall be true and correct in all material respects (except for representations and warranties that are already qualified as to materiality, which representations and warranties shall be true and correct in all respects after giving effect to such materiality qualifier) on and as of, and after giving effect to the making of the Term Loans and the consummation of the other Transactions on, the Closing Date.

(g)       Since December 31, 2015, there shall not have occurred any change, effect, condition or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Hydrofarm Acquisition Agreement).

(h)       The Refinancing shall be consummated on the Closing Date at or substantially simultaneously with the funding of the Term Loans.

(i)        Each Borrower and each of the Guarantors shall have provided the documentation and other information to the Administrative Agent (to the extent reasonably requested by the Administrative Agent in writing at least five (5) Business Days prior to the Closing Date) that are required by regulatory authorities under the applicable “know-your-customer” rules and regulations, including the PATRIOT Act, in each case at least two (2) Business Days prior to the Closing Date.

(j)        The Consolidated EBITDA of Holdings and its Subsidiaries, after giving effect to the making of the Term Loans and the consummation of the other Transactions on a Pro Forma Basis, for the twelve month period ending February 28, 2017, shall not be less than $25,000,000.

(k)        The Total Net Leverage Ratio as of the Closing Date, after giving effect to the making of the Term Loans and the consummation of the other Transactions on a Pro Forma Basis, shall not be greater than 4.27:1.00.

(l)        An initial borrowing of Revolving Loans under the Revolving Loan Documents providing net proceeds to the Loan Parties of not more than $30,000,000 shall have occurred substantially simultaneously with the funding of the Term Loans and, immediately after giving effect to such initial borrowing, the Loan Parties shall have “Availability” (as defined in the Revolving Loan Documents) of at least $10,000,000 under the Revolving Loan Facility.

(m)      The Closing Equity Contribution shall have been consummated on the Closing Date at or substantially simultaneously with the funding of the Term Loans.

(n)       The Administrative Agent shall have received (i) a pro forma balance sheet of Hydrofarm and its Subsidiaries dated as of the Closing Date and giving effect to the Hydrofarm Acquisition, which such balance sheet shall reflect no material change from the most recent pro forma balance sheet of Hydrofarm and its Subsidiaries previously delivered to the Administrative Agent, and (ii) financial projections (prepared on a fiscal monthly basis) of Hydrofarm and its Subsidiaries evidencing the Loan Parties’ ability to comply with the financial covenants set forth in Section 6.1.

(o)       The Administrative Agent will have received the Historical Financial Statements.

(p)       The Closing Date shall occur on or before the Outside Date.

(q)       Subject to Section 3.2, the Administrative Agent shall have received (i) the certificates, as applicable, representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and such other documents required by the Security Agreement in respect thereof, and (ii) all duly prepared financing statements on form UCC-1 and all other documents, instruments, filings, recordings, and registrations required to perfect the Liens created by the Security Documents, in sufficient copies and in form adequate to effect all such filings, recordings, and registrations.

3.2              Perfection on the Closing Date. Notwithstanding anything to the contrary herein, to the extent a perfected security interest in any Collateral (other than (i) any security interest that can be perfected by means of the filing of a UCC financing statement or by short-form intellectual property filings with the United States Patent and Trademark Office and the United States Copyright Office, and (ii) the pledge and perfection of security interests in the Equity Interests of the Borrowers and their Subsidiaries with respect to which a Lien may be perfected by the delivery of a stock or equity certificate) is not or cannot be provided on the Closing Date after the Initial Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the perfection of such security interests shall not constitute a condition precedent to the making of the Term Loans on the Closing Date, but instead shall be required to be delivered after the Closing Date in accordance with Section 5.12.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each of the Loan Parties represents and warrants to the Administrative Agent and each of the Lenders that as of the Closing Date:

4.1              Organization; etc. Each Loan Party and each of their respective Subsidiaries is a limited liability company, corporation or other organization, as the case may be, validly organized and existing and in good standing under the laws of the jurisdiction of its organization, has full power and authority to own its property and conduct its business as conducted by it and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing could not reasonably be expected, in the aggregate, to result in a Material Adverse Effect. ~~A~~As of the Amendment No. 2 Effective Date (immediately after giving effect to the Asset Acquisition), a list of jurisdictions in which each such Loan Party and each such Subsidiary is, and after giving effect to the Share Purchase will be, qualified to do business is set forth in Schedule 4.1. Each Loan Party has full power and authority to enter into and to perform its obligations under the Loan Documents to which it is a party and, in the case of the Borrowers only, to request and borrow the Term Loans under this Agreement. Each Loan Party and each of their respective Subsidiaries has all licenses, permits and rights necessary to carry on its business as now being and hereafter proposed to be conducted and to own and operate its Property, except for permits, licenses, and rights the failure of which to have or obtain could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.2              Due Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation by such Loan Party of each of the Transactions (a) have been duly authorized by all necessary corporate or limited liability company action, as the case may be, (b) do not and will not conflict with, result in any violation of or constitute any default under (i) any provision of the Organic Documents of such Loan Party, (ii) any Material Contract binding on or applicable to such Loan Party, or (iii) any law or governmental regulation or court decree or order binding upon or applicable to such Loan Party or any of its Property and (c) will not result in the creation or imposition of any Lien on any of such Loan Party’s Property pursuant to the provisions of any agreement binding on or applicable to such Loan Party, or any of its Property, except any such Liens created pursuant to the Security Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, and Permitted Liens.

4.3              Subsidiaries. As of the ~~Closing Date~~Amendment No. 2 Effective Date (immediately after giving effect to the Asset Acquisition), no Loan Party has any Subsidiaries, and after giving effect to the Share Acquisition no Loan Party will have any Subsidiaries, except those listed on Schedule 4.3, which correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation, formation or organization and the percentage ownership of each Subsidiary which is owned, of record or beneficially, by such Loan Party and/or one or more of its Subsidiaries. Each Loan Party and its Subsidiaries has good and marketable title to all of the Equity Interests or Equity Interests Equivalents it owns in each of its Subsidiaries, free and clear of any Lien (other than any Liens in favor of the Administrative Agent for the benefit of the Secured Parties, Permitted Liens under Section 6.3(j) and inchoate Permitted Liens) and all such Equity Interests and Equity Interests Equivalents have been duly issued and are fully paid and non-assessable. Each Loan Party has full power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and perform the Loan Documents to which it is a party. Each Loan Party has all licenses, permits, and rights necessary to carry on its business as now being and hereafter proposed to be conducted and to own and operate its properties, except for permits, licenses, and rights the failure of which to have or obtain, individually or in the aggregate, is not, and could not reasonably be expected to result in, a Material Adverse Effect.

4.4               Validity of the Agreement. Each Loan Document is the legal, valid and binding obligation of each Loan Party and is enforceable in accordance with its terms except that, as to enforcement of remedies, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ and secured parties’ rights generally or by equitable principles relating to enforceability, regardless of whether considered in equity or at law.

4.5               Financial Statements. The Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of the Acquired Company as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby (except as otherwise expressly noted therein and, in the case of quarterly financial statements, subject to the absence of footnotes.

4.6               Litigation; etc. Except as set forth on Schedule 4.6, there is no action, suit, claim, demand, disputes, cause of action, proceeding, arbitration or investigation at law or equity, or before or by any federal, state, local or other governmental department, commission, court, tribunal, board, bureau, agency or instrumentality, domestic or foreign, pending, or to the Knowledge of the Loan Parties, threatened in writing, against or affecting any Loan Party or any of their Subsidiaries or any of their respective Properties, (i) that involve any Loan Document or the Transactions, or (ii) which if determined adversely could reasonably be expected to result in a Material Adverse Effect.

4.7               Compliance with Law. No Loan Party nor any of their Subsidiaries is (a) in default or breach with respect to any judgment, order, writ, injunction, rule, regulation or decree of any court, governmental authority, department, commission, agency or arbitration board or tribunal or (b) in violation of any law, rule, regulation, ordinance or order relating to its or their respective businesses, in each case of clause (a) and (b) above, the breach, default or violation of which could reasonably be expected to result in a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Loan Party or Subsidiary under any applicable Law. To the Knowledge of the Loan Parties, no Loan Party, nor any of their Subsidiaries (other than any Foreign Subsidiary (other than a Canadian Subsidiary)), sells ~~and~~any products or services directly to marijuana growers or to retailers that sell only to the marijuana industry.

4.8              ERISA Compliance. Except as set forth on Schedule 4.8:

(a)        Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the Knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made by any Loan Party or ERISA Affiliate with respect to any Pension Plan.

(b)       There are no pending or, to the Knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)       (i) No ERISA Event has occurred or is reasonably expected to occur, (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Loan Party or ERISA Affiliate knows of any reason that such percentage could reasonably be expected to drop below 60%, (iii) no Loan Party or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid, (iv) no Loan Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, and (v) no Pension Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Pension Plan.

(d)       With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles, and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

(e)       No Canadian Employee Plan provides for medical, life or other welfare benefits (through insurance or otherwise), with respect to any current or former employee of any Canadian Subsidiary or any Affiliate thereof after retirement or other termination of service (other than coverage mandated by Law or coverage provided through the end of the month containing the date of termination from service or otherwise where part of a severance package or with respect to injured or disabled employees). The Loan Parties and their Subsidiaries are in compliance in all material respects with the requirements of the PBA and any binding FSCO requirements of general application with respect to each Canadian Pension Plan and in material compliance with any FSCO directive or order directed specifically at a Canadian Pension Plan. No Canadian Pension Plan has any unfunded liability, solvency deficiency or wind up deficiency or otherwise has its present value benefit liabilities determined on a plan termination basis in accordance with actuarial assumptions in excess of the current value of its assets. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan. No Loan Party or Subsidiary contributes to or participates in a Canadian Multi-Employer Plan. No Loan Party or an Affiliate thereof maintains, contributes or has any liability with respect to a Canadian Defined Benefit Pension Plan. No Termination Event has occurred. All contributions required to be made by any Loan Party or Subsidiary to any Canadian Pension Plan have been made in a timely fashion in accordance with the terms of such Canadian Pension Plan and the PBA. No Lien has arisen, choate or inchoate, in respect of any Loan Party or Subsidiary or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due).

4.9              Title to Assets. Each Loan Party and each of their respective Subsidiaries holds or will hold good title to all of its Property (including, without limitation, good record title to any owned Real Property in fee simple and good, legal and marketable title to any equipment and other personal Property) in each case, free and clear of all Liens except for Permitted Liens. No Real Property is located in a special flood hazard zone, except as disclosed on Schedule 4.9. Each Loan Party and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. Except for Uniform Commercial Code financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names any Loan Party or any of their Subsidiaries as debtor or which covers or purports to cover any of their respective Property, will be effective and on file in any state or other jurisdiction, and no Loan Party nor any of their respective Subsidiaries will sign or authorize any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing other than in respect of Permitted Liens.

4.10            Use of Proceeds. Proceeds of the Term Loans, together with the proceeds of the Closing Equity Contribution and the initial borrowing of Revolving Loans under the Revolving Loan Documents, will be used to fund (i) the purchase price of the Hydrofarm Acquisition, which will be consummated on the Closing Date substantially concurrently with the funding of the Term Loans, (ii) the Refinancing, (iii) the payment of fees, premiums, accrued and unpaid interest, expenses and other similar transaction costs related to the foregoing and (iv) to the extent any proceeds of the Term Loans remain after such proceeds are applied to the purposes set forth in the foregoing clauses (i) through (iii), ongoing working capital requirements of the Borrowers and their Subsidiaries and for other general corporate purposes.

4.11            Governmental Regulation. No Loan Party, nor any of their respective Subsidiaries, is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration (other than the filing of the Uniform Commercial Code financing statements) which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document, the performance, in accordance with their respective terms, of this Agreement or any other Loan Document, or the consummation of the Transactions.

4.12            Margin Stock. No part of any Term Loans shall be used at any time by any Loan Party or any of their respective Subsidiaries to purchase or carry margin stock (within the meaning of Regulations T, U and X) or to extend credit to others for the purpose of purchasing or carrying any margin stock. No Loan Party, nor any of their respective Subsidiaries, is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock. No part of the proceeds of any Term Loans will be used by any Loan Party or any of their respective Subsidiaries for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System.

4.13            Not a Regulated Entity. No Loan Party, nor any of their respective Subsidiaries, is (a) registered or required to be registered as an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other applicable Law regarding its authority to incur Indebtedness. The making of the Term Loans, the application of the proceeds and repayment thereof by the Borrowers and the performance by each Loan Party of the transactions contemplated by this Agreement and each of the other Loan Documents will not violate any provision of said Laws, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

4.14            Accuracy of Information. All written information heretofore furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders for purposes of or in connection with this Agreement or any other Loan Document or any transaction contemplated by this Agreement or any of the other Loan Documents is, and all other such information furnished by or on behalf of such Loan Party to the Administrative Agent is, when considered as a whole, complete and correct in all material respects and did not, when delivered, contain any untrue statement of material fact or omit to state a fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements have been made (after giving effect to all supplements thereto).

4.15            Tax Returns; Audits. Each Loan Party and each of their respective Subsidiaries has filed all material federal, provincial, state and local and foreign tax returns and other material reports which are required to be filed, and has paid all material taxes as shown on said returns and on all assessments received by any such Person (except for any assessments which are being Properly Contested), to the extent that such taxes have become due or has obtained extensions with respect to the filing of such returns and has made provision in accordance with GAAP for the payment of taxes anticipated to be payable in connection with such returns. Each Loan Party and each of their respective Subsidiaries has made all material required withholding deposits.

4.16            Environmental and Safety Regulations. Each Loan Party and each of their respective Subsidiaries is in compliance with all requirements of applicable federal, state and local Environmental Laws except for any noncompliance which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed on Schedule 4.16, no Loan Party’s or Subsidiary’s past or present operations, Real Property or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. The Real Property and its intended use complies with all applicable laws, governmental regulations and the terms of any enforcement action by any federal, state, regional or local governmental agency regarding all applicable federal, state and local laws pertaining to air and water quality, hazardous waste, waste disposal and other environmental matters (including, but not limited to, the Clean Water, Clean Air, Federal Water Pollution Control, Solid Waste Disposal, Resource Conservation and Recovery and Comprehensive Environmental Response, Compensation, and Liability Acts, as said acts may be amended), and the rules, regulations and ordinances of all applicable federal, state and local agencies and bureaus under such laws, except in each case for any noncompliance which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Loan Party or Subsidiary has received any Environmental Notice. No Loan Party or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Property now or previously owned, leased or operated by it.

4.17            Payment of Wages; Labor Matters. Each Loan Party and each of their respective Subsidiaries is in compliance with the Fair Labor Standards Act, as amended, in all material respects, and each Loan Party and each of their respective Subsidiaries has paid all minimum and overtime wages required by law to be paid to their respective employees. There are no strikes, work stoppages, slowdowns or lockouts existing, pending or, to the Knowledge of the Loan Parties, threatened against or involving any Loan Party or any Subsidiary of any Loan Party, except for those that could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 4.17, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Loan Party or any Subsidiary of any Loan Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Loan Party or any Subsidiary of any Loan Party and (c) to the knowledge of any Loan Party, no such representative has sought certification or recognition with respect to any employee of any Loan Party or any Subsidiary of any Loan Party.

4.18            Intellectual Property. Each Loan and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others. There is no pending or, to any Loan Party’s Knowledge, threatened Intellectual Property Claim with respect to any Loan Party, any Subsidiary or any of its Property (including any Intellectual Property). Except as set forth on Schedule 4.18, no Loan Party or Subsidiary pays or owes any royalty or other compensation to any Person with respect to any material Intellectual Property. All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Loan Party or Subsidiary is set forth on Schedule 4.18. To any Loan Party’s knowledge, there is no third party Intellectual Property licensed to a Loan Party that is necessary for, or critical to, the manufacture, sale or distribution of any products or services of any Loan Party, and no licensed third party Intellectual Property is necessary for the Administrative Agent to exercise its rights to enforce the Liens in favor of the Administrative Agent for the benefit of the Secured Parties with respect to the Term Loan Priority Collateral, including the right to dispose of it, in the event of an Event of Default.

4.19            Projections. The projections of the Borrowers, previously furnished to the Administrative Agent on March 22, 2017, have been prepared in the light of the past business history of the Borrowers and their Subsidiaries and on the basis of the assumptions set forth therein, which assumptions are in the opinion of the Borrowers reasonable at the time such budget projections were prepared (it being recognized that budget projections may differ from actual results and such differences may be material and such budget projections are subject to significant uncertainties and contingencies which are beyond the Borrowers’ control and no assurance can be given that any particular projection will be realized).

4.20            Solvency. After giving effect to the making of the Term Loans hereunder and the consummation of the other Transactions on the Closing Date, as of the Closing Date, the Loan Parties and their Subsidiaries taken as a whole are Solvent.

4.21            No Material Adverse Effect. Since December 31, 2015, there has occurred no event which is or which could reasonably be expected to result in a Material Adverse Effect.

4.22            Brokers’ Fees. Except for fees payable to the Administrative Agent and the Lenders, none of the Loan Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

4.23            Deposit Accounts. Schedule 4.23 lists all banks and other financial institutions at which any Loan Party maintains deposit or other accounts as of the Closing Date, and such Schedule correctly identifies the name, address and any other relevant contact information reasonably requested by the Administrative Agent with respect to each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

4.24            Hydrofarm Acquisition Agreement. As of the Closing Date, the Borrowers have delivered to the Administrative Agent a complete and correct copy of the Hydrofarm Acquisition Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other material documents delivered pursuant thereto or in connection therewith). The Hydrofarm Acquisition Agreement is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn. The consummation of the transactions contemplated by the Hydrofarm Acquisition Agreement on the Closing Date will not violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on any Loan Party or, to any Loan Party’s knowledge, any other party to the Hydrofarm Acquisition Agreement, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which any Loan Party is a party or by which any Loan Party is bound or, to any Loan Party’s Knowledge, to which any other party to the Transactions is a party or by which any such party is bound. To the Knowledge of the Loan Party’s, the Hydrofarm Acquisition Agreement was duly executed and delivered by each other party thereto and is enforceable against such parties, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium, or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4.25            Material Contracts. All of the Material Contracts are in full force and effect and no Loan Party, nor any of their respective Subsidiaries, is in default under any Material Contract and, to the Knowledge of the Loan Parties, no other Person that is a party thereto is in default under any of the Material Contracts. There is no basis upon which any party (other than a Loan Party or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

4.26            Valid Liens. The Security Agreement and each other Security Document delivered pursuant hereto will, upon execution and delivery thereof, be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, to the secure the Obligations, legal, valid and enforceable Liens on, and security interests in, each Loan Party’s right, title and interest in and to the Collateral thereunder, and, subject to the Intercreditor Agreement, (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent required by any Security Document), the Liens created by such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of each Loan Party in such Collateral having the priority set forth in the Intercreditor Agreement, in each case subject to no Liens other than the applicable Permitted Liens. All Liens of the Administrative Agent, for the benefit of the Secured Parties, in the Term Loan Priority Collateral are duly perfected, first priority Liens and all Liens of the Administrative Agent, for the benefit of the Secured Parties, in the Revolving Loan Priority Collateral are duly perfected Liens having the priority set forth in the Intercreditor Agreement, in each case, subject only to Permitted Liens that are expressly allowed to have priority over the Liens of the Administrative Agent, for the benefit of the Secured Parties.

4.27            Foreign Assets Control Regulations and Anti-Money Laundering. Each Loan Party and each of their respective Subsidiaries is in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. None of the Loan Parties, nor any of their respective Subsidiaries, (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

4.28            Patriot Act. The Loan Parties, each of their Subsidiaries and, to their knowledge, each of their Affiliates, are in compliance in all material respects with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Term Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

4.29            Surety Obligations. No Loan Party or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

4.30            Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Loan Party or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Loan Party or Subsidiary. There exists no condition or circumstance that could reasonably be expected to impair the ability of any Loan Party or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

4.31            Holdings. Holdings (a) has not engaged in any activities other than acting as a holding company and transactions incidental thereto, maintaining its corporate existence, and entering into and performing its obligations under the Loan Documents, the Revolving Loan Documents and the Related Agreements, (b) does not hold any assets other than (i) all of the issued and outstanding Equity Interests of the Borrower Agent, (ii) contractual rights pursuant to the Loan Documents, the Revolving Loan Documents and Related Agreements, and (iii) cash and cash equivalents in an amount not to exceed the amount required for the purpose of promptly paying general operating expenses (including without limitation audit fees, director and officer compensation and indemnification obligations pursuant to its Organic Documents), and (c) has no liabilities other than under the Loan Documents, the Revolving Loan Documents, the Related Agreements, Permitted Contingent Obligations and obligations incurred in the Ordinary Course of Business related to its existence, including taxes, franchise or other entity existence taxes and fees payable to the State of Delaware, payment of reasonable and customary director fees and expenses, and indemnification obligations pursuant to its Organic Documents.

4.32            Revolving Loan Documents. The Revolving Loan Documents dated as of the date hereof are being executed and delivered concurrently with the execution and delivery of this Agreement, true, correct and complete copies of which have been delivered to the Administrative Agent. The transactions contemplated by the Revolving Loan Documents comply in all material respects with all applicable Laws.

4.33            Insurance. The Loan Parties and their Subsidiaries maintain insurance policies with respect to their respective properties and business, in each case in compliance with Section 5.7.

4.34            SBA Matters. Each of Holdings and each Borrower acknowledges that Brightwood Capital SBIC I, LP is, and certain other Lenders may from time to time be or become, a Small Business Investment Company (as defined in the SBIA), subject to the rules and regulations contained in and promulgated under the SBIA. As of the Closing Date, each of Holdings and each Borrower, together with its “affiliates” (for purposes of this paragraph only, as that term is defined in Title 13, Code of Federal Regulations, §121.103), is a Small Business Concern (as defined in the SBIA). Neither Holdings nor any of its Subsidiaries presently engages in, and shall not hereafter engage in, any activities for which a Small Business Concern is prohibited from engaging in under the SBIA, nor shall any such Person use directly or indirectly the proceeds of the Term Loans for any purpose for which a Small Business Investment Company is prohibited from providing funds by the SBIA. The representations made by Holdings and each Borrower in the SBA forms delivered on the Closing Date pursuant to Section 5.13 (or such later date of delivery) shall be deemed to be representations made by Holdings and each Borrower as of the Closing Date (or such later date) under this Section 4.34.

ARTICLE V

CERTAIN AFFIRMATIVE COVENANTS

Each of the Loan Parties agrees with the Administrative Agent and each of the Lenders that, from the date hereof and thereafter for so long as any portion of any Term Loan shall be outstanding or any Lender shall have any Commitment hereunder, unless the Required Lenders shall otherwise consent in writing:

5.1              Financial Information; etc. The Borrowers will furnish to the Administrative Agent copies of the following financial statements, reports and information:

(a)       as soon as available and in any event on or prior to September 29, 2017, a copy of the consolidated and consolidating audited financial statements, including balance sheet, related statements of operations, and statements of cash flows, of the Acquired Company for the fiscal year ended December 31, 2016, prepared in accordance with GAAP, certified without qualification or exception by a nationally recognized auditor that is not subject to qualification as to “going concern” or the scope of such audit, accompanied by a certificate of a Responsible Officer of the Borrower Agent which shall state, in the name and on behalf of the Borrower Agent, that said financial statements are complete and correct in all material respects and fairly present the financial condition and results of operations of the Acquired Company in accordance with GAAP for such period;

(b)       as soon as available and in any event within one hundred twenty (120) days (which period may, in the case of the fiscal year ending December 31, 2017, be extended by up to thirty (30) days in the reasonable discretion of the Administrative Agent) after the end of each fiscal year of the Borrowers (commencing with the fiscal year ending December 31, 2017), a copy of the consolidated and consolidating audited financial statements, including balance sheet, related statements of operations, and statements of cash flows, of Holdings, the Borrowers and their Subsidiaries for such fiscal year, with comparative figures for the preceding fiscal year, prepared in accordance with GAAP, certified without qualification or exception by a nationally recognized auditor that is not subject to qualification as to “going concern” or the scope of such audit other than solely with respect to, or resulting solely from, an upcoming Maturity Date under the Term Loans, accompanied by a certificate of a Responsible Officer of the Borrower Agent which shall state, in the name and on behalf of the Borrower Agent, that said financial statements are complete and correct in all material respects and fairly present the financial condition and results of operations of Holdings, the Borrowers and their Subsidiaries in accordance with GAAP for such period;

(c)       as soon as available and in any event within thirty (30) days after the end of each fiscal quarterly period of each fiscal year of the Borrowers (or, for with respect to the last such quarterly period ending in any fiscal year, forty five (45) days after the end of such quarterly period), commencing with the fiscal quarter ended March 31, 2017, consolidated and consolidating statements of operations and cash flows of Holdings, the Borrowers and their Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a Responsible Officer of the Borrower Agent which shall state, in the name and on behalf of the Borrower Agent, that said financial statements are complete and correct in all material respects and fairly present the financial condition and results of operations of Holdings, the Borrowers and their Subsidiaries in accordance with GAAP for such period, (subject to year-end adjustments and the lack of GAAP footnotes);

(d)       as soon as available and in any event within thirty (30) days after the end of each of the first two fiscal months of each fiscal quarter of the Borrowers, consolidated and consolidating statements of operations and cash flows of Holdings, the Borrowers and their Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year;

(e)       with each financial statement required by Section 5.1(b) and Section 5.1(c) (other than the last fiscal quarter of such year) to be delivered to the Administrative Agent, a Compliance Certificate signed by a Responsible Officer of the Borrower Agent;

(f)        concurrently with delivery of financial statements under clauses (a), (b) and (c) above, a management report, in reasonable detail, signed by the chief financial officer of the Borrower Agent, describing the operations and financial condition of the Loan Parties and their Subsidiaries for the fiscal quarter and the portion of the fiscal year then ended (or for the fiscal year then ended in the case of annual financial statements), together with a discussion comparing such results as compared to the applicable figures for such period set forth in the projections most recently delivered pursuant to clause (k) below;

(g)       promptly after any Borrower knows or has reason to know that any Default or Event of Default has occurred and is continuing, any “Default” or “Event of Default” under and as defined in any Revolving Loan Documents has occurred and is continuing or any Material Adverse Effect has occurred, but in any event not later than five (5) Business Days after any Responsible Officer of any Borrower becomes aware thereof, a notice from the Borrower Agent of such Default, Event of Default, “Default”, “Event of Default” or Material Adverse Effect describing the same in reasonable detail and a description of the action that the Borrowers have taken and propose to take with respect thereto;

(h)       promptly after a Loan Party’s obtaining knowledge thereof, notice to the Administrative Agent of any of the following that affects a Loan Party: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could reasonably be expected to have a Material Adverse Effect, (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract, (c) any default under or termination of a Material Contract, (d) any judgment in an amount exceeding $500,000, (e) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect, (f) any violation or asserted violation of any applicable Law (including ERISA, PBA, the Fair Labor Standards Act of 1938, or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect, (g) any Environmental Release by a Loan Party or on any Real Property owned, leased or occupied by a Loan Party, or receipt of any Environmental Notice, (h) the occurrence of any ERISA Event or Termination Event, (i) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants, ~~or~~ (j) any opening of a new office or place of business, at least thirty (30) days prior to such opening~~.~~, or (k) any Loan Party or Subsidiary becomes party to, liable under or otherwise bound by any collective bargaining agreement, any Canadian Defined Benefit Pension Plan, Canadian Pension Plan, Pension Plan, Multiemployer Plan, Canadian Multi-Employer Plan or similar agreement;

(i)         promptly after receipt thereof, but in any event not later than five (5) Business Days after any Responsible Officer of a Borrower becomes aware thereof, all final letters and reports to management of a Borrower prepared by its independent certified public accountants and the responses of the management of such Borrower thereto;

(j)         promptly following the commencement of any litigation, suit, administrative proceeding or arbitration relating to any Borrower or any of its Properties which if adversely determined could reasonably be expected to result in a Material Adverse Effect or otherwise relating in any way to the transactions contemplated by this Agreement, but in any event not later than (5) Business Days after any Responsible Officer of a Borrower becomes aware thereof, a notice thereof from the Borrower Agent describing the allegations of such litigation, suit, administrative proceeding or arbitration and the Borrowers’ response thereto;

(k)        not later than thirty (30) days after the start of each fiscal year of the Borrowers, projections of Holdings’, the Borrowers’ and their Subsidiaries’ consolidated balance sheets, results of operations, cash flow and “Availability” (as defined in the Revolving Loan Documents) for the next fiscal year, fiscal month by fiscal month, together with a statement of all underlying assumptions, and promptly following the preparation thereof, updates to any of the foregoing from time to time prepared by management of any Loan Party;

(l)         promptly after receipt thereof, but in any event not later than five (5) Business Days after any Responsible Officer of a Borrower becomes aware thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement (including, without limitation, the Revolving Loan Documents) and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

(m)       promptly after the sending or filing thereof, any certifications or other documents (including any exhibits or other backup thereto) regarding the post-closing settlement or other “true-up” of consideration paid under the Acquisition Documents or the Canadian Purchase Agreement;

(n)       at the Administrative Agent’s request, a listing of each Loan Party’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to the Administrative Agent;

(o)       promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Loan Party has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Loan Party files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Loan Party to the public concerning material changes to or developments in the business of such Loan Party;

(p)       promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

(q)       promptly upon any officer of any Loan Party obtaining knowledge that any Loan Party has either (i) registered or applied to register any Intellectual Property with any Governmental Authority or (ii) acquired any interest in Real Property (including leasehold interests in Real Property), a certificate of a Responsible Officer describing such Intellectual Property and/or such Real Property in such detail as the Administrative Agent shall reasonably require;

(r)       promptly upon the completion thereof, any third-party audit or other review of the Closing Date balance sheet of the Loan Parties;

(s)       as soon as available, and in any event within 120 days after the close of each fiscal year of the Borrowers, financial statements for each Guarantor, in form and substance satisfactory to the Administrative Agent;

(t)        upon request, provide the Administrative Agent with copies of all existing agreements, and promptly after execution thereof provide the Administrative Agent with copies of all future agreements, between a Loan Party and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral;

(u)       from time to time (but no more frequently than one time per fiscal quarter) upon the reasonable request of Administrative Agent, the Borrowers shall make appropriate members of management available at reasonable times during normal business hours for a telephone conference to discuss with Administrative Agent and the Lenders the financial condition and operations of the Borrowers and their Subsidiaries; and

(v)       such other information with respect to the financial condition and operations of the Borrowers and their Subsidiaries as the Administrative Agent or any Lender may reasonably request.

5.2              Maintenance of Existence and Licenses; etc.

(a)       Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain and preserve its existence, and qualification and good standing in all states and jurisdictions in which such qualification and good standing are required in order to conduct its business and own its property as conducted and owned in such states, except, other than with respect Holdings or a Borrower, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b)       Each Loan Party shall, and shall cause each of its Subsidiaries to, (i) keep each material License affecting any Collateral (including the manufacture, distribution or disposition of inventory) or any other material Property of the Loan Parties and Subsidiaries in full force and effect, (ii) promptly notify the Administrative Agent of any proposed modification to any such material License, or entry into any new material License, in each case at least thirty (30) days prior to its effective date, (iii) pay all royalties and other amounts when due under any material License, and (iv) notify the Administrative Agent of any default or breach asserted by any Person to have occurred under any material License.

5.3              Maintenance of Properties. Each Loan Party will, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all material Properties used in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, except to the extent the failure to maintain such Properties could not reasonably be expected to result in a Material Adverse Effect.

5.4              Payment of Liabilities. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay and discharge as the same may become due and payable, all taxes, assessments and other governmental charges or levies against or on any of its Property, in each case, prior to the date on which they become delinquent or penalties attach, as well as all other lawful claims of any kind which, if unpaid, might become a Lien upon any of its Property; provided, however, that the foregoing shall not require such Loan Party or such Subsidiary to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be Properly Contested, but (with respect to claims that are not Taxes, assessments and other governmental charges or levies) only so long as such claim does not become a Lien on any assets of such Loan Party or such Subsidiary.

5.5              Compliance with Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, carry on its business activities in substantial compliance with all applicable federal ~~or~~, provincial, state or foreign laws and all applicable rules, regulations and orders of all governmental bodies and offices having power to regulate or supervise its business activities, including all applicable environmental, pollution control, health and safety statutes, laws and regulations, except in each case where the failures to so comply could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain all material rights, liens, permits, certificates of compliance or grants of authority necessary for the conduct of its business, except where the failure to maintain could not reasonably be expected to result in a Material Adverse Effect. The Real Property and its intended use will comply at all times with all applicable laws, governmental regulations and the terms of any enforcement action now or hereafter commenced by any federal, state, regional or local governmental agency, including all applicable federal, state and local laws pertaining to air and water quality, hazardous waste, waste disposal and other environmental matters (including, but not limited to, the Clean Water, Clean Air, Federal Water Pollution Control, Solid Waste Disposal, Resource Conservation and Recovery and Comprehensive Environmental Response, Compensation, and Liability Acts, as said acts may be amended from time to time), and the rules, regulations and ordinances of all applicable federal, state and local agencies and bureaus, except where the failures to so comply could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party shall, and shall cause each of its Subsidiaries to, institute and maintain policies and procedures (satisfactory to the Administrative Agent) designed to ensure that no Loan Party, nor any of their Subsidiaries (other than any Foreign Subsidiary), sells any products or services directly to marijuana growers or to retailers that sell only to the marijuana industry.

5.6               Books and Records; Inspection Rights; etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, keep (a) from and after July 1, 2017, a system of accounting administered in accordance with GAAP and (b) books and records reflecting all of its business affairs and transactions in accordance with GAAP. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent (accompanied by any Lender) or any representative thereof, at reasonable times and intervals, during normal business hours and upon reasonable notice to the Borrower Agent, to visit the offices of such Loan Party or such Subsidiary, discuss financial matters with Responsible Officers of such Loan Party or such Subsidiary and with its independent public accountants (and by this provision each Loan Party authorizes its and its Subsidiaries’ independent public accountants to participate in such discussions) and examine any of the such Loan Party’s or such Subsidiary’s books and other company records in a non-disruptive manner; provided, that unless an Event of Default has occurred and is continuing there shall be no more than one such inspection or visit per year; provided, further, that, unless an Event of Default has occurred and is continuing, a representative of the Borrower Agent shall be given the opportunity to be present during any such inspection or discussion. Notwithstanding anything to the contrary in this Section 5.6, no Loan Party, nor any of their respective Subsidiaries, will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter, or provide information, that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by Law, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) the disclosure of which is restricted by binding agreements with a third party that is not a controlled Affiliate of any Loan Party.

5.7               Insurance. Subject to the Intercreditor Agreement:

(a)        Each Loan Party shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best rating of at least A+, unless otherwise approved by the Administrative Agent in its discretion) reasonably satisfactory to the Administrative Agent; provided, that if Real Property secures any Obligations, flood hazard diligence, documentation and insurance shall comply with the Flood Disaster Protection Act or otherwise shall be satisfactory to all Lenders. All proceeds under each policy shall be payable to the Administrative Agent. From time to time upon request, the Loan Parties shall deliver to the Administrative Agent certified copies of its insurance policies and updated flood plain searches. Unless the Administrative Agent shall agree otherwise, each policy shall include endorsements in form and substance reasonably satisfactory to it (i) showing the Administrative Agent as loss payee (other than with respect to workers’ compensation, D&O insurance, kidnap, ransom and terrorism policies); (ii) requiring thirty (30) days prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of any Loan Party or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Loan Party fails to provide and pay for any insurance, the Administrative Agent may, at its option, but shall not be required to, procure the insurance and charge the Loan Parties therefor. Each Loan Party agrees to deliver to the Administrative, promptly as rendered, copies of all reports made to insurance companies (other than with respect to workers’ compensation, D&O insurance, kidnap, ransom and terrorism policies). While no Event of Default exists, the Loan Parties may settle, adjust or compromise any insurance claim, as long as the proceeds (other than with respect to workers’ compensation, D&O insurance, kidnap, ransom and terrorism policies) are delivered to the Administrative, subject to Loan Party reinvestment rights in accordance with this Agreement. If an Event of Default exists, only the Administrative Agent shall be authorized to settle, adjust and compromise such claims (other than with respect to workers’ compensation, D&O insurance, kidnap, ransom and terrorism policies).

(b)       Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance or kidnap, ransom and terrorism policies) and any awards arising from condemnation of any Collateral shall be paid to the Administrative Agent upon receipt thereof; provided that, so long as no Event of Default exists, the Loan Parties shall have the right to elect to reinvest such proceeds to the extent provided in Section 2.1(g)(4). Subject to the Intercreditor Agreement, any such proceeds or awards that relate to any Collateral and not so reinvested shall be applied to payment of the Term Loans in accordance with Section 2.1(g)(4).

(c)        If at any time the improvements on a Real Property are located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, then the applicable Loan Party (i) has obtained and will maintain, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Real Property of such Loan Party ceases to be financially sound and reputable after the Closing Date, in which case, Holdings or such Loan Party shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable total amount as the Administrative Agent and the Lenders may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) promptly upon request of the Administrative Agent or any Lender, will deliver to the Administrative Agent or such Lender, as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and such Lender, including, without limitation, evidence of annual renewals of such insurance.

(d)       The Loan Parties shall maintain insurance with insurers (with a Best rating of at least A+, unless otherwise approved by the Administrative Agent in its discretion) satisfactory to the Administrative Agent, (a) with respect to the Properties and business of the Loan Parties and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated, and (b) business interruption insurance in an amount not less than $4,000,000, with deductibles and subject to an endorsement or insurance assignment reasonably satisfactory to the Administrative Agent.

5.8             ERISA. Each Loan Party agrees that all assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan, and each such Plan, will comply in all material respects with ERISA and other applicable laws.

(a)        No Loan Party will at any time permit any Plan to:

(1)       engage in any “prohibited transaction” for which an exemption is not available as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

(2)       fail to satisfy the minimum funding standard as such term is defined in Section 302 of ERISA, whether or not waived;

(3)       be terminated under circumstances which are likely to result in the imposition of a lien on the property of any Loan Party or any of their respective Subsidiaries pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of a Loan Party or any of the Subsidiaries; or

(4)       be operated or administered in a manner which is not in compliance with ERISA or any applicable provisions of the Code;

if the event or condition described in clause (1), (2), (3) or (4) above could reasonably be expected to subject any Loan Party or any of their respective Subsidiaries to a Material Adverse Effect.

(b)       Upon the request of the Administrative Agent or any Lender, the Borrower Agent will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the IRS. Copies of such annual reports shall be delivered no later than thirty (30) days after the date the copy is requested.

5.9               Additional Subsidiary Guarantors. The Borrower Agent shall notify the Administrative Agent within ten (10) Business Days after it makes an Investment in any Subsidiary or, within ten (10) Business Days after it creates an entity which is or becomes a Subsidiary, and promptly thereafter (and in any event within thirty (30) days), cause such Person (other than a Foreign Subsidiary) to (i) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall reasonably deem appropriate for such purpose, (ii) take all such action and execute such agreements, documents and instruments, including execution and delivery of a counterpart signature page to the Security Agreement and execution and delivery of such other Security Documents, that may be necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest and Lien in any Collateral owned by such new Subsidiary (having the priority set forth in the Intercreditor Agreement) and (iii) deliver to the Administrative Agent documents of the types referred to in Section 3.1(a)(8) and, if reasonably requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (i) and (ii) of this subsection), all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary set forth herein, no Subsidiary of Holdings may guarantee (or be a borrower under) the Revolving Loan Facility that does not also guarantee the Obligations (or is a Borrower hereunder); provided, that, notwithstanding the foregoing, EWGS, Eddi, GSD and Sunblaster Canada shall be permitted to be a borrower under the Revolving Loan Facility.

5.10            Landlord Agreements. The Loan Parties shall use commercially reasonable efforts to obtain a landlord agreement or bailee or mortgagee waiver, as applicable, within sixty (60) days after the Closing Date from (a) the lessor of each Loan Party’s chief executive office and each other location where any books and records of a Loan Party are held or maintained and (b) from the lessor of each leased property, bailee in possession of any Collateral or mortgagee of any owned property with respect to any location where Collateral with an aggregate fair market value in excess of $350,000 is stored or located.

5.11           Cash Management Systems. Within one-hundred twenty (120) days after the Closing Date, unless waived or extended by the Administrative Agent in its Permitted Discretion, each Loan Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, control agreements subject to the provisions in the Security Agreement.

5.12           Further Assurances. Promptly upon reasonable request by the Administrative Agent, the Loan Parties shall take such additional actions and execute such documents as the Administrative Agent may reasonably request from time to time in order (i) to carry out the purposes of this Agreement or any other Loan Documents, (ii) to subject to the Liens in the Collateral granted by any of the Security Documents (having the priority set forth in the Intercreditor Agreement) any of the Collateral and (iii) to perfect and maintain the validity, effectiveness and priority of the Liens granted by any of the Security Documents and the Liens intended to be created thereby (in each case, subject to the terms of the Intercreditor Agreement). Notwithstanding anything to the contrary in this Agreement or any other Loan Document, so long as any Revolving Loan Obligations are outstanding, the actions and deliverables required by this Section 5.12 with respect to the Administrative Agent’s security interest in any Revolving Loan Priority Collateral shall be subject to the terms of the Intercreditor Agreement and required only to the extent required under the Revolving Loan Documents. Notwithstanding anything to the contrary set forth herein or in the Security Agreement, the Borrowers shall not be required to execute and deliver a Mortgage in respect of the Colorado Property prior to the date that is 180 days following the Closing Date.

5.13            SBA Matters. Each Loan Party will, and will cause each of its Subsidiaries to: (a) upon the request of any Lender that is a Small Business Investment Company (as defined in the SBIA), repay such Lender’s Term Loan in full (including the applicable prepayment fee), in immediately available funds, in the event that any Borrower or any other Loan Party changes the nature of its business within one year after the Closing Date (or, if applicable, any later borrowing date hereunder) in a manner that would cause such Lender to have provided funds any Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document in violation of 13 C.F.R. §§ 107.700-107.760 (as amended from time to time); (b) upon the request of any Lender that is a Small Business Investment Company or the SBA, (i) submit to such Lender and/or the SBA timely and accurate compliance reports at such times and in such form and containing such information as the SBA may determine to be necessary to enable the SBA to ascertain whether each Borrower and each other Loan Party have complied or are complying with 13 C.F.R. Part 112 (“Part 112”), (ii) submit to such Lender such information as may be necessary to enable such Lender to meet its reporting requirements under Part 112, and (iii) permit the SBA to have access with advance written notice and during normal business hours to such of its books, records, accounts and other sources of information, and its facilities as may be pertinent to ascertain compliance with Part 112. Where any information required of any Borrower or any other Loan Party is in the exclusive possession of any other agency, institution or Person and such agency, institution or Person shall fail or refuse to furnish this information, each Borrower and each other Loan Party shall so certify in its report and shall set forth what efforts it has made to obtain this information; and (c) upon any Lender’s request, take any and all actions required to permit any Lender to comply with SBIA and applicable law, in the event such Lender is restricted or prohibited from holding Term Loans or Qualified Equity Interests in any Loan Party or any Affiliate thereof as a result of any noncompliance thereunder.

5.14           OFAC; Patriot Act. The Loan Parties shall, and shall cause their Subsidiaries to, comply with the laws, regulations and executive orders referred to in Section 4.27 and Section 4.28 (subject to any materiality qualifiers set forth in such Section 4.27 and Section 4.28).

5.15           Senior Credit Enhancements. If the Revolving Loan Agent or any Revolving Loan Lender under the Revolving Loan Documents receives any additional guaranty, Collateral or other credit enhancement after the Closing Date, each Loan Party shall cause the same to be granted to the Administrative Agent and the Lenders, subject to the terms of the Intercreditor Agreement.

ARTICLE VI

FINANCIAL COVENANTS AND NEGATIVE COVENANTS

The Loan Parties agree with the Administrative Agent and each of the Lenders that, from the date hereof and thereafter for so long as any portion of any Term Loans shall be outstanding or any Lender shall have any Commitment hereunder, unless the Required Lenders shall otherwise consent in writing:

6.1               Financial Covenants.

(a)        Fixed Charge Coverage Ratio. The Borrowers shall not permit the Fixed Charge Coverage Ratio for the date set forth in the table below for the Test Period ending on such date to be less than the minimum ratio set forth opposite such date:

Fiscal Quarter Ending	Minimum Fixed Charge Coverage Ratio
June 30, 2017	1.25:1.00
September 30, 2017	1.25:1.00
December 31, 2017	1.25:1.00
March 31, 2018	1.25:1.00
June 30, 2018	1.50:1.00
September 30, 2018	1.50:1.00
December 31, 2018	1.50:1.00
March 31, 2019	1.50:1.00
June 30, 2019	1.75:1.00
September 30, 2019	1.75:1.00
December 31, 2019	1.75:1.00
March 31, 2020	1.75:1.00
June 30, 2020	1.75:1.00
September 30, 2020	1.75:1.00
December 31, 2020	1.75:1.00
March 31, 2021	1.75:1.00
June 30, 2021	1.75:1.00
September 30, 2021	1.75:1.00
December 31, 2021 and the last day of each fiscal quarter thereafter	2.00:1.00

(b)       Total Net Leverage Ratio. The Borrowers shall not permit the Total Net Leverage Ratio as of the date set forth in the table below for the Test Period ending on such date to be greater than the maximum ratio set forth in the table below opposite such date:

Fiscal Quarter Ending	Maximum Total Net Leverage Ratio
June 30, 2017	5.50:1.00
September 30, 2017	5.50:1.00
December 31, 2017	5.25:1.00
March 31, 2018	5.25:1.00
June 30, 2018	5.00:1.00
September 30, 2018	4.75:1.00
December 31, 2018	4.75:1.00
March 31, 2019	4.75:1.00
June 30, 2019	4.50:1.00
September 30, 2019	4.50:1.00
December 31, 2019	4.00:1.00
March 31, 2020	4.00:1.00
June 30, 2020	4.00:1.00
September 30, 2020	4.00:1.00
December 31, 2020 and the last day of each fiscal quarter thereafter	3.75:1.00

(c)       Equity Cure Contributions. For purposes of determining compliance with the Financial Covenants as of the last day of any fiscal quarter of the Borrower, any cash equity contribution to the Borrower by Holdings (to the extent funded by Holdings from the proceeds of the issuance of Qualified Equity Interests or Permitted Affiliate Sub Debt by Holdings) after the last day of any fiscal quarter and on or prior to the day that is fifteen (15) Business Days after the day on which financial statements are required to be delivered for such fiscal quarter (each an “Equity Cure Contribution”) will, at the request of the Borrower, be included in the calculation of Consolidated EBITDA for purposes of determining compliance with the Financial Covenants for the applicable fiscal quarter and any applicable subsequent periods that include such fiscal quarter; provided, that (i) in each four (4) fiscal quarter period, there shall be a period of at least two (2) fiscal quarters in which no Equity Cure Contribution is made and only four (4) Equity Cure Contributions may be made during the term of this Agreement, (ii) the amount of any Equity Cure Contributions shall not exceed the amount required to cause the Borrower to be in compliance with the Financial Covenants, (iii) all Equity Cure Contributions will be used solely for curing the Financial Covenants and will be disregarded for purposes of determining the availability of any baskets, pricing or step-downs with respect to other provisions contained in the Loan Documents, (iv) the proceeds of each Equity Cure Contribution shall have been contributed to the Borrower as a cash common equity contribution or as Permitted Affiliate Sub Debt and shall be promptly used by the Borrower to prepay the Term Loans pursuant to Section 2.1(g)(6) and (e) there shall be no pro forma or other reduction of Total Net Debt (including by way of cash netting) using the proceeds of any Equity Cure Contribution for purposes of determining compliance for the fiscal quarter (and subsequent quarters in the applicable Test Period) in respect of which such Equity Cure Contribution was made.

6.2               Limitations on Indebtedness. The Loan Parties shall not, and shall not permit any of their Subsidiaries to, create, assume, incur, issue, guarantee or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness, except the following (the “Permitted Indebtedness”):

(a)       the Obligations;

(b)       Subordinated Indebtedness in an aggregate amount outstanding (together with any Refinancing Debt in respect thereof) at any time not in excess of $20,000,000; provided, that, in the event that such Subordinated Indebtedness is Permitted Affiliate Sub Debt, subject to the Intercreditor Agreement, 100% of the proceeds thereof are immediately applied by Holdings to make a Specified Equity Contribution in the Borrower Agent in accordance with Section 6.1(c);

(c)       Permitted Purchase Money Debt;

(d)       Indebtedness (other than the Obligations, Subordinated Indebtedness, Permitted Purchase Money Debt and Revolving Loan Obligations) set forth on Schedule 6.2 (other than the Obligations, Subordinated Indebtedness, Permitted Purchase Money Debt and Revolving Loan Obligations), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the Term Loans;

(e)       Indebtedness that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Loan Party or Subsidiary, as long as (i) such Indebtedness was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and (i) the aggregate amount of Indebtedness outstanding under this clause (e) (together with any Refinancing Debt in respect thereof) does not exceed $1,000,000 in the aggregate at any time;

(f)        Permitted Contingent Obligations;

(g)       Revolving Loan Obligations so long as such obligations do not exceed the Revolving Loan Maximum Amount, subject to the limitations set forth in the Intercreditor Agreement; provided, that, the maximum aggregate amount of Revolving Loan Obligations specified in clause (a)(i) of the definition of “Revolving Loan Maximum Amount” set forth in the Intercreditor Agreement of any Person other than the Loan Parties that shall be permitted under this clause (g) shall not exceed $10,000,000;

(h)       Refinancing Debt as long as each Refinancing Condition is satisfied;

(i)        intercompany loans by a Borrower or a Wholly Owned Loan Party to a Borrower or a Wholly Owned Loan Party;

(j)        Indebtedness in respect of appeal bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances, in each case, issued for the account of any Loan Party in the Ordinary Course of Business, including guarantees or obligations of any Loan Party with respect to letters of credit supporting such appeal bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed);

(k)       Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the Ordinary Course of Business;

(l)        Subordinated Indebtedness of any Loan Party to repurchase Equity Interests from any employee, officer, director or such person’s spouse, estate or estate planning vehicle upon the death, disability or termination of employment of such employee, officer or director, so long as (x) no Default or Event of Default has occurred and is continuing or would occur as a result thereof, and (y) the aggregate amount of Indebtedness outstanding under this clause (l) does not exceed $1,000,000 in the aggregate at any time;

(m)      Indebtedness consisting of accrued and unpaid management fees permitted under the Management Agreements;

(n)       Indebtedness consisting of any final judgment rendered against any Loan Party that has not been paid, discharged or vacated or had execution thereof stayed pending appeal prior to such final judgment constituting an Event of Default in accordance with Section 7.1(g) hereof;

(o)       Indebtedness that is not included in any of the preceding clauses of this Section 6.2, is not secured by a Lien and does not exceed $1,000,000 in the aggregate at any time outstanding; ~~and~~

(p)       all premium (if any), interest, fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (o) above~~.~~; and

(q)       the Asset Acquisition Earnout Obligations.

6.3              Liens. The Loan Parties shall not, and will cause their Subsidiaries not to, create, incur, assume or permit to exist or to be created or assumed any Lien on any of their respective Property, whether now owned or hereafter acquired, except the following (the “Permitted Liens”):

(a)       Liens in favor of the Administrative Agent for the benefit of the Secured Parties or otherwise to secure the Obligations;

(b)       Purchase Money Liens securing Permitted Purchase Money Debt;

(c)       Liens for Taxes not yet due or being Properly Contested;

(d)       statutory Liens (other than Liens for Taxes or imposed under ERISA or PBA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Loan Party or Subsidiary;

(e)       Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are at all times junior to the Liens in favor of the Administrative Agent for the benefit of the Secured Parties and are required or provided by law;

(f)        Liens arising by virtue of a judgment or judicial order against any Loan Party or Subsidiary, or any Property of a Loan Party or Subsidiary, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to the Liens in favor of the Administrative Agent for the benefit of the Secured Parties;

(g)       easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances, or any encroachments, on Real Property, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(h)       normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(i)        Liens on assets (other than accounts receivable and inventory) acquired in a Permitted Acquisition, securing Indebtedness permitted by Section 6.2(e);

(j)        Liens securing Indebtedness under the Revolving Loan Documents permitted by Section 6.2(g) to the extent such Liens are subject to the Intercreditor Agreement

(k)       Liens existing on the Closing Date and set forth on Schedule 6.3;

(l)        leases, subleases, licenses or sublicenses of the Property of any Loan Party, in each case entered into in the Ordinary Course of Business of such Loan Party which do not (i) interfere in any material respect with the business of any Loan Party or any Subsidiary and (ii) secure any Indebtedness;

(m)      licenses or sublicenses of Intellectual Property granted by any Loan Party in the Ordinary Course of Business;

(n)       the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(o)       Liens for the benefit of a seller attaching solely to cash earnest money deposits in connection with a letter of intent or acquisition agreement with respect to a Permitted Acquisition;

(p)       Liens on an insurance policy of any Loan Party and the identifiable cash proceeds thereof in favor of the issuer of such policy and securing Indebtedness permitted to finance the premiums of such policies; and

(q)       statutory Liens arising in the Ordinary Course of Business that are not related to Indebtedness for borrowed money so long as (x) such Liens are subject to a landlord agreement or bailee or mortgagee waiver, as applicable, in form and substance acceptable to the Administrative Agent and (y) such Liens are similarly permitted under the Revolving Loan Agreement pursuant to clause (~~f~~vi) of Section ~~10.2.2~~10.2(a) of the Revolving Loan Agreement.

6.4              Sales of Assets. The Loan Parties shall not, and will cause their Subsidiaries not to, make any Asset Dispositions, except for:

(a)       a sale or lease of inventory in the Ordinary Course of Business;

(b)       termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from a Loan Party’s or Subsidiary’s default;

(c)       a lease or sublease of Real Property in the Ordinary Course of Business;

(d)       a license or sublicense of Intellectual Property (including, without limitation, any non-exclusive license of Intellectual Property) entered into in the Ordinary Course of Business;

(e)       an Asset Disposition, abandonment or lapse of Intellectual Property that is immaterial or no longer used or the expiration of Intellectual Property in accordance with its statutory term;

(f)        Asset Dispositions of cash equivalents in the Ordinary Course of Business;

(g)       Asset Dispositions of Property to a Borrower or any Wholly Owned Loan Party (other than Holdings);

(h)       Restricted Payments by the Loan Parties and their Subsidiaries, in each case solely to the extent expressly permitted by Section 6.10;

(i)        the discount, write-down, sale or other Asset Disposition in the Ordinary Course of Business of trade or accounts receivable more than 120 days past due;

(j)        Asset Dispositions approved in writing by the Administrative Agent and Required Lenders;

(k)       as long as no Default or Event of Default exists, (i) an Asset Disposition of any Property which is to be replaced, and is in fact replaced, or subject to a binding contract to be replaced, within 180 days (and if so committed to be replaced, actually replaced no later than ninety (90) days after the end of such 180 day period) with another asset useful in the Loan Parties’ business (so long as the Administrative Agent has a first priority and perfected Lien on any newly-acquired asset, subject to the terms of the Intercreditor Agreement), (ii) Asset Dispositions of Property (other than accounts receivable or inventory) that, in the aggregate during any 12 fiscal month period, has a fair market or book value (whichever is more) of $1,000,000 or less, or (iii) Asset Dispositions of Property (other than accounts receivable or inventory) that is obsolete or no longer used or useful in the business or inventory that is unmerchantable or otherwise unsalable in the Ordinary Course of Business;

(l)        replacement of equipment that is worn, damaged or obsolete with equipment of like function and value, if the replacement equipment is acquired substantially contemporaneously with such disposition (or such longer period consented to by Administrative Agent) and is free of Liens other than Permitted Liens; or

(m)       a sale or disposition of the Colorado Property so long as (i) no Default or Event of Default exists or results therefrom, (ii) 100% of the consideration received from such sale or disposition is in the form of cash, (iii) the purchase price of such sale or disposition is for at least fair market value, and (iv) the Net Cash Proceeds of such sale or other disposition are applied to make a prepayment of the Term Loans in accordance with Section 2.01(g)(4).

6.5              Liquidations, Mergers and Consolidations. Except as permitted pursuant to Sections 6.6 and 6.8 and except for the merger, consolidation or amalgamation of any Loan Party or any Subsidiary of any Loan Party into a Borrower or any Wholly Owned Loan Party, the Loan Parties shall not, and will cause their Subsidiaries not to, liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or consolidate with or merge into any other Person, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets or less than all the Equity Interests of a Borrower or any of their Subsidiaries; provided that any Subsidiary of a Borrower may liquidate or dissolve or change its legal form if the Borrowers determine in good faith that such action is in the best interests of the Borrowers and their Subsidiaries and is not materially disadvantageous to the Lenders so long as (A) no Event of Default shall result therefrom and (B) the surviving Person or the Person who receives the assets of such dissolving or liquidated Subsidiary that is Loan Party shall be a Borrower or a Wholly Owned Loan Party; provided, further, that if a Borrower is a party to any such transaction, a Borrower shall be the surviving entity of such transaction.

6.6              Investments. The Loan Parties shall not, and will cause their Subsidiaries not to, make or permit to exist any Investment, except that, so long as no Event of Default then exists or is caused thereby, the Borrowers and their Subsidiaries may make Permitted Investments.

6.7              Transactions with Affiliates. The Loan Parties shall not, and will cause their Subsidiaries not to, enter into any transaction (including the purchase, sale or exchange of Property, the rendering of any service, the making of any Investment in an Affiliate or the repayment of any Indebtedness owed to an Affiliate) with an Affiliate (other than any such transactions among the Loan Parties), except for (i) any agreement, instrument or arrangement as in effect as of the Closing Date and set forth on Schedule 6.7, or any amendment thereto (so long as any such amendment is not adverse to the Lenders in any material respect as compared to the applicable agreement as in effect on the Closing Date) and (ii) any material transaction in the ordinary course of business and pursuant to the reasonable requirements of the Loan Parties and their Subsidiaries business, upon terms which are fair and reasonable to the Loan Parties and their Subsidiaries and which are not less favorable to the Loan Parties and their Subsidiaries than would be obtained in a comparable transaction with a Person not an Affiliate; provided, that, so long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof, the Borrowers may pay Permitted Management Fees.

6.8              Acquisitions. The Loan Parties shall not, and will cause their Subsidiaries not to, make any Acquisitions, except that the Borrowers and their Subsidiaries may make Permitted Acquisitions.

6.9               Amendment and Waiver.

(a)       The Loan Parties shall not, and will cause their Subsidiaries not to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the provisions of its Organic Documents in any manner that is adverse to the Administrative Agent or the Lenders, other than any amendment of any Organic Documents of Holdings necessary to facilitate the issuance of Equity Interests of Holdings so long as such amendment is not adverse to the Administrative Agent or the Lenders.

(b)       The Loan Parties shall not, and will cause their Subsidiaries not to, amend, modify, change, waive, or obtain any consent, waiver or forbearance with respect to, any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing or concerning the Revolving Loan Obligations (including, without limitation, the Revolving Loan Documents) except to the extent permitted by the Intercreditor Agreement.

(c)       The Loan Parties shall not, and will cause their Subsidiaries not to, amend, modify, change, waive, or obtain any consent, waiver or forbearance with respect to, any of the terms or provisions of any Management Agreement in any manner that is adverse to the Administrative Agent or the Lenders (it being understood that any amendment or modification to any Management Agreement that has the effect of either (x) increasing the fees or other amounts payable to any Manager thereunder or (y) modifying the subordination provisions set forth therein shall, in any such event, be adverse to the Administrative Agent or the Lenders).

(d)       The Loan Parties shall not, and will cause their Subsidiaries not to, amend, modify, change, waive, or obtain any consent, waiver or forbearance with respect to, any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing or concerning the Hydrofarm Acquisition (including the Hydrofarm Acquisition Agreement) or any Canadian Acquisition (including the Canadian Purchase Agreements) in any manner that (i) is contrary to the terms of this Agreement or any other Loan Document, or (ii) could reasonably be expected to result in a Material Adverse Effect or otherwise be materially adverse to the rights, interests or privileges of the Administrative Agent or Lenders or their ability to enforce the Loan Documents.

(e)       The Loan Parties shall not, and will cause their Subsidiaries not to, amend, modify, change, waive, or obtain any consent, waiver or forbearance with respect to, any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing or concerning any Permitted Affiliate Sub Debt.

(f)       The Loan Parties shall not, and will cause their Subsidiaries not to, amend, modify, change, waive, or obtain any consent, waiver or forbearance with respect to, any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing or concerning any Subordinated Indebtedness (other that Permitted Affiliate Sub Debt which is governed by clause (e) above) if the effect thereof (i) increases the principal balance of such Subordinated Indebtedness, or increases any required payment of principal or interest, (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions, (iii) shortens the final maturity date or otherwise accelerates amortization, (iv) increases the interest rate, (v) increases or adds any fees or charges, (vi) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Loan Party or Subsidiary, or that is otherwise materially adverse to any Loan Party, any Subsidiary or the Lenders, or (vii) results in the Obligations not being fully benefited by the subordination provisions thereof.

6.10            Restricted Payments. The Loan Parties shall not, and will cause their Subsidiaries not to, make any Restricted Payment, except that the Loan Parties and their Subsidiaries may:

(a)       make Tax Distributions to Holdings (and, from the proceeds thereof, Holdings may make Tax Distributions to the holders of its Equity Interests), in each case, in the Ordinary Course of Business; and

(b)       so long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof, (i) pay Permitted Management Fees in an amount not to exceed $850,000 per fiscal year; (ii) pay (or make Restricted Payments to allow Holdings or any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests or Equity Interests Equivalents of Holdings (or of any direct or indirect parent thereof) held by any future, present or former employee, director, consultant or distributor (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of a Borrower or any of their Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee or director equity plan, employee or director stock option or profits interest plan or any other employee or director benefit plan or any agreement (including any separation, stock subscription, shareholder or partnership agreement) with any employee, director, consultant or distributor of a Borrower or any of their Subsidiaries in an aggregate amount after the Closing Date not to exceed, together with any payments made under any other Indebtedness permitted under Section 6. 2(l), $500,000 in any calendar year, in each case so long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof; and (iii) provided that (1) the Loan Parties are in pro forma compliance with the Financial Covenants, after giving effect thereto, as of the last day of the most recently ended Test Period, and (2) the Loan Parties’ have pro forma minimum Liquidity of at least $10,000,000, make Restricted Payments in an amount not to exceed $500,000 in the aggregate.

6.11            Payments in Respect of Certain Indebtedness. The Loan Parties shall not, and will cause their Subsidiaries not to, make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance, purchase or acquisition, and whether of interest, principal or any other amounts) with respect to:

(a)       any Subordinated Indebtedness (other than Permitted Affiliate Sub Debt, which shall be subject to clause (c)), except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Indebtedness (and a Responsible Officer of Borrower Agent shall certify to the Administrative Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied);

(b)       any mandatory prepayments under the Revolving Loan Obligations or any other Indebtedness under the Revolving Loan Documents to the extent any such mandatory payments are prohibited from being paid pursuant to the terms of the Intercreditor Agreement;

(c)        any Permitted Affiliate Sub Debt; or

(d)       any Indebtedness (other than the Obligations, Subordinated Indebtedness, the Revolving Loan Obligations or Permitted Affiliate Sub Debt), except, so long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof, (i) required payments under the agreements evidencing such Indebtedness as in effect on the Closing Date (or as amended thereafter with the consent of the Administrative Agent), or (ii) payments in an aggregate amount not to exceed $500,000 in any fiscal year of the Borrowers.

6.12            Change in Business. The Loan Parties shall not, and will cause their Subsidiaries not to, engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

6.13            Changes in Accounting, Name and Jurisdiction of Organization. The Loan Parties shall not, and will cause their Subsidiaries not to, (i) change their fiscal year, (ii) change its name as it appears in official filings in its jurisdiction of organization or (iii) change its jurisdiction or form of organization, in the case of clauses (ii) and (iii), without at least ten (10) Business Days’ prior written notice to the Administrative Agent and the acknowledgement of the Administrative Agent that all actions reasonably required by the Administrative Agent have been completed.

6.14            No Negative Pledges. No Loan Party shall, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on any of such Subsidiary’s Equity Interests or Equity Interests Equivalents or to pay fees, including management fees, or make other payments and distributions to a Borrower or any Subsidiary, except pursuant to the terms of the Loan Documents and the Revolving Loan Documents. No Loan Party shall, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any contractual obligation prohibiting or otherwise restricting the existence of any Lien upon any Collateral in favor of the Administrative Agent to secure the Obligations, whether now owned or hereafter acquired except (i) in connection with any document or instrument governing Liens permitted herein, provided that any such restriction contained therein relates only to the Property subject to such Permitted Liens, (ii) with consent of the Administrative Agent and (iii) pursuant to the Revolving Loan Documents and the Intercreditor Agreement. Nothing in this Section 6.14 shall prohibit (1) this Agreement or any of the other Loan Documents, (2) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted hereunder pending the consummation of such sale, (3) restrictions imposed by applicable law, (4) any agreement in effect at the time a Person first became a Subsidiary of any Loan Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary and such restrictions are limited to such Subsidiary and its Subsidiaries, (5) in the case of any Subsidiary that is not a wholly-owned Subsidiary of Holdings, restrictions and conditions imposed by its organizational documents or any related joint venture, shareholder or similar agreements, or (6) contained in any financing documentation governing Indebtedness permitted to be incurred hereunder that are incurred by a Subsidiary that is not required to be a Guarantor, so long as such restrictions operate only upon the occurrence and during the continuance of an event of default under the documentation governing such Indebtedness and only impose restrictions on such Subsidiary and its Subsidiaries.

6.15            Holding Company Status. Notwithstanding anything contained in this Agreement or the other Loan Documents to the contrary, Holdings shall not (a) engage in any activities other than acting as a holding company and transactions incidental thereto, maintaining its corporate existence, and entering into and performing its obligations under the Loan Documents, the Revolving Loan Documents and the Related Agreements, (b) hold any assets other than (i) all of the issued and outstanding Equity Interests of the Borrower Agent, (ii) contractual rights pursuant to the Loan Documents, the Revolving Loan Documents and Related Agreements, and (iii) cash and cash equivalents in an amount not to exceed the amount required for the purpose of promptly paying general operating expenses (including without limitation audit fees, director and officer compensation and indemnification obligations pursuant to its Organic Documents), (c) incur any liabilities other than under the Loan Documents, the Revolving Loan Documents, the Related Agreements, Permitted Contingent Obligations and obligations incurred in the Ordinary Course of Business related to its existence, including taxes, franchise or other entity existence taxes and fees payable to the State of Delaware, payment of reasonable and customary director fees and expenses, and indemnification obligations pursuant to its Organic Documents, (d) merge, amalgamate or consolidate with any other Person, (e) sell or otherwise transfer any of its assets, (f) permit or suffer to exist any Lien on any of its assets other than Permitted Liens, or (g) accept or receive any Collateral (other than distributions that are expressly permitted by Section 6.10).

6.16            Use of Proceeds. No Loan Party shall, nor shall it permit any of its Subsidiaries to, use the proceeds of the Term Loans other than for lawful purposes and in accordance with Sections 4.10 and 4.12.

6.17            Tax Consolidation. No Loan Party shall, nor shall it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than Holdings, the Borrowers and their Subsidiaries.

6.18            Accounting Changes. No Loan Party shall, nor shall it permit any of its Subsidiaries to, make any material change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or any fiscal quarter.

6.19            Hedging Agreements. No Loan Party shall, nor shall it permit any of its Subsidiaries to, enter into any Swap Contract, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

6.20            Plans. No Loan Party shall, nor shall it permit any of its Subsidiaries to, become party to any Multiemployer Plan ~~or~~, Canadian Multi-Employer Plan, Foreign Plan or Canadian Defined Benefit Pension Plan, other than any in existence on the Closing Date or maintain, contribute or have any liability in respect of, or acquire any Person that maintains, contributes or has any liability in respect of, a Canadian Pension Plan or Canadian Multi-Employer Plan or a Canadian Defined Benefit Pension Plan during the term of this Agreement.

ARTICLE VII

EVENTS OF DEFAULT

7.1              Events of Default. The term “Event of Default” means any of the following events occurring for whatever reason, whether voluntary or involuntary, effected by operation of law, judgment, order or otherwise:

(a)       A failure to pay when and as due any Obligations (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)       Any representation, warranty or other written statement of a Loan Party made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)       A default in the due performance and observance of any of the covenants or agreements contained in Sections 5.1, 5.2(a), 5.5, 5.6, 5.7, 5.13, 5.14 or 9.23 or Article VI;

(d)       A Loan Party breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within thirty (30) days after a Responsible Officer of such Loan Party has knowledge thereof or receives notice thereof from the Administrative Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by a Loan Party;

(e)       Any of the following shall occur: (i) a Guarantor repudiates, revokes or attempts to revoke its Guaranty, (ii) a Loan Party or an Affiliate thereof denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to the Administrative Agent for the benefit of the Secured Parties (except as modified by the Intercreditor Agreement), or (iii) any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by the Administrative Agent and Lenders);

(f)       Any breach or default of a Loan Party or Canadian Subsidiary occurs under (i) any Swap Contract or (ii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound relating to (x) the Revolving Loan Obligations or (y) any other Indebtedness (other than the Obligations or the Revolving Loan Obligations), in the case of this clause (y), in excess of $1,000,000, in either case of clauses (i) or (ii), if the maturity of or any payment with respect to such Indebtedness may be accelerated or demanded due to such breach;

(g)       Any final judgment or order for the payment of money is entered against a Loan Party or Canadian Subsidiary in an amount that remains unpaid for more than ten (10) days and that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Loan Parties and Canadian Subsidiaries, $1,000,000 (net of insurance coverage therefor that has not been denied by the insurer), unless a stay of enforcement of such judgment or order is in effect;

(h)       A loss, theft, damage or destruction occurs with respect to any Term Loan Priority Collateral if the amount not covered by insurance exceeds $1,000,000;

(i)       Any of the following shall occur: (i) a Loan Party or Canadian Subsidiary is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business, (ii) a Loan Party or Canadian Subsidiary suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business, (iii) there is a cessation of any material part of ~~an~~a Loan Party’s or Canadian Subsidiary’s business for a material period of time, (iv) any material Collateral or Property of a Loan Party or Canadian Subsidiary is taken or impaired through condemnation or expropriation, (v) except as expressly permitted by Section 5.2, a Loan Party or Canadian Subsidiary agrees to or commences any liquidation, dissolution or winding up of its affairs, or (vi) a Loan Party or Canadian Subsidiary is not Solvent;

(j)        Any of the following shall occur: (i) an Insolvency Proceeding is commenced by a Loan Party or Canadian Subsidiary, (ii) a Loan Party or Canadian Subsidiary makes an offer of settlement, extension or composition to its unsecured creditors generally, (iii) a Loan Party or Canadian Subsidiary admits in writing its inability to pay its obligations generally as they become due, (iv) a trustee, receiver, interim receiver or similar official is appointed to take possession of any substantial Property of or to operate any of the business of a Loan Party or Canadian Subsidiary, or (v) an Insolvency Proceeding is commenced against a Loan Party or Canadian Subsidiary and, in the case of this clause (v), (A) the Loan Party or Canadian Subsidiary consents to institution of the proceeding, (B) the petition commencing the proceeding is not timely contested by the Loan Party or Canadian Subsidiary, (C) the petition is not dismissed within 60 days after filing, or (D) an order for relief is entered in the proceeding;

(k)       Any of the following shall occur: (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of a Loan Party or ERISA Affiliate to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan, (ii) a Loan Party or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, or (iii) any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(l)        Any of the following shall occur: (i) a Termination Event shall occur or any Canadian Multi-Employer Plan or Canadian Defined Benefit Pension Plan shall be terminated, in each case, in circumstances which would result or could reasonably be expected to result in a Canadian Subsidiary being required to make a contribution to or in respect of a Canadian Pension Plan, a Canadian Multi-Employer Plan or a Canadian Defined Benefit Pension Plan, or results in the appointment, by FSCO, of an administrator to wind up a Canadian Pension Plan, or (ii) any Canadian Subsidiary is in default with respect to any required contributions to a Canadian Pension Plan;

(m)      ~~(l)~~ A Loan Party or its chairman of the board, president, chief executive officer or chief financial officer is criminally indicted or convicted for (i) a felony committed in the conduct of the Loan Party’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property of any Loan Party or any Collateral;

(n)       ~~(m)~~ A Change of Control occurs;

(o)       ~~(n)~~ Any of the following shall occur: (i) the Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall contest in any manner, or assist any Person party thereto to contest in any manner, the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement, the Security Documents or the Intercreditor Agreement or (ii) the subordination provisions of any agreement or instrument relating to any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person party thereto (other than the Administrative Agent or the Lenders) shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions; or

(p)       ~~(o)~~ Any Loan Document or any material provision of any Loan Document shall at any time and for any reason cease to be valid and binding on or enforceable against any Loan Party party thereto or any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any security interest and Lien on the Collateral purported to be granted to the Administrative Agent for the benefit of the Secured Parties by any Security Document shall for any reason (other than as expressly permitted hereunder or pursuant to the terms thereof) cease to be in full force and effect or create a valid security interest in any material portion of the Collateral or such security interest shall for any reason (other than the failure of the Administrative Agent to take any action within its control) cease to be a perfected security interest with the priority stated in the Security Documents, except (in each case) (x) to the extent that any such grant, perfection or priority is not required pursuant to the terms hereof or the Security Documents and (y) to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage.

7.2              Action If Event of Default. If an Event of Default described in Section 7.1(j) shall occur, to the extent permitted by law, the full unpaid principal amount of and interest on the Term Loans and all other amounts due and owing and Obligations hereunder shall automatically be due and payable without any declaration, notice, presentment, protest or demand of any kind (all of which are hereby waived). If any Event of Default other than pursuant to Section 7.1(j) shall occur and be continuing, the Required Lenders, upon written notice to the Borrower Agent (which shall be given by the Administrative Agent at the request of the Required Lenders), may declare the outstanding principal amount of and interest on the Term Loans and all other amounts due and owing and Obligations hereunder to be due and payable without other notice to any Borrower, presentment, protest or demand of any kind (all of which are hereby waived), whereupon the full unpaid amount of the Term Loans and any and all other Obligations, which shall be so declared due and payable shall bear interest at the Default Rate and shall be and become immediately due and payable.

7.3              Remedies.

(a)        Upon acceleration of the Term Loans, as provided in Section 7.2, the Administrative Agent shall, at the request of the Required Lenders, exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and/or under applicable law.

(b)       The Administrative Agent, personally or by attorney, shall, at the request of the Required Lenders, proceed to protect and enforce its rights and the rights of the Lenders by pursuing any available remedy, including a suit or suits in equity or at law, whether for damages or for the specific performance of any obligation, covenant or agreement contained in this Agreement or in the Notes, or in aid of the execution of any power herein or therein granted, or for the enforcement of any other appropriate legal or equitable remedy, as the Administrative Agent shall deem most effectual to collect the payments then due and thereafter to become due on the Notes or under this Agreement, to enforce performance and observance of any obligation, agreement or covenant of a Borrower hereunder or under the Notes or to protect and enforce any of the Administrative Agent’s or any Lender’s rights or duties hereunder.

(c)        Upon acceleration of the Term Loans, as provided in Section 7.2, to the extent permitted by law, the Administrative Agent shall, if so directed by the Required Lenders, have the right to the appointment of a receiver for the Collateral of the Loan Parties pledged to secure the Obligations, both to operate and to sell such Collateral, and each Borrower hereby consents to such right and such appointment and hereby waives, to the fullest extent permitted by applicable law, any objection each Borrower may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lenders in connection therewith.

(d)        No remedy herein conferred upon or reserved to the Administrative Agent or any Lender is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or under any other Loan Document now or hereafter existing at law, in equity or by statute.

(e)        Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against a Borrower hereunder or under any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent with the consent of the Required Lenders.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

8.1              Appointment and Authorization. Each Lender hereby irrevocably appoints the Administrative Agent as the Administrative Agent of such Lender and authorizes the Administrative Agent to act on such Lender’s behalf to the extent provided herein or under any of the other Loan Documents, and to take such other action and exercise such other powers as may be reasonably incidental thereto. Each Lender hereby agrees that it will require any transferee of any of such Lender’s interests in its Term Loans to irrevocably appoint and authorize the Administrative Agent as such transferee’s Administrative Agent in accordance with the terms hereof. Notwithstanding the use of the term “agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to the Loan Parties, any of the Lenders or any other Person (and no such fiduciary duties shall be implied) and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Borrowers, on behalf of the Loan Parties, and each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims the Borrowers and each Lender hereby waives.

8.2              Power. The Administrative Agent shall have and may exercise such powers under this Agreement and any other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of the Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any Loan Document or applicable law. The Administrative Agent shall not have any implied duties or any obligation to take any action under this Agreement or any other Loan Document except such action as is specifically provided by this Agreement or any other Loan Document to be taken by the Administrative Agent.

8.3               Interest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent, whether under Section 9.3 or 9.9, or otherwise hereunder, as the holder of all of the interests of such Lender in its Term Loans until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

8.4               Employment of Counsel; etc. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document, and any instrument, agreement or document executed, issued or delivered pursuant or in connection herewith or therewith, by or through employees, agents and attorneys-in-fact and shall not be answerable for the default or misconduct of any such employee, agent or attorney-in-fact selected by it with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent). The Administrative Agent shall be entitled to rely on advice of counsel (including counsel who are the employees of the Administrative Agent) selected by the Administrative Agent concerning all matters pertaining to the agency hereby created and its duties under any of the Loan Documents.

8.5              Reliance. The Administrative Agent shall be entitled to rely upon and shall not be under a duty to examine or pass upon the validity, effectiveness, genuineness of this Agreement, any other Loan Document or any notice, consent, waiver, amendment, certificate, affidavit, letter, telegram, statement, paper, document or writing furnished pursuant to this Agreement or any other Loan Document, and the Administrative Agent shall be entitled to assume (absent actual knowledge to the contrary) that the same are valid, effective and genuine, have been signed or sent by the proper Person(s) and are what they purport to be. The Administrative Agent shall be entitled to assume that no Default has occurred and is continuing unless it has actual knowledge, or has been notified in writing by the Borrower Agent, of such fact, or has been notified by a Lender in writing that such Lender considers that a Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Administrative Agent shall provide promptly each Lender with copies of such documents received from the Borrower Agent pursuant to the terms of this Agreement or any other Loan Document as such Lender may reasonably request.

8.6              General Immunity. Neither the Administrative Agent nor any of the Administrative Agent’s directors, officers, agents, attorneys or employees shall be liable or responsible in any manner to any Loan Party, any Lender or any other Person for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except for any liability imposed by law for its own willful misconduct or gross negligence. Without limitation on the generality of the foregoing, the Administrative Agent: (a) shall not be responsible to any Lender for any recitals, statements, warranties, representations, or failure or delay of performance under the Loan Documents or any agreement or document related thereto or for the financial condition of the Loan Parties; (b) shall not be responsible for the authenticity, accuracy, completeness, value, validity, effectiveness, due execution, legality, genuineness, enforceability or sufficiency of any of the Loan Documents, any provisions thereof or any document contemplated thereby; (c) shall not be responsible for the validity, genuineness, creation, perfection or priority of any of the Liens created or reaffirmed by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral or other security; (d)   shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions of any of the Loan Documents on the part of the Loan Parties or of any of the terms of any such agreement by any party thereto and shall have no duty to inspect the property (including the books and records) of the Loan Parties; (e) shall incur no liability under or in respect of any of the Loan Documents or any other document or Collateral by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) furnished pursuant to this Agreement or any other Loan Document; (f) shall incur no liability to the Loan Parties or any other Person as a consequence of any failure or delay in performance by, or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement; and (g) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by the Administrative Agent.

8.7              Credit Analysis. Each Lender has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Loan Parties in connection with the making of its commitments hereunder and has made, and will continue to make, its own independent appraisal of the creditworthiness of the Loan Parties. Without limiting the generality of the foregoing, each Lender acknowledges that prior to the execution of this Agreement, it had this Agreement and all other Loan Documents and such other documents or matters as it deemed appropriate relating thereto reviewed by its own legal counsel as it deemed appropriate, and it is satisfied with the form and substance of this Agreement and all other Loan Documents. Each Lender agrees and acknowledges that neither the Administrative Agent nor any of its directors, officers, attorneys or employees makes any representation or warranties about the creditworthiness of the Loan Parties or with respect to the due execution, legality, validity, genuineness, effectiveness, sufficiency or enforceability of this Agreement or any other Loan Documents, or the validity, genuineness, execution, perfection or priority of Liens created or reaffirmed by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral or other security. Except as explicitly provided herein, neither the Administrative Agent nor any Lender has any duty or responsibility, either initially or on a continuing basis, to provide any other Lender with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before a Default or an Event of Default or at any time thereafter.

8.8               Administrative Agent and Affiliates. With respect to the Term Loans made by it and the Notes issued to it, the Administrative Agent, in its individual capacity, shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent, in its individual capacity, and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Loan Parties, and any Person who may do business with or own securities of the Loan Parties, all as if it were not an Administrative Agent and without any duty to account therefor to the Lenders.

8.9              Indemnification. The Lenders jointly and severally agree to indemnify and hold harmless the Administrative Agent and its officers, directors, employees and agents (to the extent not reimbursed by the Borrowers), ratably according to their respective Commitments and Term Loans, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or any of its officers, directors, employees or agents, in any way relating to or arising out of any investigation, litigation or proceeding concerning or relating to the transaction contemplated by this Agreement or any of the other Loan Documents, or any of them, or any action taken or omitted by the Administrative Agent or any of its officers, directors, employees or agents, under any of the Loan Documents; provided, however, that no Lender shall be liable for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its officers, directors, employees or agents. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for such Lender’s proportionate share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent or its officers, directors, employees or agents in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under any of, the Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers.

8.10            Security Documents. The Administrative Agent, as collateral agent hereunder and under the Security Documents, is hereby authorized to act on behalf of the Secured Parties, in its own capacity and through other agents and sub-agents appointed by it in good faith, under the Security Documents, provided that the Administrative Agent shall not agree to the release of any Collateral, or any property encumbered by any mortgage, pledge or security interests except in compliance with Section 8.11. In connection with its role as secured party with respect to the Collateral hereunder, the Administrative Agent shall act as collateral agent, for itself and for the ratable benefit of the Lenders, and such role as Administrative Agent shall be disclosed on all appropriate accounts, filings, mortgages, and other Collateral documentation.

8.11            Collateral Matters. The Administrative Agent is authorized on behalf of all the Lenders without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to the Security Documents or any Collateral thereunder which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i)   upon payment in full of all Term Loans and all other Obligations of the Loan Parties known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting Property sold or to be sold or disposed of to a Person that is not a Loan Party as part of or in connection with any Asset Disposition permitted hereunder; (iii) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (iv) if approved, authorized or ratified in writing by all the Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.11, provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent’s rights under this Section 8.11. In the event that any landlord in favor of which a Loan Party has granted a Permitted Lien on Excluded Assets requests an acknowledgement that the Collateral does not include any Excluded Assets secured by such Permitted Lien (a “Permitted Lien Acknowledgement”), the Administrative Agent shall deliver a Permitted Lien Acknowledgement to such landlord, on terms and conditions, and subject to documentation reasonably acceptable to the Administrative Agent and, if required by such landlord, shall amend any UCC-1 financing statements filed against a Loan Party in favor of the Administrative Agent to exclude the specific Excluded Assets that are the subject of such Permitted Lien Acknowledgement.

8.12            Action by the Administrative Agent.

(a)       The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights with which it may be vested and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Administrative Agent shall not exercise any rights under Section 7.3 of this Agreement except upon the request of the Required Lenders or of all the Lenders, where expressly required by this Agreement. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final, non-appealable order of a court having jurisdiction over the subject matter.

(b)       The Administrative Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Required Lenders or of all the Lenders, where expressly required by this Agreement, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

(c)       Notice of Default or Event of Default. In the event that the Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified in writing, of any Default (other than through a notice by one party hereto to all other parties), such Lender shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify the Lenders, and the Administrative Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Required Lenders (or all the Lenders, where expressly required by this Agreement) shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Required Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default within ten (10) days after their receipt of the notice of any Default from the Administrative Agent or any Lender, or shall request inconsistent action with respect to such Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Required Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

8.13            Successor Administrative Agent. The Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving thirty (30) days’ prior written notice thereof to the Lenders and the Borrower Agent. Upon any such resignation, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Borrower Agent (which shall not be unreasonably withheld or delayed), have the right to appoint a successor Administrative Agent hereunder that is organized under the laws of the United States of America or a political subdivision thereof. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, with (so long as no Event of Default exists) the consent of the Borrower Agent (which shall not be unreasonably withheld or delayed), appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any state thereof and having a combined capital and surplus of at least $250,000,000. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent’s resignation as Administrative Agent under the Loan Documents, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

8.14            Legal Representation of Administrative Agent. In connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents, and in connection with future legal representation relating to loan administration, amendments, modifications, waivers or enforcement of remedies in connection herewith, Greenberg Traurig LLP has represented only and shall represent only Brightwood Loan Services LLC, in its capacity as Administrative Agent. Each Borrower and each other Lender hereby acknowledges that Greenberg Traurig LLP does not represent it in connection with any such matters.

ARTICLE IX

MISCELLANEOUS

9.1              Waivers, Amendments; etc. The provisions of this Agreement, including the closing conditions set forth herein, may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower Agent and the Required Lenders; provided, that no amendment, waiver or consent shall: (a) increase the Commitment of any Lender or subject a Lender to any additional obligations, without the written consent of such Lender, (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable to any Lender hereunder without the written consent of such Lender, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable to any Lender hereunder without the written consent of such Lender, (d) change the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, unless in writing and signed by all the Lenders, (e) discharge any Borrower from its obligations under the Loan Documents, unless in writing and signed by all the Lenders, (f) amend Section 2.8 or this Section 9.1, unless in writing and signed by all Lenders or (g) except as specifically permitted hereby or thereby, release or impair the security interest in any of the Collateral granted to the Administrative Agent, for the benefit of the Secured Parties, under the Security Documents or discharge any Guarantor, unless in writing and signed by all the Lenders; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

No failure or delay on the part of the Administrative Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

9.2              Payment Dates. Except as expressly provided in this Agreement, whenever any payment to be made hereunder by or to the Lenders or to the holder of any Note shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing the fees or interest payable on such next succeeding Business Day.

9.3              Notices. All communications and notices provided under this Agreement shall be in writing by in writing (including email or facsimile transmission), telecopy or personal delivery and if to a Loan Party addressed or delivered to such Loan Party at its address shown on the signature page hereof or if to the Administrative Agent delivered to it at the address shown on Schedule 9.3 attached hereto, or to any party at such other address as may be designated by such party in a notice to the other parties. Any notice shall be deemed given when transmitted by email, telecopier or, when personally delivered, if mailed properly addressed, shall be deemed given upon the third Business Day after the placing thereof in the United States mail, postage prepaid.

9.4               Costs and Expenses. The Loan Parties, joint and severally, agree to pay, or reimburse, the Administrative Agent for all expenses reasonably incurred for the preparation of this Agreement, including exhibits, and the Loan Documents and any amendments hereto or thereto or consents or waivers hereunder or thereunder as may from time to time hereafter be required thereby or by the transactions contemplated hereby, including, but not limited to, the fees and out-of-pocket expenses of the Administrative Agent, charges and disbursements of special counsel to the Administrative Agent from time to time incurred in connection with the preparation and execution of this Agreement and any document relevant to this Agreement, including the Loan Documents, any amendments hereto or thereto, or consents or waivers hereunder or thereunder, and the consideration of legal questions relevant hereto and thereto. The Loan Parties, joint and severally, agree to pay, or reimburse, the Administrative Agent and each Lender upon demand for all costs and expenses (including attorneys’, auditors’ and accountants’ fees and expenses) reasonably incurred and arising out of the transactions contemplated by this Agreement and the Loan Documents, in connection with any work-out or restructuring of the transactions contemplated hereby and by the Loan Documents and any collection or enforcement of the obligations of any Loan Party hereunder or thereunder, whether or not suit is commenced, including attorneys’ fees and legal expenses (limited to one (1) primary counsel for the Administrative Agent and, if deemed appropriate by the Administrative Agent, one (1) counsel in each relevant jurisdiction and any special counsel (except in the case of actual or perceived conflict, in which case one (1) additional counsel for each Lender similarly situated in respect of such conflict)) in connection with any appeal of a lower court’s order or judgment. The obligations of the Loan Parties under this Section 9.4 shall survive any termination of this Agreement.

9.5               Indemnification. In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Lenders, the Loan Parties, joint and severally, agree to indemnify and hold harmless the Administrative Agent and each Lender and their respective Affiliates, officers, directors, employees, shareholders, agents, successors and assigns (the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities and expenses (other than the expenses to be paid or reimbursed pursuant to Section 9.4 above), joint or several, to which any such Indemnified Party may become subject arising out of or in connection with this Agreement and the other transactions contemplated hereby, the Term Loans and the use of proceeds thereof in connection with any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) relating to any of the foregoing, regardless of whether any such Indemnified Party is a party hereto or whether a Proceeding is brought by a third party or by you any Loan Party or Affiliate of a Loan Party, and to reimburse each such Indemnified Party within ten (10) days of receipt of an invoice for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing; it being understood and agreed that no Loan Party shall be required to reimburse legal fees or expenses of more than one counsel to all Indemnified Parties, taken as a whole and in the case of a conflict of interest where such Indemnified Parties affected by such conflict inform the Borrower Agent of such actual or potential conflict as determined in their sole discretion, one additional counsel to each group of affected Indemnified Parties similarly situated taken as a whole (and, if reasonably necessary as determined by the Administrative Agent, a single local counsel for all Indemnified Parties taken as a whole in each relevant jurisdiction and, in the case of a conflict of interest where such Indemnified Parties affected by such conflict inform the Borrower Agent of such actual or potential conflict as determined in their sole discretion, one additional counsel in each relevant jurisdiction to each group of affected Indemnified Parties similarly situated taken as a whole); provided that the foregoing indemnity will not, as to any Indemnified Party, apply to losses, claims, damages, liabilities or related expenses to the extent (x) they have been determined in a final judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Party or any Related Indemnified Party (as defined below) of such Indemnified Party, (y) they have been determined in a final judgment of a court of competent jurisdiction to have resulted from a material breach of the material obligations of such Indemnified Party or any of its Related Indemnified Parties under this Agreement or any of the Loan Documents at a time when no Loan Party has breached its obligations hereunder in any material respect, or (z) they relate to any dispute solely among Indemnified Parties at a time when no Loan Party has breached its obligations hereunder or any other Loan Document in any material respect (other than any claims against the Administrative Agent in its capacity or in fulfilling its role as Administrative Agent, but not any other Person or entity party to any such Proceeding).

Notwithstanding any other provision of this Agreement or any Loan Document, (i) no Indemnified Party or Related Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages have been determined in a final judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of any Indemnified Party and (ii) none of the Loan Parties, any of their Affiliates or any Indemnified Party or Related Indemnified Party shall be liable for any indirect, special, punitive or consequential damages incurred in connection with this Agreement or the transactions contemplated herein (provided that this provision shall not limit the Loan Parties’ indemnification obligations set forth above). For purposes hereof, a “Related Indemnified Party” of an Indemnified Party means (1) any controlling person or controlled affiliate of such Indemnified Party, (2) the respective directors, trustees, officers, or employees of such Indemnified Party or any of its controlling persons or controlled Affiliates and (3) the respective agents or advisors of such Indemnified Party or any of its controlling persons or controlled Affiliates, in the case of this clause (3), acting at the instructions of such Indemnified Party, controlling person or such controlled Affiliate; provided that each reference to a controlled Affiliate or controlling person in this paragraph pertains to a controlled Affiliate or controlling person involved in the negotiation of this Agreement and the other Loan Documents.

No Loan Party shall be liable for any settlement of any Proceedings effected without the Borrower Agent’s consent (which consent shall not be unreasonably conditioned, withheld or delayed), but if settled with the Borrower Agent’s written consent or if there is a final judgment for the plaintiff in any such Proceedings, the Loan Parties, jointly and severally, agree to indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section 9.5. No Loan Party shall, without the prior written consent of an Indemnified Party, effect any settlement or consent to the entry of any judgment of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Party, unless (i) such settlement includes an unconditional release of such Indemnified Party in form and substance reasonably satisfactory to such Indemnified Party from all liability on claims that are the subject matter of such Proceedings, and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party.

The provisions of this Section 9.5 shall survive termination of this Agreement and payment in full of the Notes. This Section 9.5 shall not apply with respect to Taxes, other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

9.6               Severability. Any provision of this Agreement, the Notes or any other Loan Document executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Notes or any other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

9.7               Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

9.8               Governing Law. This Agreement and the Notes shall each be deemed to be a contract made under, governed by and interpreted pursuant to the internal laws (and not the law of conflicts) of the State of New York.

9.9               Successors and Assigns.

(a)        This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns except that: (i) other than as set forth in the Assumption Agreement, a Loan Party may not assign or transfer its rights hereunder without the prior written consent of all of the Lenders and the Administrative Agent, and (ii) any assignment by a Lender must be made in compliance with subsection (b) below and any participation by a Lender must be made in compliance with subsection (c) below. Notwithstanding clause (ii) of this subsection (a), any Lender may at any time, without the consent any Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. Except to the extent otherwise required by its context, the word “Lender” where used in this Agreement means and includes any such assignee and such assignee shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto.

(b)       Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities that are Eligible Assignees all or a portion of its Commitments, Term Loans, and its rights and obligations under this Agreement in respect thereof in accordance with the provisions of this subsection (b). Each assignment shall be of a constant, and not a varying, ratable percentage of the assigning Lender’s rights and obligations under this Agreement and each Eligible Assignee shall assume a pro rata share of the assigning Lender’s obligations determined by the percentage of the Commitments and Term Loans assigned for the period from the effective date of the assignment through the Maturity Date. Such assignment shall be substantially in the form of the Assignment and Assumption Agreement attached as Exhibit D hereto (the “Assignment and Assumption Agreement”) and shall not be permitted hereunder unless (i) such assignment is for all of such Lender’s Commitment and Term Loans and the rights and obligations under this Agreement related thereto, (ii) the amount of the Commitment and Term Loans assigned by the assigning Lender pursuant to each assignment shall be at least $1,000,000, or (iii) such assignment is to another Lender or an Affiliate of a Lender, in which case no minimum amount shall apply. The consent of the Administrative Agent and, provided no Default or Event of Default then exists, the Borrower Agent (which consents shall not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to a transferee which is not a Lender, an Affiliate of a Lender, or an Approved Fund. The Borrower Agent’s consent shall be deemed to have been given unless the Borrower Agent objects within ten (10) Business Days after receipt of notice of such assignment. Upon (i) delivery to the Administrative Agent of an executed Assignment and Assumption Agreement, together with any required consents and (ii) payment of a $3,500 fee to the Administrative Agent by either the assigning Lender or the assignee Lender for processing such assignment, such assignment shall become effective on the effective date specified in such Assignment and Assumption Agreement; provided, that (a) if an assignment by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such assignment and (b) if an assignment by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 shall be due in connection with such assignment (unless waived or reduced by the Administrative Agent). On and after the effective date of such assignment, such transferee, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Commitment and Term Loans assigned to such transferee Lender. To the extent requested by the applicable Lenders, upon the consummation of any assignment pursuant to this Section 9.9, the Administrative Agent and the Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such transferee Lender, in each case in principal amounts reflecting their Commitment and Term Loans, as adjusted pursuant to such assignment.

(c)        Each Lender may, without the consent of any Borrower, sell participations to one or more banks or other entities that are Eligible Assignees in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or the Term Loans owing to it hereunder); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of, and obligations under, Section 10.1 and of the cost protection provisions contained in Section 10.4, as well as Sections 9.19 and 10.6 to the extent of the Lender selling such participation and the Borrowers’ aggregate obligations with respect to Section 10.1 and Section 10.4 shall not be increased by reason of such participation, provided that such participant shall not be entitled to the benefits of Sections 10.1 and 10.4 unless such participant complies with Section 10.1(e) as (and to the extent) applicable, as if such participant were a Lender (it being understood that the documentation required under Section 10.1(e) shall be delivered to the participating Lender) (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right (and shall not limit its rights) to enforce the obligations of the Borrowers relating to the Term Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any fees payable hereunder (to the extent such participants are entitled to such fees) or the amount of principal of or the rate at which interest is payable on the Term Loans, or the dates fixed for payments of principal of or interest on the Term Loans). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement.

(d)       The Administrative Agent shall maintain a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and the principal amount of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. It is the intent of the parties that the Obligations shall be treated as issued in registered form under Section 5f. 103-1(c) of the United States Treasury Regulations. Upon the Administrative Agent’s receipt of a duly completed Assignment and Assumption Agreement executed by an assigning Lender, an assignee Lender that is an Eligible Assignee and, to the extent required hereunder, the Borrowers, such Eligible Assignee’s completed Administrative Questionnaire (unless the assignee is already a Lender), the fee referred to in Section 9.9(b) above, and any written consent to such assignment required by such subsection, the Administrative Agent shall accept such Assignment and Assumption Agreement and record the information contained therein in the Register. No assignment shall be effected for purposes of this Agreement unless it has been recorded in the Register as provided in this subsection.

(e)        Notwithstanding anything to the contrary contained in this Section 9.9, a Lender that is a fund that invests in bank loans may pledge all or a portion of its rights in connection with this Agreement to the trustee or other agent for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided that any foreclosure or other exercise of remedies by such trustee shall be subject, in all respects, to the provisions of this Section 9.9 regarding assignments. No pledge described in the immediately preceding sentence shall release any such Lender from its obligations hereunder.

(f)        Except as specifically set forth in this Section 9.9, nothing in this Agreement, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any Notes.

(g)       The provisions of this Section 9.9 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.5.

(h)       In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub participations, or other compensating actions, including funding, with the consent of the Borrower Agent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Term Loans in accordance with its respective Commitment. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

9.10            Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.11            Several Liability. The Obligations of the Administrative Agent and each of the Lenders hereunder are several, not joint.

9.12            Financial Information. Each Loan Party assumes responsibility for keeping itself informed of its own financial condition and the financial condition of any and all endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and the Loan Parties agree that the Administrative Agent and the Lenders shall have no duty to advise the Loan Parties of information known to them regarding such condition or any such circumstances.

9.13            Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

9.14            Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent or its Affiliates and each Lender or their respective Affiliates to enter into or maintain business relationships with the Loan Parties beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

9.15           Consent to Jurisdiction. EACH LOAN PARTY HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING BY UNITED STATES CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OF COPIES OF SUCH PROCESS TO SUCH LOAN PARTY’S ADDRESS REFERENCED IN SECTION 9.3. EACH PARTY AGREES THAT A JUDGMENT, FINAL BY APPEAL OR EXPIRATION OF TIME TO APPEAL WITHOUT AN APPEAL BEING TAKEN, IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST SUCH LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

9.16            Waiver of Jury Trial. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY NOTE, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

9.17            USA Patriot Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Act. The Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

9.18            Confidentiality. Each of the Administrative Agent and each Lender agree to maintain the confidentiality of information obtained by it pursuant to any Loan Document, except that such information may be disclosed (i) with the Borrower Agent’s written consent, (ii) in any legal, judicial, administrative proceeding or compulsory process or otherwise as required by applicable law or regulations (in which case such Person agrees to promptly notify the Borrower Agent to the extent practicable and permitted by applicable law); (iii) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, or their respective Affiliates (in which case such Person agrees to, except with respect to any audit or examination conducted by bank accountants, any governmental bank or insurance regulatory authority exercising examination or regulatory authority, or any regulatory requests made by the National Association of Insurance Commissioners, promptly notify the Borrower Agent to the extent lawfully permitted to do so); (iv) to officers, directors, trustees, agents, members, partners, equity holders, approved and managed funds, employees, attorneys, accountants and advisors of the Administrative Agent or any Lender who are informed of the confidential nature of such information and are or have been advised of their obligation to keep such information confidential solely on a need-to-know basis in connection with the transactions contemplated by this Agreement; (v) to any Affiliates of the Administrative Agent or any Lender (provided that any such Affiliate is advised of its obligation to retain such information as confidential) on a need-to-know basis in connection with the transactions contemplated by this Agreement; (vi) to the extent any such information becomes publicly available other than by reason of disclosure in breach of this Agreement; and (vii) in connection with the exercise or enforcement of any right or remedy under any Loan Document.

9.19            Replacement of Lenders. If the Borrower Agent is entitled to replace a Lender pursuant to the provisions of Section 10.6, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower Agent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.9), all of its interests, rights (other than its existing rights to payments pursuant to Sections 10.1 and 10.4 with respect to payments made prior to such assignment) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)        the Borrower Agent shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.9(b);

(b)       such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 10.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower Agent (in the case of all other amounts);

(c)        in the case of any such assignment resulting from a claim for compensation under Section 10.4 or payments required to be made pursuant to Section 10.1, such assignment will result in a reduction in such compensation or payments thereafter;

(d)       such assignment does not conflict with applicable Laws; and

(e)        in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower Agent to require such assignment and delegation cease to apply.

9.20            Keepwell. Each of the Borrowers, any Affiliate of the Borrowers or any Guarantor that is a Qualified ECP Guarantor at the time the Guarantee or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IX voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 9.20 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each of the Borrowers, each Affiliate of the Borrowers and each Guarantor intends this Section 9.20 to constitute, and this Section 9.20 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

9.21            Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

9.22            INTERCREDITOR AGREEMENT.

(a)        EACH LENDER PARTY HERETO (I) UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) AND EACH OTHER LENDER (AND EACH OF THEIR SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE INTERCREDITOR AGREEMENT, (II) AUTHORIZES AND DIRECTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON ITS BEHALF, AND (III) AGREES THAT ANY ACTION TAKEN BY THE ADMINISTRATIVE AGENT PURSUANT TO THE INTERCREDITOR AGREEMENT SHALL BE BINDING UPON SUCH LENDER.

(b)       THE PROVISIONS OF THIS SECTION 9.22 ARE NOT INTENDED TO SUMMARIZE OR FULLY DESCRIBE THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. A COPY OF THE INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ADMINISTRATIVE AGENT.

(c)        THE INTERCREDITOR AGREEMENT IS AN AGREEMENT SOLELY AMONGST THE SECURED PARTIES (AS DEFINED IN THE INTERCREDITOR AGREEMENT) AND THEIR RESPECTIVE AGENTS (INCLUDING THEIR SUCCESSORS AND ASSIGNS) AND IS ACKNOWLEDGED AND AGREED TO BY THE LOAN PARTIES. AS MORE FULLY PROVIDED THEREIN, THE INTERCREDITOR AGREEMENT CAN ONLY BE AMENDED BY THE PARTIES THERETO IN ACCORDANCE WITH THE PROVISIONS THEREOF.

(d)       IN THE EVENT OF ANY CONFLICT BETWEEN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE INTERCREDITOR AGREEMENT, THE INTERCREDITOR AGREEMENT SHALL GOVERN.

9.23            Assumption by Holdings and Successor Borrowers. Immediately following the consummation of the Hydrofarm Acquisition, (i) the Initial Borrower shall cause each of Hydrofarm, WJCO, EHH and SunBlaster to duly execute and deliver to the Administrative Agent the Assumption Agreement and assume the rights and obligations of the Initial Borrower hereunder as a Borrower, (ii) Holdings shall duly execute and deliver to the Administrative Agent the Assumption Agreement and become a Guarantor hereunder and under each other Loan Document applicable to it, and (iii) the Initial Borrower shall cause each of Hydrofarm, WJCO, EHH and SunBlaster to duly execute and deliver to the Administrative Agent each of the agreements, instruments and certificates listed in Section 3.1(a) to which Hydrofarm, WJCO, EHH or SunBlaster is, or is contemplated to be, a party. Immediately upon the completion of the actions set forth in clauses (i), (ii) and (iii) above, (x) Holdings shall be automatically released from its obligations as a Borrower hereunder and shall instead assume the obligations as a Guarantor hereunder and under the other Loan Documents and (y) each of Hydrofarm, WJCO, EHH and SunBlaster shall become a Borrower hereunder and under the other Loan Documents. Upon the reasonable request by the Administrative Agent, the Loan Parties shall take such additional actions and execute such documents as the Administrative Agent may reasonably request to implement the transactions contemplated by the Assumption Agreement and reflect the assumption by Hydrofarm, WJCO, EHH and SunBlaster of the obligations of the Initial Borrower contemplated thereby.

ARTICLE X

TAXES, YIELD PROTECTION AND ILLEGALITY

10.1            Taxes.

(a)        Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)        Any and all payments by or on account of any obligation of any Borrower or Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the applicable withholding agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Borrower or Guarantor, then the Administrative Agent or such Borrower or Guarantor shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)        If any Borrower or Guarantor or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment on account of any obligation of such Borrower or Guarantor under any Loan Document, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below,

(B)       the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code and provide evidence of such payment to the Borrower Agent, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Borrower or Guarantor shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 10.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)       If any Borrower or Guarantor or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment on account of any obligation of such Borrower or Guarantor under any Loan Document, then (A) such Borrower or Guarantor or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Borrower or Guarantor or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and, if paid by the Administrative Agent, the Administrative Agent shall provide evidence of such payment to the Borrower Agent, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Borrower or Guarantor shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 10.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)       Payment of Other Taxes by Borrower and/or Guarantor. Without limiting the provisions of subsection (a) above, each Borrower and/or Guarantor shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)        Tax Indemnifications.

(i)         Each Borrower and Guarantor shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 10.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Agent by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)        Each Lender shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower or Guarantor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of each Borrower and/or Guarantor to do so), and (B) the Administrative Agent and the Borrower and/or Guarantor, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.9(c) relating to the maintenance of a Participant Register, and (C) the Administrative Agent and the Borrower and/or Guarantor, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Borrower or Guarantor in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent, Borrowers or Guarantor to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent, Borrower or Guarantor from any other source against any amount due to the Administrative Agent, Borrowers or Guarantor under this clause (ii).

(d)       Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower or Guarantor to a Governmental Authority, as provided in this Section 10.1, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)        Status of Lenders; Tax Documentation.

(i)        Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Agent and the Administrative Agent, at the time or times reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower Agent or the Administrative Agent as will enable the Borrower Agent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 10. 1(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)        Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)              any Lender that is a U.S. Person shall deliver to the Borrower Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), whichever of the following is applicable:

(1)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)       executed originals of IRS Form W-8ECI;

(3)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4)       to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate satisfactory to the Administrative Agent on behalf of each such direct and indirect partner;

(C)               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower Agent or the Administrative Agent to determine the withholding or deduction required to be made;

(D)              if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Agent or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Agent or the Administrative Agent as may be necessary for the Borrower Agent and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E)               the Administrative Agent shall deliver to the Borrower Agent on or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent), executed copies of IRS Form W-9 certifying that the Administrative Agent is a U.S. Person exempt from U.S. federal backup withholding tax.

(iii)       Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 10.1 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal inability to do so.

(f)        Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund (or credit in lieu of a cash refund) of any Taxes (“Refund”) as to which it has been indemnified by any Borrower or Guarantor or with respect to which any Borrower or Guarantor has paid additional amounts pursuant to this Section 10.1, it shall pay to such Borrower or Guarantor an amount equal to such Refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower or Guarantor under this Section 10.1 with respect to the Taxes giving rise to such Refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such Refund), provided that each Borrower or Guarantor, upon the request of the Recipient, agrees to repay the amount paid over to such Borrower or Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such Refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Borrower or Guarantor pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such Refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or Guarantor or any other Person.

(g)       Survival. Each party’s obligations under this Section 10.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

10.2            Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Term Loans whose interest is determined by reference to the LIBOR Rate, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower Agent through the Administrative Agent, (a) any obligation of such Lender to make or continue LIBOR Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower Agent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBOR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

10.3            Inability to Determine Rates.

(a)        If in connection with any request for a LIBOR Rate Loan or a continuation thereof, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Rate Loan or (B) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term Loan, the Administrative Agent will promptly so notify the Borrower Agent and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended (to the extent of the affected LIBOR Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the Base Rate, the utilization of the LIBOR Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower Agent may revoke any pending request for a continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request to convert such LIBOR Rate Loans to Base Rate Loans in the amount specified therein.

(b)       Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section 10.3, the Administrative Agent in consultation with the Borrower Agent and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section 10.3, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower Agent that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Term Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower Agent written notice thereof.

10.4            Increased Costs; Reserves on LIBOR Rate Loans.

(a)        Increased Costs Generally. If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 10.4(e));

(ii)        subject any Recipient to any Taxes (other than (A) Indemnified Taxes,

(B)       Taxes described in clauses (b) through (d) of the definition of Excluded Taxes) and (C) Connection Income Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)       impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing or maintaining any Term Loan the interest on which is determined by reference to the LIBOR Rate (or of maintaining its obligation to make any such Term Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)       Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender, or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Term Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)        Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such Lender’s holding company, as the case may be, as specified in subsection (a) or (b) of this Section 10.4 and delivered to the Borrower Agent shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)       Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 10.4 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 10.4 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)        Reserves on LIBOR Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Term Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Term Loan, provided the Borrower Agent shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

10.5            Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost, liability or expense (excluding loss of anticipated profits or margin) actually incurred by it as a result of:

(a)        any continuation, conversion, payment or prepayment of any Term Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Term Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)       any failure by a Borrower (for a reason other than the failure of such Lender to make a Term Loan) to prepay, borrow, continue or convert any Term Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower Agent; or

(c)        any assignment of a LIBOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower Agent pursuant to Section 9.19; including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Term Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

10.6            Mitigation Obligations; Replacement of Lenders.

(a)        Designation of a Different Lending Office. If any Lender requests compensation under Section 10.4, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 10.1, or if any Lender gives a notice pursuant to Section 10.2, then at the request of the Borrower Agent, such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 10.1 or 10.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 10.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)       Replacement of Lenders. If any Lender requests compensation under Section 10.4, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 10.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 10.6(a) that eliminates the need to pay additional amounts for Indemnified Taxes under Section 10.1 or compensation under Section 10.4, the Borrower Agent may replace such Lender in accordance with Section 9.19.

10.7            Survival. All of the Borrowers’ obligations under Sections 10.4 and 10.5 shall survive termination of the Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

HOLDINGS AND INITIAL BORROWER:

HYDROFARM HOLDINGS LLC, as
Holdings and Initial Borrower

By:
Name:
Title:

Address for Notices:

[Signature Page to Credit Agreement]

Each of the undersigned hereby confirms that, immediately after the funding of the Term Loans on the Closing Date and the consummation of the Hydrofarm Acquisition and execution of the Assumption Agreement, it hereby assumes all of the rights and obligations of a Borrower under this Agreement and hereby is joined to this Agreement as a Borrower hereunder.

HYDROFARM, LLC, as a Borrower
By:
Name:
Title:

Address for Notices:

EHH HOLDINGS, LLC

By:
Name:
Title:

Address for Notices:

SUNBLASTER LLC

By:
Name:
Title:

Address for Notices:

[Signature Page to Credit Agreement]

WJCO LLC

By:
Name:
Title:

Address for Notices:

[Signature Page to Credit Agreement]

ADMINISTRATIVE AGENT:

BRIGHTWOOD LOAN SERVICES LLC, in its capacity as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Address:	810 Seventh Avenue, 26th Floor
New York, NY 10019

[Signature Page to Credit Agreement]

LENDERS:

BRIGHTWOOD LOAN SERVICES LLC, in its capacity as a Lender

By:
Name:
Title:

By:
Name:
Title:

Address:	810 Seventh Avenue, 26th Floor
New York, NY 10019

[Signature Page to Credit Agreement]

BCOF CAPITAL, LP, in its capacity as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

BRIGHTWOOD CAPITAL FUND III 2016-2, LLC, in its capacity as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

BRIGHTWOOD CAPITAL FUND III-U, LP, in its capacity as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Credit Agreement]

ANNEX B

Updated Schedules

Schedule 4.1

List of Jurisdictions in which the Loan Parties and Subsidiaries Are Qualified to Do Business

1

Schedule 4.3

List of Subsidiaries

2